Exhibit 10.4
Building D
LEASE
322 North 2200 West (Building D)
Salt Lake City, Utah
LESSOR: BAY BRIDGE/CORPORATE, LLC
LESSEE: MYRIAD GENETICS, INC.

Building D
i

Building D

9.4	Intentionally Omitted	26
9.5	Termination; Advance Payments	26
9.6	Waiver	27
Section 10	COMPETITORS	27
Section 11	UTILITIES	27
Section 12	ASSIGNMENT AND SUBLETTING	28
12.1	Lessor's Consent Required	28
12.2	Lessee Affiliate	28
12.3	No Release of Lessee	29
12.4	Reserved	29
12.5	Bonus Rent	29
12.6	Shared Occupancy	30
Section 13	DEFAULTS; REMEDIES	30
13.1	Defaults	30
13.2	Remedies	31
13.3	Default by Lessor	32
13.4	Late Charges	33
13.5	Impounds	33
Section 14	CONDEMNATION	33
Section 15	ESTOPPEL STATEMENT	34
15.1	Lessee Estoppel	34
15.2	Failure to Deliver Lessee Estoppel	35
15.3	Financial Information	35
15.4	Lessor Estoppel	35
Section 16	LESSOR'S LIABILITY	35
Section 17	SEVERABILITY	36
Section 18	INTEREST ON PAST-DUE OBLIGATIONS	36
Section 19	TIME OF ESSENCE	36
Section 20	ADDITIONAL RENT	36

Building D

Building D

Section 39	PERFORMANCE UNDER PROTEST	44
Section 40	AUTHORITY	44
Section 41	RESERVED	44
Section 42	OPTIONS	44
42.1	Definition	44
42.2	Assignment	44
42.3	Multiple Options	45
42.4	Effect of Default on Options	45
Section 43	OPTIONS OF LESSEE	46
43.1	Available for Lease	46
43.2	Right of First Refusal to Lease	46
43.3	Right of First Offer to Lease	47
43.4	Lessee's Extension Options	48
43.5	Qualifications of Options	48
Section 44	DETERMINATION OF FAIR MARKET RENTAL VALUE	48
44.1	Fair Market Rental Value	48
44.2	Arbitration Procedures	48
Section 45	HAZARDOUS MATERIALS	49
45.1	Covenants of Lessee	49
45.2	Hazardous Material Definition	52
45.3	Governmental Regulations Defined	53
Section 46	LIENS	53
Section 47	MEMORANDUM OF LEASE	53
Section 48	PLACE OF PAYMENT	54
Section 49	LEASE COMMENCEMENT MEMORANDUM	54
Section 50	LESSEE'S BROKER	54
Section 51	ROOF INSTALLATIONS	55

Building D

Section 52	PROPERTY MANAGEMENT	56

		Page of First Reference
Exhibit A-1		1
Exhibit A-2		1
Exhibit A-3		1
Exhibit A-3		1
Exhibit B		2
Exhibit C		4
Exhibit D		29

v

Building D
LEASE
Section 1

PARTIES
This Lease dated as of the later date set forth next to the parties’ signatures below (the “Lease Date”), is made by and between Bay Bridge/Corporate, LLC, a Delaware limited liability company (“Lessor”), and Myriad Genetics, Inc., a Delaware corporation (“Lessee”).
Section 2

PREMISES
2.1    Premises.
(a)    (i)    Premises Defined. Lessor hereby leases to Lessee and Lessee leases from Lessor for the term, at the rental, and upon all of the conditions set forth herein those certain premises located within the (“Building”) commonly known as the “Building D” and located on the Property (as defined in Section 2.1(a)(ii) below). The Premises consists of a total of approximately 231,841 rentable square feet of space (“RSF”) within the Building, in addition to the fenced yard (“Premises”). The location of the Building on the Property and the fenced yard are shown on the site plan (the “Property Site Plan”) attached hereto as Exhibit A-1. The location of the Premises is shown on the floor plan (the “Floor Plan”) attached hereto as Exhibit A-2.
(ii)    Property Defined. As used herein, the “Property” means that certain parcel of land containing approximately 20.49 acres in the City of Salt Lake, County of Salt Lake, State of Utah, as shown on the Property Site Plan and as legally described on Exhibit A-3 attached hereto.
(iii)    Park Defined. The Property is located adjacent to certain other improved real property owned by Lessor and/or Lessor’s Affiliates, commonly known as “Airport Technology Park” as currently depicted on the Project Site Plan (the “Park”). As used herein, the term “Lessor’s Affiliates” means ATP/SLC, LLC, a Delaware limited liability company (“ATP”), and ATP/SLC I, LLC, a Delaware limited liability company (“ATP I”), and any related corporation or other entity controlled by or under common control with Lessor or Drawbridge Realty Operating Partnership, LLC.
(iv)    Reserved.

Building D
(v)    Project Defined. The Park and the Property are referred to herein collectively as the “Project.” The location of the Project is shown on the site plan (the “Project Site Plan”) attached hereto as Exhibit A-4. Lessor and Lessor’s Affiliates, each for itself and through its agents, employees and contractors, may be performing construction, demolition, and other work on the Project and in numerous of the buildings located thereon, including in and on the Premises (collectively with Lessor’s Work, the “Project Work Activities”). The Project Work Activities may include, without limitation, the demolition, construction, restriping, or reconfiguration of the parking areas, application for building permits, use permits, and other development approvals, parcelization, lot combination or merger, or lot line adjustment of the Premises or the Project, and demolition and/or construction of buildings and parking structures. Lessee agrees to reasonably cooperate with Lessor, at no out-of-pocket cost or expense to Lessee, and execute such reasonable documents and take such actions as are reasonably necessary to assist Lessor and its affiliates to complete the Project Work Activities, provided such documents do not in any material way increase Lessee’s obligations or diminish Lessee’s rights under the Lease. Subject to Lessor’s compliance with the terms of this Lease, Lessee agrees that such efforts and actions of Lessor shall not constitute constructive eviction of Lessee from the Project or the Premises, or entitle Lessee to an abatement or reduction in rent (except to the extent such Project Work Activities unreasonably interfere with Lessee’s use and occupancy of the Premises or use of the parking areas). Lessor agrees to and shall use commercially reasonable efforts to minimize any disruption of Lessee’s use of the parking areas as set forth in Exhibit C and its use and occupancy of the Premises.
(b)    Delivery of Premises and Commencement Date. Lessor shall cause the Premises to be delivered to Lessee in phases (each, a “Phase”) in accordance with Section 1 of the work letter agreement attached hereto as Exhibit B and incorporated herein (the “Work Letter”). Any capitalized term used in this Lease and not defined herein shall have the meaning set forth in the Work Letter.
(i)    The “Phase I Lease Commencement Date” shall be the earlier of seven (7) months following the Phase I Possession Date, or upon Lessee’s occupancy of the Phase I Premises for the conduct of its business.
(ii)    The “Phase II Lease Commencement Date” shall be the earlier of seven (7) months following the Phase II Possession Date, or upon Lessee’s occupancy of the Phase II Premises for the conduct of its business.
(iii)    The “Phase III Lease Commencement Date” shall be the earlier of seven (7) months following the Phase III Possession Date, or upon Lessee’s occupancy of the Phase III Premises for the conduct of its business.
(iv)    The “Phase IV Lease Commencement Date” shall be the earlier of four and one-half (4.5) months following the Phase IV Possession Date, or upon Lessee’s occupancy of the Phase IV Premises for the conduct of its business. The Phase IV Lease Commencement Date is also deemed to be the “Commencement Date” of this Lease.
(v)    The “Phase V Lease Commencement Date” shall be the earlier of August 1, 2026, or upon Lessee’s occupancy of the Phase V Premises for the conduct of its business.

Building D
Each of the foregoing dates may be referred to generally in this Lease from time to time as a “Phase Commencement Date.” From and after each Phase Commencement Date, Lessee shall be entitled to access to the applicable Phase premises on a 24/7/365 basis. It is currently estimated that, upon completion of Lessor’s Work for the applicable Phase, the Phase I Premises, the Phase II Premises, the Phase III Premises, the Phase IV Premises, and the Phase V Premises, will contain RSF of 113,181, 51,967, 34,740, 11,837, and 20,116, respectively, for a total Premises RSF of 231,841. However, no later than thirty (30) days after the Phase IV Possession Date, Lessor will cause all Phases (i.e., Phases I, II, III, IV, and V) of the Premises to be measured utilizing the Measurement Method (as defined in Section 5.1 below) and the RSF determined by such measurement shall constitute the “Confirmed Rentable Area” of such Phases and the entirety (as applicable) of the Premises for purposes of this Lease. In the event such Confirmed Rentable Area is other than as estimated above, the parties shall promptly enter into an amendment to this Lease stating such Confirmed Rentable Area and modifying any other provisions of this Lease which are a function of rentable area (e.g., Monthly Basic Rent, Lessee’s Common Area Share, Lessee’s Proportionate Share, the Tenant Improvement Amount, the HVAC Allowance, etc.). Unless otherwise provided herein, any statement of floor area of any portion of the Premises or of the Property or the Project set forth in this Lease, or that may be used in calculating rental due hereunder, is an approximation that Lessor and Lessee agree is reasonable and any rental based thereon is not subject to revision based upon any deviation from the actual floor area of the corresponding portion of the Premises or of the Property or the Project; provided, however, if, based on such verification, the Confirmed Rentable Area results in a reduction of five percent (5%) or more of rentable square footage of the Premises, Lessor shall reimburse or credit Lessee the amount of Monthly Basic Rent paid in excess of the Confirmed Rentable Area.
Lessee hereby acknowledges that (1) prior to the Lease Date, Lessee has reviewed Lessor’s plans for the Lessor’s Work, and (2) to the extent Lessee deemed necessary or desirable to make its determination to enter into this Lease, Lessee has had the opportunity to inspect the Property and is familiar with the design of, and specifications for, the Building and the Premises including, without limitation, the suitability of the Premises for Lessee’s intended use. Lessee shall accept the Premises in the condition constructed in accordance with the Work Letter on the applicable Possession Date, subject to all Governmental Regulations and Lessor’s express representations and warranties set forth in this Lease. Subject to (a) the provisions of Section 45 hereof, (b) Lessor’s express obligations set forth herein concerning repairs and maintenance and (c) any express representations or warranties of Lessor set forth herein, Lessee hereby releases Lessor from any responsibility with respect to the matters set forth in clause (2) above as the same relate to Lessee’s occupancy of the Premises and/or the Term. Except as otherwise expressly set forth herein, neither Lessor, nor any of Lessor’s agents, has made any oral or written representations or warranties with respect to the condition of the Property or the Premises or the present or future suitability of the Premises for Lessee’s intended use. Notwithstanding the foregoing, Lessor agrees to enforce all contractor warranties respecting the Building and Premises obtained by Lessor in accordance with the terms of the Work Letter. Nothing in this Section 2.1 shall affect or alter the parties’ obligations hereunder respecting Hazardous Material (as hereinafter defined) at, on, about or under the Premises or compliance with Governmental Regulations concerning Hazardous Material at, on, about or under the Premises, which obligations are exclusively set forth in Section 45 hereof.
2.2    Common Areas.

Building D
(a)    Common Areas Defined. “Common Areas” means all areas of the Project provided for the joint or common use and benefit of the tenants or occupants (including, without limitation, Lessee) of the Project or portions thereof, and their employees, agents, licensees, and other invitees (collectively referred to herein as “Occupants”), including, without limitation, any parking areas, access roads, driveways, retaining walls, landscaping areas, truck service ways, pedestrian malls, courts, stairs, ramps and sidewalks located thereon, and which are not intended for exclusive use or occupancy by any Occupant. Lessor has informed Lessee that the Occupants’ use rights respecting that portion of the Common Areas located in the Park are governed by the terms of that certain Declaration of Covenants, Conditions and Restrictions and Reciprocal Easements recorded in the public records of Salt Lake County, Utah, on December 1, 1998, as amended by that certain Amendment No. 1 to Declaration of Covenants, Conditions and Restrictions and Reciprocal Easements recorded in the public records of Salt Lake County, Utah, on October 22, 2013, and as further amended by that certain Amendment No. 2 to Declaration of Covenants, Conditions and Restrictions and Reciprocal Easements recorded in the public records of Salt Lake County, Utah, on February 20, 2019 (and as may be further amended from time to time, the “Declaration”).
(b)    Use of Common Areas. During the Term, Lessee shall have the non-exclusive right to use the Common Areas, in common with others entitled to such use, for (i) parking in accordance with the terms of Section 2.2(c) below and (ii) pedestrian and vehicular access across the Project and the Property as may be reasonably necessary or convenient for access to and egress from the Premises, including truck deliveries and loading and unloading, as such Common Areas exist from time to time, but without any future changes having any material negative impact on the size, quantity, convenience or quality of the Common Areas, subject to any rights, powers, and privileges reserved by Lessor under the terms hereof or under the terms of any reasonable rules and regulations or restrictions governing the use of the Common Areas or imposed by the Declaration. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any personal property, temporarily or permanently, in the Common Areas.
(c)    Parking Rights. At all times during the Term of this Lease and any extension(s) thereof, Lessor shall make available to Lessee on a non-reserved basis (except as hereinafter provided) and at no cost to Lessee, a total of 3.46 unreserved and unassigned parking spaces for each 1,000 RSF of the Premises (i.e., 803 spaces based on total RSF of 231,841), which will be located in the areas of the Property designated by Lessor from time to time and reasonably approved by Lessee as being for parking purposes. Exhibit C sets forth the areas currently designated by Lessor for such parking areas and the number and location of the visitor and other spaces reserved for Lessee’s exclusive use, including the ten (10) commercial grade electric vehicle charging stations to be installed by Lessor at its sole expense as part of the Lessor’s Work provided for in the Work Letter. Notwithstanding anything to the contrary in this Lease, Lessee shall have the exclusive right to use all parking spaces located within the fenced shipping and receiving yard at no cost to Lessee, which area is depicted on the Phasing Schedule. Lessee shall be entitled to use such parking spaces on a 24/7/365 basis during the Term of this Lease, as the same may be extended in accordance with Section 43.4 below.
(d)    Common Areas-Changes. Lessor shall have the right, in Lessor’s sole discretion, from time to time, to:

Building D
(1)    make, or permit to be made, changes and reductions to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways; provided any such change or reduction does not restrict or impede access to (other than intermittently and only to the extent necessary to complete such changes), or limit Lessee’s permitted use of, the Premises or adversely affect Lessee’s rights set forth in Section 2.2(c) in any material respect, or have a material negative impact on the size, quantity, convenience or quality of the Common Areas;
(2)    close, or permit to be closed, temporarily any of the Common Areas for maintenance purposes where reasonably required so long as Lessee retains reasonable access to parking areas and its parking spaces, and access to and use of the Premises, in accordance with Section 2.2(d)(1) above;
(3)    add, or permit to be added, additional improvements to the Common Areas; provided such additional improvements shall not, in and of themselves, materially increase the amount of Lessee’s Common Area Share (as hereinafter defined) of Common Area Costs (as hereinafter defined);
(4)    use, or permit to be used, the Common Areas while engaged in making additional improvements, repairs or alterations to the Property, or any portion thereof;
(5)    do and perform, or permit to be done and performed, such other acts and make, or permit to be made, such other changes in, to or with respect to the Common Areas as Lessor may, in the exercise of sound business judgment, deem to be appropriate (subject to the proviso in Section 2.2(d)(1) above).
Anything herein to the contrary notwithstanding but subject to the terms of the Declaration on the Lease Date, Lessor may not, without Lessee’s prior written consent, make, or amend the Declaration to permit to be made, changes to the Common Areas which would have a material adverse impact on the use of the Common Areas or access to the Premises by Lessee, or materially reduce the size, quantity, convenience or quality of such Common Areas.
(e)    Common Area Maintenance. Lessor shall, in Lessor’s sole discretion, (i) maintain the Common Areas on the Property in a manner consistent with common area maintenance practices prevailing in other comparable office complexes in the Salt Lake City Area (“Comparable Maintenance Standards”) (subject to reimbursement pursuant to this Lease), (ii) establish and enforce reasonable rules and regulations concerning such Common Areas and (iii) enforce Lessor’s rights under the Declaration to cause the Common Areas in the Park to be maintained in accordance with the terms thereof (subject to reimbursement pursuant to this Lease).

Building D
(f)    Lessee Maintenance Cure Right. So long as Lessee or an Occupancy Tenant (as defined in Section 12.6 below) or a Lessee Affiliate (as defined in Section 12.2 below) or a combination thereof leases and actually occupies at least fifty percent (50%) of the RSF on the Property, then in the event that Lessor fails or refuses to properly manage the Common Areas on the Property consistent with Comparable Maintenance Standards (including, without limitation, failing to perform required maintenance and repairs thereof), or in the event Lessee is able to provide a similar level of service at a materially lower cost, or in the event that Lessor fails or refuses to perform the Lessor Maintenance Obligations (as hereinafter defined), then if such failure is not cured within thirty (30) days after written notice to Lessor and the holder of any first deed of trust or mortgage on the Property (the “Notice”), setting forth in reasonable detail such failure, Lessee may, by written notice to Lessor elect to assume the management and operation of the Common Areas on the Property and/or the Lessor Maintenance Obligations (including such services with respect to Common Area Costs and Building Specific Costs (as hereinafter defined)). If Lessor disputes Lessee’s assertion that Lessor has failed or refused to properly manage such portion of the Common Areas, or that Lessee can provide the same services at a materially lower cost, or has failed or refused to perform the Lessor Maintenance Obligations, then the matter shall be submitted to binding arbitration in County of Salt Lake, in accordance with the rules of the JAMS by one (1) arbitrator appointed in accordance with said rules, and Utah law shall apply, without reference to rules of conflicts of law (defined herein as “Binding Arbitration”), upon notice from Lessor to Lessee given within ten (10) business days after receipt of the Notice by Lessor. Lessor within thirty (30) days after submission to it of a statement (“Statement”) therefor, which Statement shall include a calculation of Lessee’s and all other Occupants’ proportionate shares thereof, shall reimburse Lessee for all of the costs and expenses of such services less Lessee’s Common Area Share of Common Area Costs and Lessee’s Proportionate Share of Building Specific Costs, whichever is applicable. If Lessor has not so reimbursed Lessee within thirty (30) days of receipt by Lessor of the Statement (“Payment Period”), Lessee may, at its option, notify the holder of the first mortgage or deed of trust on the Property, and if such lender has not paid the sums due to Lessee under this Section 2.2(f) within thirty (30) days after the expiration of the Payment Period, then Lessee shall have the right to offset such unpaid amount from Rent coming due under this Lease. Following at least thirty (30) days’ written notice to Lessee, and provided that Lessor provides sufficient assurances (as reasonably determined by Lessee) that (i) Lessor will properly manage the Common Areas on the Property consistent with Comparable Maintenance Standards, (ii) Lessor can provide the services at the same or lower cost than provided by Lessee, and (iii) Lessor will perform the Lessor Maintenance Obligations in accordance with this Lease, Lessor may elect to resume the management of the Common Areas or the performance of the Lessor Maintenance Obligations subject to the provisions of this Section 2.2(f).
Section 3

TERM
3.1    Term. This Lease is executed and delivered, and Lessor’s and Lessee’s rights and obligations hereunder are effective, as of the Lease Date, being the last of the dates of execution by the signatories specified at the end of the Lease. The term of this Lease (the “Term”) shall be for the approximately fifteen (15) year period commencing on the Commencement Date (as defined in Section 2.1(b)(iv) above) and expiring on last day of the calendar month following the month in which the fifteenth (15th) anniversary of the Commencement Date occurs (“Expiration Date”), subject to Lessee’s Extension Options (as hereinafter defined) set forth in Section 43.4 below. If Lessee exercises any Extension Option, then the corresponding Extension Term (as hereinafter defined) shall be added to and become part of the Term, whereupon the Expiration Date shall be the last day of the applicable Extension Term. The last day of the month in which the Commencement Date occurs is referred to herein as the “Commencement Month Expiration Date.”

Building D
3.2    Termination Right. Notwithstanding any provision of Section 3.1 hereof to the contrary, but subject to the conditions in this Section 3.2, Lessee, in its sole discretion, shall have the right to effect an immediate termination of this Lease as provided in, pursuant to, and in accordance with this Section 3.2 so long as no Event of Default (as defined, and subject to any notice/cure periods set forth, in Section 13.1 below) by Lessee has occurred and is continuing hereunder on the date that Lessee delivers the Termination Notice described herein. In the event that Lessor is unable to deliver the Phase I Premises to Lessee in the Space Delivery Condition (as defined in the Work Letter) by November 15, 2022, Lessee may elect to terminate this Lease. Such termination shall be effected, if at all, by written notice to Lessor (a “Termination Notice”). The Termination Notice may be delivered by Lessee only on or within thirty (30) days after the deadline set forth above; failure to deliver such Termination Notice within such 30-day period shall for all purposes be deemed a waiver by Lessee of its right to so terminate this Lease pursuant to this Section 3.2. If the Termination Notice is timely delivered, the Term of this Lease shall expire immediately upon such delivery and Lessee shall receive a refund of any prepaid Basic Monthly Rent actually received by Lessor.
Section 4

RENT
4.1    Monthly Basic Rent. Lessee shall not be required to pay Monthly Basic Rent for any portion of the Premises until the Commencement Date, currently anticipated to occur on or prior to August 1, 2023. Therefore, Lessee shall pay to Lessor rent for the Premises in accordance with this Section 4.1, in advance, from and after the Commencement Date as hereinafter provided, but subject to the abatement described in subsection (a) below.
(a)    The annual rent for the Premises for the period commencing on the Commencement Date and ending on the first anniversary of the Commencement Month Expiration Date shall be the amount (“Annual Basic Rent”) equal to the product of (i) the number of RSF in the Phase I Premises, the Phase II Premises, the Phase III Premises, and the Phase IV Premises (i.e., 211,725), multiplied by (ii) Nineteen and 50/100 Dollars ($19.50) (“Annual Rental Rate”), which Annual Basic Rent of $4,128,637.50 shall be payable in equal monthly installments (“Monthly Basic Rent”) of $344,053.13, subject, however, to Section 4.1(b) below, and provided that, notwithstanding the foregoing, the first six (6) installments of Monthly Basic Rent shall be fully abated by Lessor and not payable by Lessee. If the Commencement Date is other than the first day of a month, the installment of Monthly Basic Rent for any such partial month shall be prorated by multiplying (i) the number of days in such month from and after the Commencement Date by (ii) the quotient of the Annual Basic Rent divided by 365. The first installment of Monthly Basic Rent, so prorated as applicable, shall be payable on the date which is seven (7) months after the Commencement Date. Each subsequent installment of Monthly Basic Rent (subject to the increase in RSF and the rental rate increases described below) shall be payable on the first day of each month of the Term following the Commencement Date. For purposes of this Lease, the first “Lease Year” shall commence on the Commencement Date and shall end on the day preceding the First Increase Date. Each succeeding Lease Year shall commence on the day following the end of the preceding Lease Year and shall extend for twelve (12) consecutive months; provided, however, that the last Lease Year shall expire on the Expiration Date or the date of any earlier termination of this Lease.
On the Phase V Lease Commencement Date, the Annual Basic Rent and the Monthly Basic Rent shall each be adjusted to take into account the addition of the RSF of the Phase V Premises, such that the Annual Basic Rent for the Premises for the period commencing on the Phase V Lease Commencement Date will equal to the product of (i) the number of RSF in all of the Phases for which the applicable Phase Lease Commencement Date has occurred, multiplied by (ii) Annual Rental Rate then in effect, and the Monthly Basic Rent shall be such product divided by 12.

Building D
The Annual Basic Rent and Monthly Basic Rent then in effect shall increase on the first (1st) day following the first (1st) anniversary of the Commencement Month Expiration Date (“First Increase Date”), and on each subsequent anniversary of the First Increase Date during the Term (each, a “Rent Increase Date”), by two and one-half percent (2.5%) per annum, to an amount equal to the RSF of the applicable portion of the Premises at such time (i.e., the RSF of all of the Phases for which the applicable Phase Lease Commencement Date has occurred), multiplied by the corresponding Annual Rental Rate in the table set forth below.

Portion of Term	Annual Rental Rate
Lease Year 1	$19.50
Lease Year 2	$19.99
Lease Year 3	$20.49
Lease Year 4	$21.00
Lease Year 5	$21.52
Lease Year 6	$22.06
Lease Year 7	$22.61
Lease Year 8	$23.18
Lease Year 9	$23.76
Lease Year 10	$24.35
Lease Year 11	$24.96
Lease Year 12	$25.59
Lease Year 13	$26.23
Lease Year 14	$26.88
Lease Year 15	$27.55
(b)    Notwithstanding Section 4.1(a) above, but subject to a sixty (60) day grace period, in the event that Lessor is unable to deliver the Phase I Premises to Lessee in the Space Delivery Condition (as defined in the Work Letter), by the Phase I Possession Date and Lessee does not elect to terminate this Lease pursuant to Section 3.2 above (in which event no Monthly Basic Rent or Additional Charges shall be due), Lessee’s obligation to pay Monthly Basic Rent and the Additional Charges described in Section 4.2 below, shall be extended by one (1) day for each one (1) day of such delay for the first thirty (30) days, and by two (2) days for each one (1) day of such delay thereafter until the Phase I Premises are so delivered.
4.2    Additional Charges. In addition to the Monthly Basic Rent payable hereunder, Lessee shall, during the Term from and after the Phase I Possession Date, reimburse Lessor for (a) Lessee’s Common Area Share of Common Area Costs determined as provided in Section 5.1 hereof; (b) Lessee’s Proportionate Share of Property Taxes (as hereinafter defined) determined as provided in Section 5.2 hereof; (c) Lessee’s Proportionate Share of all premiums for Insurance (as hereinafter defined) determined as provided in Section 5.1 hereof; (d) the Shared Utilities Charge (as hereinafter defined) determined as provided in Section 5.1(b) or Section 11 hereof, as applicable; and (e) Lessee’s Proportionate Share of Building Specific Costs as defined. Monthly Basic Rent payable hereunder, together with all such reimbursements to Lessor described in the preceding sentence are hereinafter collectively referred to as “Rent.”

Building D
4.3    Net Lease. This Lease shall be a net lease as set forth herein whereby Lessee shall (a) perform directly certain obligations at Lessee’s sole cost and expense and (b) reimburse Lessor for costs incurred by Lessor concerning the Premises and the Property, to the extent expressly provided herein. It is understood that by referring to this Lease as a net lease, the parties do not intend that such reference shall modify any of the express terms of this Lease. The provisions for payment of Lessee’s Common Area Share of Common Area Costs, the Shared Utilities Charges, and Lessee’s Proportionate Share of Building Specific Costs, Property Taxes, and Insurance premiums, are intended to pass on to Lessee, and reimburse Lessor, for such all costs and expenses to the extent expressly hereinafter provided for.
Section 5

COMMON AREA COSTS, BUILDING SPECIFIC COSTS, TAXES AND INSURANCE
5.1    Common Area Costs and Building Specific Costs.
(a)    Lessee shall pay to Lessor as additional rent Lessee’s Common Area Share of Common Area Costs and Lessee’s Proportionate Share of Building Specific Costs, which includes a management fee equal to two percent (2%) of the Monthly Basic Rent (“Management Fee”); provided, however, that with respect to each Phase, Lessee shall not be responsible for payment of Property Taxes or (with the exception of utilities on Phase V from and after the Commencement Date of this Lease) Common Area Costs or Building Specific Costs applicable to such Phase until the applicable Phase Commencement Date. At least thirty (30) days prior to the Commencement Date and, thereafter, the beginning of each full calendar year during the Term, Lessor shall provide to Lessee in writing a reasonably itemized estimate of Common Area Costs and of Building Specific Costs (“Estimated Costs”) for the corresponding partial or full calendar year, as applicable, and, at Lessee’s request, information or documentation reasonably supporting each item of Estimated Costs. Lessee shall pay to Lessor on or before the Commencement Date and, thereafter, the first day of each full calendar month one-twelfth (1/12) of Lessee’s Common Area Share or Lessee’s Proportionate Share (as applicable) of Estimated Costs, including the Management Fee. If the Commencement Date is other than the first day of a month, the installment of Lessee’s Common Area Share or Lessee’s Proportionate Share (as applicable) of Estimated Costs for any such partial month shall be prorated by multiplying (i) the number of days in such month from and after the Commencement Date by (ii) the quotient of Lessee’s Common Area Share or Lessee’s Proportionate Share (as applicable) of Estimated Costs annualized for the subject partial calendar year and divided by 365 and the installment of the Management Fee shall be similarly prorated.

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(i)    Within one hundred twenty (120) days after the end of each calendar year during the Term, Lessor shall provide to Lessee a statement of the actual Common Area Costs and Building Specific Costs for the calendar year ended on the preceding December 31, itemized in reasonable detail. If the actual Common Area Costs and/or Building Specific Costs for such period exceed the corresponding portion of Estimated Costs for such period, then Lessee shall pay Lessee’s Common Area Share or Lessee’s Proportionate Share (as applicable) of such excess to Lessor within thirty (30) days after receipt of the statement relating thereto. If the applicable portion of Estimated Costs for such period exceed actual Common Area Costs and/or Building Specific Costs for such period, then Lessor shall credit Lessee’s Common Area Share or Lessee’s Proportionate Share (as applicable) of such excess against Rent next due under this Lease. If this Lease has been terminated or the Term hereof has expired prior to the date of such statement, then the applicable adjustment described in the preceding two sentences shall be paid by the appropriate party within thirty (30) days after the date of delivery of the statement. Should the Term of this Lease commence or terminate at any time other than the first or last day of a calendar year, respectively, then the adjustment of Lessee’s Common Area Share of such Common Area Costs and/or Lessee’s Proportionate Share of Building Specific Costs shall be prorated by reference to the actual number of days during the subject calendar year following the Commencement Date or prior to the date of such termination, as applicable.
(ii)    Lessee and its auditor shall have the right, at Lessee’s expense (except as otherwise provided herein) and upon not less than ten (10) business days’ prior written notice to Lessor (an “Audit Request”) given within twenty-four (24) months after receipt of the applicable year’s statement of actual Common Area Costs and Building Specific Costs (the “Audit Request Deadline”), to review, examine and copy during normal business hours, in Lessor’s office, Lessor’s books and records applicable to the prior year’s Common Area Costs and Building Specific Costs for purposes of reviewing Lessor’s calculation thereof and the related adjustment described in this paragraph (an “Audit”). If Lessee requests an Audit in accordance with the provisions of the preceding sentence no later than the Audit Request Deadline, then the terms of subsection (a)(iii) below shall apply. If Lessee does not request an Audit in accordance with the provisions of the preceding sentence no later than the Audit Request Deadline, Lessor’s statement shall be final and binding for all purposes hereof.

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(iii)    In the event Lessee timely requests an Audit pursuant to subsection (a)(ii) above, the such Audit must be completed within sixty (60) days after Lessor’s receipt of the Audit Request, and provided further that the person or entity performing such Audit is performed by an unaffiliated, third party, nationally recognized certified public accounting firm which is not compensated on any type of contingent basis (an “Auditor”).  The Auditor shall be selected by Lessee and acceptable to Lessor in Lessor’s reasonable discretion (not to be unreasonably withheld, conditioned or delayed). If such Audit reveals that the actual Common Area Costs and Building Specific Costs for any given year were less than the amount that Lessee paid for Common Area Costs and Building Specific Costs for any such year, then unless Lessor contests such Audit results as provided below, Lessor shall credit the excess to Lessee in accordance with the provisions of Section 5.1(a)(i).  If such Audit reveals that the actual Common Area Costs and Building Specific Costs for any given year were more than the amount that Lessee paid for Common Area Costs and Building Specific Costs for any such year, Lessee shall pay such amount to Lessor within thirty (30) days after completion of the Audit. Lessor shall have the right to contest the results of Lessee’s Audit and thereafter promptly have an audit performed (the “Lessor’s Audit”) by an Auditor selected by Lessor and acceptable to Lessee in Lessee’s reasonable discretion. In such case, the results of Lessor’s Audit shall be binding and conclusive on Lessor and Lessee, and any resulting overpayment or underpayment shall be handled as provided above. Lessor and Lessee shall each pay for its own Audit. However, if it is determined as a result of the foregoing that the sums charged to Lessee in respect of Common Area Costs and Building Specific Costs (excluding Property Taxes) for any year exceeded the actual Common Area Costs and Building Specific Costs (excluding Property Taxes) for such year by more than three percent (3%), then, in addition to amounts payable by Lessor as provided above, Lessor shall reimburse Lessee for the out-of-pocket cost of Lessee’s Audit. If it is determined as a result of the foregoing that the sums charged to Lessee in respect of Common Area Costs and Building Specific Costs (excluding Property Taxes) for any year exceeded three percent (3%) less than the actual Common Area Costs and Building Specific Costs (excluding Property Taxes), then Lessee shall reimburse Lessor for the out-of-pocket cost of Lessor’s audit. The provisions of this subsection (a)(iii) shall survive the expiration or sooner termination of this Lease.
(b)    As used herein, the term “Lessee’s Proportionate Share” means the ratio, expressed as a percentage, of (i) the RSF of the applicable portion of the Premises with respect to which possession has been delivered to Lessee from time to time in accordance with Section 1 of the Work Letter (the “Delivered RSF”), to (ii) the total RSF of the Building (“Total Floor Area”); provided, however, that if (A) Lessor hereafter constructs additional tenant area on the Property or reconfigures the Building such that the Total Floor Area changes, then Lessee’s Proportionate Share shall be adjusted accordingly, if necessary. As used herein, the term “Lessee’s Common Area Share” means the ratio, expressed as a percentage, of (i) the Delivered RSF to (ii) (A) the total rentable area of all of the buildings in the Park then leased at the time of calculation as determined utilizing the Measurement Method (the “Park RSF”), minus (B) the rentable area of any such buildings for which the Common Area Expenses are paid directly by the applicable tenants. By way of example, if the Delivered RSF were 231,841 and the Park RSF were 1,362,877, but the Common Area Expenses for Building B (containing 155,000 RSF), Building E/F and Satcom (containing 275,820 RSF), and Building O (containing 381,755 RSF) are being paid directly, then Lessee’s Common Area Share would be 42.13%. As used herein, the “Measurement Method” means the Building Owners and Managers Association International Single Tenant Full Building Standard Method for Measuring Floor Area in Office Buildings, ANSI Z65-1-2017 (but utilizing the Multi-Tenant Standard for the Premises).

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(c)    As used herein, the term “Common Area Costs” means, without duplication, the total reasonable, actual and customary cost and expense incurred by Lessor in operating and maintaining the Common Areas (which operating and maintaining shall be performed by Lessor in a manner consistent with Comparable Maintenance Standards) including, without limitation, the cost of all fire, casualty, liability or other insurance relating thereto (except for any increase in insurance premiums caused by the acts or omissions of other tenants of the Building); costs of utilities serving the Common Areas and all other non-separately metered utilities (but excluding HVAC serving Lessee or any other occupant on an exclusive basis, the cost of which is borne by Lessee pursuant to Section 7.1(b) hereof and excluding the shared utilities costs included in Building Specific Costs pursuant to Section 5.1(d) hereof or the Shared Utilities Charge recovered under Section 11 hereof); assessments levied pursuant to and amounts payable on account of any covenants, conditions, and restrictions affecting the Park or any portion thereof, provided, that any future assessments shall not exceed assessments generally charged under common maintenance regimes for projects comparable to the Park, and the cost of common area maintenance allocated to the Building shall be determined by reference to the floor area of the Building compared to the floor area of all buildings included within such common maintenance regime; maintenance and repair of the sprinkler systems, sanitary control; removal of snow, trash, rubbish, garbage and other refuse from the Common Areas; repairs, replacements and general maintenance of the Common Areas, except for those repairs to the extent paid for by proceeds of insurance or by Lessee or other Occupants; all maintenance, janitorial and service agreements and costs of supplies and equipment used in maintaining the Common Areas and the equipment therein including, without limitation, any elevator maintenance, window cleaning, and landscaping not the responsibility of Lessee under this Lease or of any other Occupant; costs of operating and maintaining any utility systems located within the Property that serve the Premises and other premises thereon, including, without limitation, the electrical distribution system and related substations, if any; and the cost of personnel employed directly and reasonably related to implement such services; provided, however that Lessor shall use its commercially reasonable efforts to assure that such costs and expenses are reasonable under the prevailing circumstances and determined in accordance with generally accepted accounting principles. In no event shall Common Area Costs include any costs relating to testing for or remediation of or third-party claims relating to Hazardous Material, specific provisions for which are contained in Section 45 herein below. Lessee acknowledges that some Common Area Costs apply solely to the Property and some Common Area Costs apply to the Project. With respect to those Common Area Costs that apply to the Project, an equitable portion of such costs shall be allocated to the Property prior to calculating Lessee’s Common Area Share of Common Area Costs.

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(d)    “Building Specific Costs,” as used herein, means, without duplication, (i) the total reasonable, actual and customary cost and expense incurred by Lessor to maintain, clean, repair and replace the exterior walls, windows, entrance/exit doors, foundations, structural members, roof, and gutters and downspouts of the Building and also all shared Building systems including, without limitation, the Building HVAC system (subject to the next paragraph of this Section 5.1(d)), shared plumbing, electrical, fire prevention and life safety systems, utility lines and panels, and any other portions of the Building provided for the joint or common use and benefit of Occupants of the Building (collectively, the “Lessor Maintenance Obligations”); (ii) insurance premiums allocated to the Building (except for any increase in insurance premiums caused by the acts or omissions of other tenants of the Building) and (iii) the costs of shared utilities for the Property or the Building allocated to the operation of the Building HVAC system, fire prevention and life safety systems; plus the cost of personnel directly and reasonably related to the operation, management, maintenance and repair of the Building to implement such matters. Notwithstanding the foregoing, Lessee shall provide, at Lessee’s cost and expense, janitorial services for the Premises in a manner consistent with Comparable Maintenance Practices, and janitorial services shall be excluded from the Lessor Maintenance Obligations; provided, however, that if Lessee breaches such obligation, Lessor may in its sole discretion elect to provide said janitorial services in which case janitorial services shall be included in the Lessor Maintenance Obligations.
To the extent Lessor determines that one or more HVAC units need replacement, Lessor shall replace the same and the entire cost incurred by Lessor in connection therewith (the “HVAC Replacement Cost”) shall be amortized and paid by Lessee as hereinafter provided. Commencing with the payment of Monthly Basic Rent due under the Lease for the first full month after an HVAC unit is replaced, each payment of Monthly Basic Rent for the remaining months of the Term (including any Extension Terms) shall be accompanied by an additional rent payment (each an “Amortization Amount”) equal to an amount which reflects the monthly amortization of the applicable HVAC Replacement Cost over its useful life utilizing a seven percent (7%) interest rate; provided, however, if the full amortization of such HVAC Replacement Cost occurs prior to the expiration of the Term, no further payments of the applicable Amortization Amount shall be payable by Lessee. If the Term is not extended, or otherwise terminates early (other than as a result of a Lessee default beyond all applicable grace, notice, and cure periods), then no further Amortization Amount shall be payable by Lessee for any period from and after the expiration or such an early termination of the Term. Additionally, any HVAC repair which would otherwise be Lessee’s responsibility but which is considered a capital repair under generally accepted accounting principles consistently applied and the cost of which exceeds $25,000, shall initially be paid for by Lessor but shall be repaid by Lessee on an amortizing basis as described above with respect to HVAC Replacement Cost.

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If during the Term any repairs or replacements, the cost of which would be included within Building Specific Costs, become necessary in order to maintain proper condition and repair or to comply with Governmental Regulations, then Lessor shall perform such repairs or replacements and the Building Specific Costs incurred as a result shall be allocated between Lessor and Lessee as provided for in the foregoing provisions of this Section 5.1(d), except all Building Specific Costs incurred for the following matters shall be borne entirely by Lessor without reimbursement to any extent by Lessee except as otherwise provided herein: (A) Lessor’s performance of the Structural Repair Obligations (as hereinafter defined), unless such Structural Repair Obligations are caused by damage to the structural elements of the Building as a direct result of the acts of Lessee or its Occupants, agents, employees, contractors, invitees or subtenants (collectively, the “Lessee Parties” and individually, a “Lessee Party”), or any use that imparts a load exceeding the design load capacity of the applicable structural element(s) (in which event, Lessee shall reimburse Lessor upon demand for the cost of Lessor’s performance of the corresponding Structural Repair Obligations), (B) subsurface plumbing and fire suppression and riser repair and replacement, (C) Lessor’s replacement of the Building roof, (D) correction of defective work performed by Lessor or its contractors pursuant to the Work Letter, and the cost of pursuing warranty claims therefor, and (E) any work in or on the Building, the Property, or the Premises performed by Lessor to comply with Governmental Regulations, unless such compliance is made necessary (x) by the particular manner in which Lessee or any Lessee Party uses or operates in the Premises and/or (y) as a result of any act or omission of Lessee or any Lessee Party including, without limitation, any alterations, improvements or additions to the Building, Premises, or Property made by Lessee or a Lessee Party or at Lessee’s request, such as Lessee’s application for any permit or governmental approval (or Lessor’s application if for Lessee improvement work at Lessee’s request), or Lessee’s making of any modifications, alterations or improvements to or within the Building, Premises, or Property (or Lessor’s making of same if for Lessee improvement work at Lessee’s request). For purposes of this Lease: (1) “replacement of the Building roof” means the replacement of the roof coverings, insulation and decking, including any roof cap and coatings required to be applied in connection with any such replacement and including the application of additional roof coatings to maintain a sound leak free roofing system, but specifically excluding routine maintenance that is not covered by any roof warranty applicable thereto; and (2) in addition to the items listed in clause “(i)” of the first sentence of this Section 5.1(d), the Lessor Maintenance Obligations shall include Lessor’s obligation to repair and replace the structural elements of the Building, i.e., the Building footings, foundations and floor slab, support columns and beams for load bearing walls and structural elements of the Building roof system including any trusses, purlins and/or glue-lam beams supporting the Building roof, including latent defects (the “Structural Repair Obligations”). If Lessor utilizes coatings to cover any individual area(s) of the roof greater than one hundred (100) square feet, Lessee shall not be obligated for the maintenance and repair of such areas. Notwithstanding anything to the contrary herein, Building Specific Costs shall not include expenses for repairs and other work caused by (i) subsurface or soil conditions, (ii) the failure of the Building to comply as of the Effective Date with Governmental Regulations in effect as of such date, (iii) the exercise of the right of eminent domain, or (iv) fire, windstorm and other insured casualty (excluding costs comprising Lessor’s reasonable insurance deductible), and any uninsured or under-insured casualty.

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(e)    Notwithstanding the foregoing, Lessee shall not be responsible for payment of any Excess Increase in Controllable Expenses in any calendar year. As used herein: (1) the term “Controllable Expenses” means Common Area Costs and Building Specific Costs excluding Property Taxes, utilities, insurance, snow removal, collectively-bargained union wages and other expenses that are otherwise not subject to the reasonable control of Lessor, (2) the term “Base Year Controllable Expenses” means the actual Controllable Expenses incurred in first full calendar year of the Term of this Lease, grossed up as if the Property had been 100% leased and occupied for the entirety of said calendar year, (3) the term “Annual Increase” means a cumulative four percent (4%) per annum increase in Controllable Expenses, compounded annually, over the Base Year Controllable Expenses, and (4) the term “Excess Increase in Controllable Expenses” means an increase in Controllable Expenses in any given calendar year (annualized and grossed up as if the Property had been 100% leased and occupied for the entirety of such year) to the extent the Controllable Expenses in such year exceed the total Controllable Expenses that would have resulted in such year had Controllable Expenses increased each year by the amount of the Annual Increase. In the event Lessee requests Lessor to pay any of the costs or expenses excluded above and be reimbursed by Lessee therefor, and Lessor agrees to do so, none of such costs shall be Controllable Expenses.
(f)    Notwithstanding anything to the contrary in this Lease, Common Area Costs and Building Specific Costs shall not include each of the following items except to the extent any of the following items are necessitated by or the result of Lessee’s failure to comply with the terms of this Lease: (i) costs, including legal fees, space planners' fees, advertising and promotional expenses, brokerage fees, rent concessions, and any permit and, without limitation, impact fees, to the extent incurred in connection with the original construction or development, or original or future leasing of the Building or the Project, and costs, including permit, license and inspection costs, incurred with respect to the installation of tenant improvements made for tenants occupying space in the Building or Project or incurred in renovating or otherwise improving, decorating, painting or redecorating vacant space for tenants or other occupants of the Building or Project; (ii) costs for relocating and moving any tenant in the Building; (iii) costs for which the Lessor is reimbursed by any tenant or occupant of the Building or Project, by condemnation proceeds, or by insurance by its carrier or any tenant's carrier or by anyone else; (iv) utility or service costs for which any tenant is separately metered and billed, either by Lessor or directly pursuant to contracts with the local public service company; (v) items for which and to the extent Lessor is otherwise entitled to be reimbursed (or would have been reimbursed but for Lessor’s failure to comply with the requirements therefor) by third parties including, without limitation, by insurance or under any warranties; (vi) non-cash items, such as but not limited to depreciation and amortization; (vii) debt service on indebtedness secured by any mortgage, deed of trust or similar instrument encumbering the Building or Project, and points, pre-payment penalties and financing and refinancing costs for such indebtedness, including, without limitation, the cost of appraisals, title insurance and environmental, geotechnical, zoning and other report; (viii) any bad debt loss, rent loss, or reserves for bad debts or rent loss; (ix) costs of the operation of the business of the entity which constitutes Lessor (as the same are distinguished from the costs of operation of the Building or the Project), including, without limitation, costs of Lessor’s accounting and legal matters, costs of defending any lawsuits with any mortgagee (except as the actions of Lessee may be in issue), costs of selling, syndicating, financing, mortgaging or hypothecating any of Lessor’s interest in the Project, and costs incurred in connection with any disputes between Lessor and its employees, between Lessor and Building or Project management, or between Lessor and other tenants or occupants; (x) the wages and benefits of any employee to the extent such employee does not devote his or her employed time to the Building or the Project, meaning that such wages and benefits are prorated to reflect time spent on operating and managing the Building and/or the Project vis-a-vis time spent on matters unrelated to operating and managing the Building or the Project; (xi) overhead and profit increment paid to Lessor or to subsidiaries or affiliates of Lessor for services in the Building or Project to the extent the same exceeds the costs of such services rendered by qualified, first-class

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unaffiliated third parties on a competitive basis; (xii) rentals and other related expenses incurred in leasing air conditioning systems, elevators or other equipment which if purchased the cost of which would be excluded from Common Area Costs and Building Specific Costs as a capital cost (except in limited situations which Lessor in good faith believes to be an emergency where Lessor rents equipment on a temporary basis); (xiii) capital costs to comply with government regulations in effect as of the Lease Date (including the ADA) in Common Areas, including bathrooms, except to the extent the responsibility of Lessee under this Lease (including the Work Letter); (xiv) costs arising from the negligence or willful misconduct of Lessor or its agents, employees, vendors, contractors or providers of materials or services or the negligence or willful misconduct of other identified tenants of the Building or Project; (xv) the cost of special services, goods or materials provided to any other tenant of the Building or Project, and not provided to Lessee; (xvi) expenses incurred for the repair, maintenance or operation of any parking facilities that do not provide parking for the Building; (xvii) Lessor's general overhead expenses not related to the Project; (xviii) costs of traffic studies, environmental impact reports, transportation system management plans and reports, traffic mitigation measures and other similar matters; (xviv) legal fees, accountants' fees and other expenses incurred in connection with disputes of tenants or other occupants of the Building or Project or associated with the enforcement of the terms of any leases with tenants or the defense of Lessor's title to or interest in the Building or Project or any part thereof; (xx) costs (including, without limitation, penalties, late fees, and interest) incurred due to a breach by Lessor of this Lease or other contract or a violation by Lessor or any other tenant of the Project of the terms and conditions of any other lease or Governmental Regulations; (xxi) self-insurance retentions (excluding deductibles); (xxii) costs of Lessor’s charitable, civic or political contributions, professional dues, entertainment, dining and travel expenses, or of the acquisition or installation of fine art maintained at the Building or Project; (xxiii) costs of selling, syndicating and otherwise transferring the Building or Project and Lessor’s interest in the Building or Project, including, without limitation, brokerage commission closing costs, title insurance premiums and transfer and other similar taxes and charges; (xxiv) any costs expressly excluded from Common Area Costs and Building Specific Costs elsewhere in this Lease.
5.2    Taxes.
(a)    Lessee shall pay to Lessor, as additional rent, Lessee’s Proportionate Share of any and all Property Taxes which are assessed, levied, charged, confirmed, or imposed by any public or governmental authority or agency upon the Premises, the Property, its operations, or the rent (or any portion or component thereof).
(b)    As used herein, “Property Tax” shall include the following:
(i)    any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, income or estate taxes) imposed on the Premises, the Property, or any portion thereof by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, as against any legal or equitable interest of Lessor in the Premises, the Property or in the real property of which the Property is a part, as against Lessor’s right to rent or other income therefrom, and as against Lessor’s business of leasing the Property or the Premises, so long as such are not levied or assessed as substitutes or in lieu of taxes to be paid by Lessor hereunder.

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(ii)    any assessment, tax, fee, levy or charge in substitution, partially or totally, of any assessment, tax, fee, levy or charge previously included within the definition of real estate tax, including assessments, taxes, fees, levies and charges which may be imposed by governmental agencies for such services as fire protection, street, sidewalk and road maintenance, refuse removal and for other governmental services formerly provided without charge to property owners or occupants. It is the intention of Lessee and Lessor that all such new or adjusted assessments, taxes, fees, levies and charges be included within the definition of “Property Taxes” for the purposes of this Lease.
(iii)    any assessment, tax, fee, levy or charge allocable to or measured by the area of the Property, the Premises or the rent payable hereunder, including, without limitation, any gross income tax or excise tax levied by the state, city or federal government, or any political subdivision thereof, with respect to the receipt of such rent, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by tenants of the Property or any portion thereof.
(iv)    any assessment, tax, fee, levy or charge upon this transaction or any document to which Lessee is a party, creating or transferring an interest or an estate in the Premises, the Property, or any portion thereof.
(v)    any assessment, tax, fee, levy or charge by any governmental agency related to any transportation plan, fund or system instituted within the geographic area of which the Property is a part.
(vi)    reasonable and customary legal, consultants, and other professional fees, costs and disbursements actually incurred by Lessor in connection with proceedings to contest, determine or reduce Property Taxes.
(vii)    any rent taxes or gross receipt taxes (whether assessed against Lessee and collected by Lessor, or both).
It is the intent of the foregoing that such obligation shall include only such taxes which would be assessed on or against the Property (and a proportionate share of the Common Area) if they were the only real property owned by Lessor, and shall not include taxes on Lessor’s net income, or any franchise, estate, succession or inheritance taxes, or any taxes based upon capital levies.
In the event of assessments which may be paid in installments by reason of bonding or otherwise, Lessee’s payment obligations under this Section 5.2 shall be determined as if Lessor elected to make payment over the longest period of time permitted by the assessment (with interest at the rate set forth in the assessment) and Lessee shall bear no responsibility for installments falling due following the expiration of this Lease.
(c)    Lessee shall pay prior to delinquency all taxes assessed against and levied upon Lessee’s trade fixtures, furnishings, equipment and other personal property contained in the Premises or, if permitted by this Lease, elsewhere on the Property. When possible, Lessee shall cause such trade fixtures, furnishings, equipment and other personal property to be assessed and billed separately from the real property of Lessor. If either (i) any of Lessee’s personal property is assessed with Lessor’s real property, or (ii) Lessor owns personal property located in the Premises which is provided for Lessee’s exclusive use during the Term, then Lessee shall pay Lessor such taxes as are attributable to such personal property within ten (10) business days after receipt of a written statement therefor from Lessor, but no earlier than twenty (20) business days prior to the due date for such taxes.

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(d)    Lessee may, at its option but with contemporaneous notice to Lessor, employ a property tax consultant and/or contest any Property Tax against the Premises or the Property or seek a reduction in the assessed valuation of the Premises or the Property for the purpose of reducing, maintaining, or limiting the increase in any Property Tax (any such event, a “Property Tax Contest”). Lessee shall pay any and all appraisal costs and expenses of employing such consultant and/or in contesting or seeking a reduction in any Property Tax. Notwithstanding the foregoing, Lessor may, but shall not be obligated to, initiate a Property Tax Contest during the term of this Lease, in which event the related reasonable and customary costs actually incurred by Lessor shall paid in accordance with Section 5.2(b) above.
(e)    Lessee’s Proportionate Share of Property Taxes shall be paid to Lessor from time to time upon receipt by Lessee of a copy of the subject tax bill along with a calculation of Lessee’s Proportionate Share thereof.
Section 6

USE
6.1    Use. The Premises shall be used by Lessee for general business and office use, laboratory space (BSL-2), shipping and handling, warehouse space, and all other related uses, consistently with any legal and permitted uses in accordance with applicable zoning ordinances; provided, however, that Lessee shall have the right from time to time, with Lessor’s prior written consent not to be unreasonably withheld, conditioned or delayed, to pursue, at Lessee’s sole cost and expense, changes in or variances from zoning ordinances applicable to the Premises.
6.2    Compliance with Law.
(a)    Except as otherwise expressly provided in the Work Letter, Lessor makes no warranty to Lessee regarding whether the Premises violate any Governmental Regulations in effect during the Term. However, Lessor represents and warrants that: (i) it has not received any notice from any governmental agency that the Building or Common Areas are not in compliance with all applicable Governmental Regulations, and to its actual knowledge without inquiry, no such non-compliance exists, and (ii) to its knowledge, as of each Phase Possession Date, the Lessor’s Work and Common Areas applicable to such Phase will be in compliance with all applicable Governmental Regulations, including but not limited to the Americans With Disabilities Act. If Lessee cannot obtain a building permit or occupancy permit solely because the Building or applicable Common Areas do not so comply, then unless such failure to comply is the result of Lessee’s Work or the plans related thereto, Lessor, at Lessor's sole cost and expense, shall immediately commence and diligently prosecute to completion, the correction of the applicable deficiencies, and shall reimburse Lessee for its reasonable costs (including delay costs) incurred due to these necessary modifications.

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(b)    Other than with respect to Lessee’s compliance with Governmental Regulations concerning Hazardous Material, which shall be governed exclusively by the provisions of Section 45 hereof, without limiting any other provision of this Lease or the Work Letter and subject to any Lessor representations and warranties expressly provided for herein, Lessee shall, at Lessee’s expense, comply promptly with all Governmental Regulations (i) regulating the specific manner in which Lessee uses the Premises and/or (ii) applicable to the performance of any obligation that Lessee is required, or any work that Lessee is permitted, to perform hereunder in the Premises or anywhere on the Property or the Project including, without limitation, any alteration, improvement or addition to the Premises performed by Lessee; provided that Lessee may, with the prior written consent of Lessor which consent shall not be unreasonably withheld, conditioned, or delayed, contest any requirement of such Governmental Regulations, but further provided that any such contest shall (i) result in no lien against the Premises or subject Lessor to any loss, cost, expense or liability, (ii) be made in compliance with any and all applicable procedures set forth in such Governmental Regulations and (iii) not exacerbate any condition on the Premises giving rise to such requirement. Lessee shall not use or permit the use of the Premises in any manner that will tend to (A) create waste (as determined under applicable law) or a nuisance or, (B) if there shall be more than one tenant in the Building, disturb such other tenants. Performance of any compliance obligation under the Lease performed to the satisfaction of the authorities having jurisdiction shall be deemed to be full performance for all purposes of the Lease; provided, however, that if any of such authorities later changes or adds to its requirements such that Lessee’s performance is no longer satisfactory, Lessee will be obligated to satisfy such changed or additional requirements.
(c)    Lessee acknowledges that Lessee accepts the Premises in the condition and with all defects, if any, existing as of the Commencement Date subject to the provisions of Section 2.1 hereof, to Lessor’s representations and warranties, and to Lessor’s maintenance obligations set forth in this Lease.
(d)    Performance of the Lessor’s Work by Lessor shall be in compliance with Governmental Regulations as of the Commencement Date.

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Section 7

MAINTENANCE, REPAIRS, ALTERATIONS AND INITIAL IMPROVEMENTS
7.1    Lessee’s Obligations. Lessor represents and warrants that as of the Phase IV Lease Commencement Date, the Lessor’s Work applicable thereto, the portion of the Common Areas applicable thereto, and all equipment and systems serving them shall be in good operating condition and repair. During the Term following the applicable Possession Date, Lessee shall through industry standard maintenance and proper use, keep in good order, condition and repair, the Premises (or portion thereof that has been delivered) and every non-structural part thereof (whether or not such portion of the Premises requiring repair or the means of repairing the same are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee’s use, any prior use, the elements or the age of such portion of the Premises) except for those items included within the Lessor Maintenance Obligations, which items are maintained by Lessor at either Lessor or Lessee’s expense, as applicable, pursuant to Section 5.1 of this Lease. Lessee’s responsibilities include, without limiting the generality of the foregoing, industry standard normal maintenance and proper use of all plumbing, heating, air conditioning serving the Premises exclusively, ventilating, electrical, lighting facilities and equipment within the Premises, fixtures, interior walls (other than structural elements of load bearing walls), ceiling, floors, windows, doors, plate glass located within the Premises. Lessee shall not perform any particular repair work without Lessor’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed, where such repair shall involve material alterations to the structural portions of the Building, or any Building systems (e.g., air conditioning, heating, ventilation, electrical and mechanical systems, including all fire prevention and life safety systems). Within thirty (30) days of Lessor’s written request, Lessee shall promptly deliver to Lessor a report summarizing all repairs performed to the Premises from the applicable Phase Commencement Date, or the date of any prior such requested report, as applicable, that exceed $100,000 individually and which such costs above such $50,000 aggregate to a cost in excess of $500,000, and were not subject to Lessor’s prior written consent pursuant to the preceding sentence.

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7.2    Surrender. On the last day of the Term hereof, or any sooner termination, Lessee shall surrender the Premises to Lessor “broom clean,” in good order and condition, ordinary wear and tear and damage by fire and other casualty excepted, and subject to the Lessor Maintenance Obligations, free and clear of debris; provided that Lessee shall be required to remove, within sixty (60) days after the expiration or earlier termination hereof, any of the following which, subject to the provisions of Section 7.5 hereof concerning the scope of the Required Removal Items (as hereinafter defined), Lessor requires (by written notice to Lessee) to be removed by Lessee: (a) Lessee’s tenant improvements, alterations or additions, but only to the extent the same were not installed by Lessee in compliance with the provisions of this Lease (including the Work Letter), (b) any and all furniture, furnishings, trade fixtures and equipment installed by Lessee and used in the Premises (all such items described in the foregoing clause “(b),” collectively, the “FF&E”), and (c) any material that has been contaminated by or otherwise contains Hazardous Material for which Lessee is responsible pursuant to Section 45 below. For the avoidance of confusion, it is the intent of the parties that so long as Lessee’s initial improvements or future improvements are installed in compliance with the applicable requirements of this Lease (if any) and do not contain Hazardous Material for which Lessee is responsible pursuant to Section 45 below, they shall not constitute Required Removal Items. Lessee shall repair any damage to the Premises occasioned by the installation or removal of Lessee’s tenant improvements, alterations or additions, trade fixtures or the FF&E. Notwithstanding anything to the contrary otherwise stated in this Lease, Lessee shall have the option to leave the air lines, and will leave all main power panels, main electrical distribution systems, lighting fixtures, space heaters, air conditioning, and plumbing on the Premises in serviceable and operating condition except for ordinary wear and tear and damage by fire and other casualty, and subject to the Lessor Maintenance Obligations.
7.3    Lessor’s Rights. If Lessee fails to perform Lessee’s obligations under Section 9 relating to destruction of the Premises within fifteen (15) days after Lessor’s written notice to Lessee of such failure, Lessor may at its option (but shall not be required to) enter upon the Premises after at least twenty-four (24) hours’ notice to Lessee and compliance with then applicable governmental security requirements and Lessee’s reasonable rules and regulations with respect to classified areas (except in the case of an emergency, in which case no notice shall be required), perform such obligations on Lessee’s behalf and put the Premises in good order, condition and repair, and the reasonable and actual cost thereof together with interest thereon at the maximum rate then allowable by law (not to exceed 8%) shall become due and payable as additional rent to Lessor together with Lessee’s next Rent installment.
7.4    Lessor’s Obligations. Except for the representations of Lessor under Section 7.1, the obligations of Lessor under Section 9 relating to destruction of the Premises, under Section 5 relating to maintenance of the Common Areas and the Lessor Maintenance Obligations, and under Section 14 relating to condemnation of the Premises, it is intended by the parties hereto that Lessor shall have no obligation whatsoever to repair or maintain the Premises, the Building located thereon or the equipment therein, all of which obligations are intended to be that of Lessee under Section 7.1 from and after the commencement of the Term. Lessee expressly waives, to the fullest extent permitted under applicable law, the benefit of any law now or hereinafter in effect which would otherwise afford Lessee the right to make repairs at Lessor’s expense or to terminate this Lease because of Lessor’s failure to keep the Premises in good order, condition and repair, except as hereinafter provided in this Section 7.4:

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(a)    If Lessor shall fail to commence any Lessor repair obligations required under this Lease within ten (10) business days following Lessee’s written request for such repairs and thereafter complete such repairs with commercially reasonable due diligence, then Lessee may elect to make such repairs at Lessor’s expense by complying with the following provisions of this Section 7.4(a) and Section 7.4(b) below. Before making any such repair, and following the expiration of the applicable period set forth above, Lessee shall deliver to Lessor a notice for the need for such repair (“Self-Help Notice”), which notice shall specifically advise Lessor that Lessee intends to exercise its self-help right hereunder. Should Lessor fail, within ten (10) business days following receipt of the Self-Help Notice (or within three (3) business days following written notice in the event of necessary emergency repairs), to commence the necessary repair (or to make other reasonable arrangements), then Lessee shall have the right to make such repair on behalf of Lessor so long as such repair is performed in strict compliance with all Governmental Regulations. Lessor agrees that Lessee will have access to the Building systems and Building structure to the extent necessary to perform the work contemplated by this Section 7.4(a). In the event Lessee properly takes such action in accordance with this Section 7.4(a), and such work will affect the Building structure and/or the Building systems, Lessee shall use only those contractors used or reasonably approved by Lessor in the Building for work on such Building structure or Building systems unless such contractors are unwilling or unable to immediately perform, or timely and competitively perform, such work, in which event Lessee may utilize the services of any other qualified licensed contractor which normally and regularly performs similar work in comparable buildings in the area of the Project. Lessee shall provide Lessor with a reasonably detailed invoice together with reasonable supporting evidence of the costs reasonably and actually incurred in performing such repairs. Lessor shall either reimburse Lessee for the reasonable costs of such repairs within thirty (30) days following receipt of Lessee’s invoice for such costs or deliver a written objection stating with specificity the reasons Lessor disputes Lessee’s actions or the costs incurred. If Lessor delivers to Lessee, within thirty (30) days, a written objection to the payment of such invoice, setting forth Lessor’s reasons for its claim that such action did not have to be taken by Lessor pursuant to the terms of this Lease or that the charges are excessive (in which case Lessor shall pay the amount it contends would not have been excessive if the only objection is to the costs incurred), then the dispute shall be resolved by arbitration pursuant to Section 7.4(b) below. If Lessee prevails in the arbitration, the amount of the award shall include interest at the per annum rate of eight percent (8%), compounded monthly, and reasonable attorneys’ fees and related costs. Lessee shall be responsible for obtaining any necessary governmental permits before commencing the repair work. Lessee shall be liable for any damage, loss or injury resulting from said work, except to the extent such damage, loss or injury was caused by Lessor’s negligence.
(b)    Any dispute or claim under Section 7.4(a) will be finally settled by Binding Arbitration. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for preliminary or interim equitable relief, without default under this provision.
7.5    Alterations and Conditions.

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(a)    Lessee shall not, without Lessor’s prior written consent, which consent shall not unreasonably be withheld, delayed or conditioned, make any alterations, improvements or additions to the Premises (including any such alterations, improvements or additions made in connection with Lessee’s initial occupancy of the Premises in addition to the Lessee’s Work performed by Lessor pursuant to the Work Letter) including, but not limited to, the walls (exterior and interior) and roof (exterior and interior); to the exterior appearance of the Building or to the utilities and building systems servicing the Premises. Notwithstanding the foregoing, Lessee may make any non-structural alteration, improvement or addition to the Premises individually costing less than One Hundred Thousand Dollars ($100,000.00) without Lessor’s prior written consent not to be unreasonably withheld, including any “Utility Installations” (which shall mean carpeting, window coverings, air lines, power panels, lighting fixtures, space heaters, or any electrical distribution systems, air conditioning, or plumbing exclusively serving the Premises) (collectively, “Permissive Alterations”); provided, however, that Lessee shall promptly provide to Lessor after completion thereof all “as-built” plans and specifications for all alterations, improvements and additions regardless of the cost thereof. Except for any of the Lessee’s Work, Lessor shall notify Lessee, in writing at the time of such approval, of any requirement with respect to the particular alteration or installation requiring Lessor’s prior consent hereunder, as a condition to such consent and specified in writing at the time of such consent, that Lessee remove any or all of said alterations, improvements or additions (collectively, the “Required Removal Items”) at the expiration or earlier termination of the Term, and restore the Premises to their prior condition. For the avoidance of confusion, it is the intent of the parties that so long as Lessee’s initial improvements or future improvements are installed in compliance with the applicable requirements of this Lease (if any) and do not contain Hazardous Material for which Lessee is responsible pursuant to Section 45 below, they shall not constitute Required Removal Items. Any alterations, improvements or additions to the Premises that Lessee desires to make and which require the consent of the Lessor shall be presented to Lessor in written form, with reasonably detailed proposed plans. If Lessor gives its consent thereto, said consent not to be unreasonably withheld, conditioned or delayed, such consent shall be deemed conditioned upon Lessee (i) acquiring permits to do so from any appropriate governmental agencies, (ii) furnishing of a copy thereof to Lessor prior to the commencement of the work, and (iii) complying with all conditions of such permits in a prompt and expeditious manner, in each case, to the extent such permits are required under applicable Governmental Regulations.
(b)    Except with respect to any such claims relating to portions of the Lessor’s Work, Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use in the Premises, which claims are or may be secured by any mechanics’ or materialmen’s lien against the Premises or any interest therein. Lessee shall give Lessor not less than ten (10) business days’ notice prior to the commencement of any work in the Premises, and Lessor shall have the right to post notices of non-responsibility in or on the Premises as provided by law. If Lessee in good faith contests the validity of any such lien, claim or demand, then Lessee shall, at its sole expense, pay and satisfy or bond over the same in accordance with applicable law so as to remove it as a lien from the Property, and defend itself and Lessor against the same, in all events so that any adverse judgment that may be rendered thereon is not enforced against the Lessor or the Premises.

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(c)    Unless Lessor requires their removal pursuant to Section 7.5(a) or as otherwise expressly set forth herein, all alterations, improvements, suspended-tile ceilings, additions and Utility Installations (which are made to the Premises), shall become the property of Lessor and remain upon and be surrendered with the Premises at the expiration or earlier termination of the Term). Notwithstanding the provisions of this paragraph or anything to the contrary contained in this Lease, Lessee’s laboratory operations equipment (including but not limited to its laboratory automated systems, equipment, air compressors, RO/DI water systems, and environmental monitoring systems), which may be affixed to the Premises can be removed by the Lessee so long as there is no material damage to the Premises and any standard office partitions installed by Lessee and shall remain the property of Lessee and shall be removed by Lessee subject to the provisions of Section 7.2.
(d)    Upon Lessee’s completion of any work of alteration, improvement or addition described herein, Lessee shall promptly deliver to Lessor copies of all plans and specifications prepared in connection with such work of alteration, improvement or addition.
7.6    Ownership of Lessee’s Work. At all times during the Term and notwithstanding any other provisions of this Lease including, without limitation, the Property Tax payment obligations under Section 5.2(c) and the insurance obligations under Section 8, Lessor shall be the sole owner of all of the Lessee’s Work except to the extent of any Differential (as defined in the Work Letter) paid by Lessee in accordance with the Work Letter on account of the Lessee’s Work in excess of the Tenant Improvement Allowance. At all times during the Term, Lessee shall be the sole owner of the Lessee’s Work to the extent, if any, paid for by Lessee as a result of any such Differential. At the expiration or earlier termination of this Lease, the Lessee’s Work owned by Lessee during the Term, if any, pursuant to the foregoing shall become the property of Lessor and remain upon and be surrendered by Lessee with the Premises, except as otherwise provided in Section 7.5(c).
Section 8

INSURANCE AND INDEMNITY
8.1    Liability Insurance. Lessee shall, at Lessee’s expense, obtain and keep in force during the Term of this Lease a policy of Commercial General Liability insurance insuring Lessee against any liability arising out of the use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be for a combined single limit covering liability for personal injury (including death resulting therefrom) and property damage in an amount not less than Two Million Dollars ($2,000,000) per occurrence and shall include Lessor and, if applicable, Lessor’s agents and any party holding an interest as to which this Lease is subordinate or may be subordinated and are designated in writing by Lessor to be included as additional insureds thereunder. Subject to policy terms, conditions and exclusions, the policy shall insure bodily injury liability and property damage liability by Lessee as specified in the indemnity provisions of this Lease (excluding the indemnity provisions set forth in Section 45); provided, however, that the limits of such insurance shall not limit the liability of Lessee hereunder.

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8.2    Property Insurance. Lessor agrees to maintain All Risk Property Insurance including Boiler & Machinery insurance insuring the Building at replacement costs including, without limitation, if available for commercially reasonable premiums, earthquake, earth movement, mudslide or flood, together with business income coverage in the event of a loss due to a covered peril for a period of not less than eighteen (18) months) (“Insurance”). Such Insurance shall be for the sole benefit of Lessor and under its sole control. Lessor shall not be obligated to insure either (a) any furniture, equipment, machinery, goods or supplies not covered by this Lease which Lessee may keep or maintain in the Premises or (b) any leasehold improvements, additions or alterations which Lessee may make or cause to be made upon the Premises, whether paid for by Lessor or Lessee including, without limitation, any leasehold improvements, additions or alterations comprising a portion of the Lessee’s Work.
8.3    Insurance Policies. All insurance policies required hereunder shall be procured from and maintained with companies (which may be part of an association of companies) holding a “General Policyholders Rating” of at least A- and a financial rating of seven (VII) or better, or such other rating as may be required by any Mortgagee (as hereinafter defined), as set forth in the most current issue of “Best’s Insurance Guide”. On or before the Commencement Date, Lessee shall deliver to Lessor certificates of insurance (for liability insurance, the standard ACORD Certificate of Insurance form (ACORD 25-9) and for property insurance, the standard ACORD Evidence of Property Insurance form (ACORD 27), or, in each case, any insurer-specific equivalent form) evidencing the existence and amounts of such insurance, and evidence reasonably acceptable to Lessor of the compliance of such insurance with the requirements of this Section 8 including, without limitation, certificates evidencing the applicable policy specifying that (a) Lessor and any other person or entity required to be included as an additional insured under a Blanket Endorsement is so included in such policy and (b) the insurer recognizes the waiver of subrogation set forth in Section 8.4 hereof. Lessee may meet its insurance obligations here under through its standard blanket policies and deductibles, so long as the foregoing criteria are satisfied.
8.4    Waiver of Subrogation. Lessee and Lessor each hereby release, relieve and waive their entire right of recovery against, the other for loss or damage arising out of or incident to the perils insured against under Section 8.2 which perils occur in, on or about the Premises, whether due to the negligence of Lessor or Lessee or their agents, employees, contractors and/or invitees. Lessee and Lessor shall, upon obtaining the policies of insurance required hereunder, give notice to the insurance carrier or carriers that the foregoing mutual waiver of subrogation is contained in this Lease and shall procure the consent of such carrier or carriers to the foregoing mutual waiver of subrogation. All policies of insurance required hereunder shall include a Blanket clause or Blanket endorsement denying the insurer any rights of subrogation against the other party to the extent such rights are waived hereunder or have otherwise been waived by the insured prior to the occurrence of any insured loss.

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8.5    Lessee Indemnity. Except with respect to any claims relating to Hazardous Material or Governmental Regulations concerning Hazardous Material, which shall be governed exclusively by the provisions of Section 45 hereof, and except to the extent due to Lessor’s negligence or willful misconduct or breach of this Lease, Lessee shall indemnify and hold Lessor harmless from and against any and all claims arising from Lessee’s use of the Premises or from the conduct of Lessee’s business or from any activity, work or things done, permitted or suffered by Lessee in or about the Premises, the Building or the Common Areas. Lessee shall further indemnify and hold Lessor harmless from and against any and all claims arising from a material breach or default in the performance of any obligation on Lessee’s part to be performed under the terms of this Lease or arising from the negligence of Lessee, or any of Lessee’s agents, contractors, or employees, and from and against all costs, attorneys’ fees, expenses and liabilities incurred in the defense of any such claim, or any action or proceeding brought thereon, and, if any action or proceeding be brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee’s expense by counsel satisfactory to Lessor. Except as otherwise set forth in this Lease (including, without limitation, with respect to Lessor’s Work, Lessor’s express representations and warranties set forth in this Lease, Lessor’s indemnity obligations, and Lessor’s maintenance obligations) and except to the extent due to Lessor’s negligence or willful misconduct or breach of this Lease, Lessee (a) as a material part of the consideration to Lessor, hereby assumes all risk of damage to property or injury to persons in, upon or about the Premises arising from any cause, and (b) hereby waives all claims in respect thereof against Lessor. Lessee shall be entitled to timely notice and reasonable cooperation from Lessor, as well as to control of the defense and settlement of all such claims.
8.6    Exemption of Lessor from Liability; Lessor Indemnity.
(a)    Except to the extent caused by Lessor’s gross negligence, willful misconduct, or breach of this Lease, Lessor shall not be liable for damage or injury to Lessee’s business or any loss of income therefrom or for damage to the goods, wares, merchandise or other property of Lessee, Lessee’s employees, customers, or any other person in or about the Premises, nor shall Lessor be liable for injury to the person of Lessee, Lessee’s employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or lighting fixtures, or from any other cause, whether such damage or injury results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places and regardless of whether the cause of such damage or injury or the means of repairing the same is accessible to Lessee. Except to the extent caused by Lessor’s gross negligence, willful misconduct, or breach of this Lease, Lessor shall not be liable for any damages arising from any act or neglect of any Occupancy Tenant or any other Occupant, if any, of the Building in which the Premises are located.
(b)    Except with respect to any claims relating to Hazardous Material or Governmental Regulations concerning Hazardous Material, which shall be governed exclusively by the provisions of Section 45 hereof, and except to the extent due to Lessee’s negligence or willful misconduct, Lessor shall indemnify and hold Lessee harmless from and against any and all claims arising from any activity, work or things done, permitted or suffered by Lessor in or about the Premises, the Building or the Common Areas, to the extent caused by Lessor’s gross negligence, willful misconduct, or breach of this Lease.

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Section 9

DAMAGE, DESTRUCTION, OBLIGATION TO REBUILD, RENT ABATEMENT
9.1    Obligation to Rebuild. In the event that all or any portion of the Building and/or the Premises itself are damaged or destroyed, partially or totally, from (a) an insured loss, (b) a loss due to earthquake, (c) a loss which would have been insured but for the actions or failure to act of Lessor, its agents, employees or invitees, or (d) a loss arising from a peril not required to be insured against pursuant to Section 8 hereof or that is uninsurable (either, an “Uninsured Loss”) which would cost less than One Million Dollars ($1,000,000.00) to repair (as reasonably determined by an independent licensed architect retained by Lessor) (collectively, a “Casualty Event”), then Lessor shall, within thirty (30) days of the date of such damage, provide Tenant with an estimate prepared by Landlord’s architect of the time required to complete such repairs, and shall repair, restore and rebuild the Premises to its condition existing immediately prior to such damage or destruction. For the duration of such repair work, this Lease shall remain in full force and effect; provided that, Rent shall be reduced in the proportion that the floor area of the Premises damaged or destroyed bears to the Premises Rentable Area prior to such Casualty Event. Such repair, restoration and rebuilding, all of which are herein individually and collectively called “repair”, shall be commenced within as soon as reasonably practicable after such damage or destruction has occurred and shall be diligently pursued to completion. Lessor shall pay all costs of such repair in excess of the available insurance proceeds. The appearance of Hazardous Material shall not be deemed an occurrence of damage or destruction which is subject to the terms of this Section. Notwithstanding anything to the contrary in this Section 9.1, if such repair work is estimated by Lessor’s architect to take longer than twelve (12) months to complete after the date of such damage and the Premises is rendered untenantable as a result of such damage for such 12-month period, Lessee may terminate this Lease upon written notice to Lessor within ten (10) business days after receipt of such estimate.
In the event of an Uninsured Loss which would cost One Million Dollars ($1,000,000.00) or more to repair, as reasonably determined by an independent licensed architect retained by Lessor, Lessor may elect, within ten (10) days following the date (“Determination Date”) of such cost estimate, to make such repair at its cost and, if Lessor does not so elect, Lessee shall have the option to contribute Lessee’s Proportionate Share of the cost for such repair in excess of One Million Dollars ($1,000,000.00), and require Lessor to repair the Premises at Lessor’s cost, in which event Lessee’s obligation to pay Rent shall not terminate during the period of reconstruction. Lessee shall notify Lessor of its election to require such repair within thirty (30) days after the Determination Date. In the event of an Uninsured Loss where Lessor elects not to repair the Premises at its cost, and Lessee elects not to exercise its option pursuant to the first sentence of this paragraph, this Lease shall terminate as of the date of such damage.
9.2    Insurance Proceeds. The proceeds of any insurance maintained under Section 8.2 shall be paid to Lessor; provided, however, such proceeds shall, subject to the rights of any Mortgagee to control the disbursement thereof, be used for payment of costs and expenses of repair including, without limitation, all costs related to the planning, design and construction thereof.
9.3    Damage Near End of Term.

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(a)    If the Premises are damaged or destroyed, either partially or totally, during the last nine (9) months of the Term of this Lease, Lessor or Lessee, at its option, may cancel and terminate this Lease as of the date of occurrence of such damage by giving written notice to the other of its election to do so within ten (10) days after the date of occurrence of such damage; provided, however, that neither party shall be permitted to exercise such election to cancel this Lease in the event such damage is not in excess of ten percent (10%) of the value of the improvements comprising the Building and either (i) can be repaired within thirty (30) days, as determined by Lessor’s independent licensed architect, which determination shall be made as soon as reasonably possible and shall be conclusive on the parties, or (ii) has in fact been repaired by Lessee at its sole cost and expense within thirty (30) days after the occurrence of the damage.
(b)    Notwithstanding anything in Section 9.3(a) to the contrary, in the event Lessee has an Extension Option and the time within which such Extension Option may be exercised has not yet expired, Lessee shall exercise such Extension Option, if it is to be exercised at all, no later than thirty (30) days after the date of damage or destruction to the Premises, either total or partial, occurring during the last eighteen (18) months of the Term of this Lease, which damage or destruction is covered by insurance required to be maintained under Section 8. If Lessee duly exercises such Extension Option during such thirty (30) day period, Lessor shall, in accordance with Section 9.1, at Lessor’s expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect; provided that Rent shall be reduced in the proportion that the floor area of the Premises damaged or destroyed bears to the Premises Rentable Area prior to such damage or destruction. If Lessee fails to exercise any such Extension Option during such thirty (30) day period, Lessor may, at Lessor’s option, terminate and cancel this Lease as of the expiration of such thirty (30) day period by giving written notice to Lessee of Lessor’s election to do so within ten (10) days after the expiration of such thirty (30) day period, notwithstanding such Extension Option.
9.4    Intentionally Omitted.
9.5    Termination; Advance Payments. Upon termination of this Lease pursuant to this Section 9, an equitable adjustment shall be made concerning advance rent and any advance payments made by Lessee to Lessor. Notwithstanding any right of Lessor to terminate this Lease prior to the expiration hereof pursuant to this Section 9, Lessee may elect, in writing, within ten (10) business days of Lessor’s notice of termination, to continue to possess the undamaged portions of the Premises (to the extent permitted by law), at the full Rent prescribed herein and without any abatement of rent.
9.6    Waiver. Lessee waives the provisions of any statutes which relate to termination of leases when the premises leased is destroyed, and Lessee agrees that any such event shall be governed by the terms of this Lease.
Section 10

COMPETITORS
(a)    Subject to Section 10(b) below, Lessor shall not enter into any lease in the Building (or consent to a sublease in the Building if Lessor has the right to withhold such consent), with the following companies: Natera Inc., Invitae Corporation, or Ambry Genetics.

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(b)    Lessor’s obligations under Section 10(a) above shall be void and of no effect in the following circumstances: (i) other than with respect to those Events of Default described in clause “(iii)” below, during the time commencing from an Event of Default and continuing until the Event of Default alleged in the notice of default is cured (or in the case of an Event of Default under Section 13.1(c), such default’s cure has been commenced and Lessee is continuing diligently to effect a cure), or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) continuing until the obligation is paid in full, or (iii) at any time from and after the occurrence of an Event of Default described in Sections 13.1(d), 13.1(e) or 13.1(f) (without any necessity of Lessor to give notice of such default to Lessee), or (iv) if, within the immediately preceding twelve (12) consecutive-month period, Lessor has given to Lessee (A) three (3) notices of default pursuant to Section 13.1(b) hereof, (B) three (3) notices of default pursuant to Section 13.1(c), or (C) three (3) notices of default pursuant to the aggregate of either Section 13.1(b) or Section 13.1(c) hereof (but a notice of default given pursuant to Section 13.1(b) shall be counted toward said three (3) notices of default only if a late charge shall be payable pursuant to Section 13.4 hereof, whether or not collected, with respect to the default in the payment of rent described in such notice of default), such obligations of Lessor to remain void and of no effect notwithstanding any cure of the defaults described in such three (3) notices of default.

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Section 11

UTILITIES
Lessor agrees to furnish, or cause to be furnished, throughout the Term to the Premises, at Lessee’s expense, natural gas, water, electricity for lighting, office machines and such other uses required by Lessee for the use and occupancy of the Premises. All utilities for the Premises shall be separately metered. Lessee shall immediately notify Lessor of the interruption of any service furnished by Lessor under this Lease necessary for Lessee’s conduct of its business (a “Service Interruption”), and following the receipt of such notice, Lessor shall use its best, commercially reasonable efforts to restore such service to the Premises as soon as reasonably practicable. Except as hereinafter provided in this Section 11, Lessor shall not be liable for any damages directly or indirectly resulting from, nor shall Monthly Basic Rent or any other monies owed Lessor under this Lease herein reserved be abated by reason of: (a) the installation, use or interruption of use of any equipment used in connection with the furnishing of the foregoing electrical utility service or any other utilities, (b) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of God or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Lessor, or (c) the limitation, curtailment, rationing or restriction on use of water, electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Property. Notwithstanding the foregoing, if a Service Interruption continues for more than seven (7) consecutive days, Lessee shall be entitled to an abatement of all Rent until such time as such services are again provided. In the event Lessee is entitled to an abatement due to an interruption caused by Lessor which impairs Lessee’s ability to operate its business in the Premises, such abatement shall be proportional to the impairment. Lessee shall pay for all water, gas, heat, air conditioning, light, power, telephone, sewer, sprinkler charges and other utilities and services used on the Premises, together with any taxes, penalties (except to the extent such penalties are due to Lessor’s acts or omissions), surcharges or the like pertaining thereto, and maintenance charges for utilities and shall furnish, at Lessee’s expense, all electric light bulbs, ballasts and tubes. Lessor shall be responsible for all costs incurred to install and maintain said separate utility meters. If any such services are not separately metered to Lessee, Lessee shall pay an equitable proportion of all charges jointly serving the Premises and other premises, such proportion (the “Shared Utilities Charge”) to be reasonably determined by Lessor and approved by Lessee, such Lessee approval not to be unreasonably withheld, delayed or conditioned.
Section 12

ASSIGNMENT AND SUBLETTING
12.1    Lessor’s Consent Required. Except as otherwise provided in Section 12.2 and Section 12.6, Lessee shall not voluntarily or by operation of law assign, transfer, mortgage, sublet, or otherwise transfer or encumber all or any part of Lessee’s interest in this Lease or in the Premises (any, a “Transfer”) without Lessor’s prior written consent, which Lessor shall not unreasonably withhold, condition or delay. Lessor shall respond to Lessee’s request for consent hereunder within fifteen (15) business days after Lessee has furnished Lessor with a copy of the proposed sublease or assignment, setting forth in reasonable detail the identity of the proposed sublessee or assignee; the business terms of the proposed sublease or assignment and such other financial and other information as Lessor may reasonably request (provided that Lessor agrees to keep such information confidential). Except as otherwise expressly provided herein, any attempted Transfer without Lessor’s prior written consent shall be null and void and shall constitute a breach of this Lease.

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12.2    Lessee Affiliate. Notwithstanding the provisions of Section 12.1, Lessee may assign or sublet the Premises or any portion thereof, without Lessor’s consent, to any successor-in-interest to Lessee or an Occupancy Tenant (as defined in Section 12.6 below) resulting from the merger or consolidation with Lessee or other sale of stock in Lessee, or to any person or entity which acquires all the assets of Lessee as a going concern of the business being conducted by Lessee on the Premises (any of the foregoing, a “Lessee Affiliate”); provided, however, that such assignee assumes, in full, the obligations of Lessee under this Lease and provided further that Lessee delivers to Lessor written notice of such assignment no later than fifteen (15) days prior to the effective date thereof (any, an “Affiliate Transfer”). In addition, Lessee may assign the Premises or any portion thereof, without Lessor’s consent, to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant provided that, either (a) Lessee remains primarily liable under this Lease or guarantees the obligations of the assignee under this Lease or (b) such assignee has a net worth equal to or greater than the net worth of Lessee on the date of this Lease (any of the foregoing, a “Controlled Affiliate Transfer”). For purposes of this Section 12.1, “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal or equitable interest in such corporation or entity. Any such Affiliate Transfer or Controlled Affiliate Transfer shall in no way affect or limit the liability of Lessee under this Lease notwithstanding that, after the date of such assignment or subletting, the terms of this Lease are materially changed or altered with the consent of the Lessee Affiliate or the Controlled Lessee Affiliate, but without the consent of Lessee (i.e., the predecessor in interest to the Lessee Affiliate), which consent shall not be required, provided that any increase in liability or decrease in rights resulting from a material change or alteration effected without the consent of Lessee shall not be binding on Lessee.
12.3    No Release of Lessee. Regardless of Lessor’s consent thereto, no Transfer shall release Lessee’s obligations hereunder or alter the primary liability of Lessee to pay the Rent and to perform all other obligations to be performed by Lessee hereunder. The acceptance of Rent by Lessor from any other person or entity shall not be deemed to be a waiver by Lessor of any provision hereof. Consent to one Transfer shall not be deemed consent to any subsequent Transfer. In the event of default by any assignee of Lessee or any successor of Lessee in the performance of any of the terms hereof, Lessor may proceed directly against Lessee without the necessity of exhausting remedies against such assignee. Lessor may consent to subsequent assignments, amendments or modifications (each, a “Future Assignee Agreement”) to this Lease with assignees of Lessee, or to subletting of the Premises, with Lessee’s prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed, and which approval shall not be required if Lessor in its sole discretion elects to release Lessee. In the event Lessee does not respond to a written request from Lessor for Lessee’s consent hereunder within ten (10) business days, Lessee conclusively shall be deemed not to have consented thereto. Notwithstanding the foregoing, if Lessee shall not have consented, or shall be deemed not to have consented, to any such Future Assignee Agreement, Lessor and the assignee may nonetheless enter into such Future Assignee Agreement, but in such event Lessee shall not be liable to the extent of any increase in liability resulting therefrom. Any Future Assignee Agreement: (a) approved or consented to by Lessee shall not relieve Lessee of liability under this Lease or the Future Assignee Agreement, and (b) not approved or consented to by Lessee shall not relieve Lessee of liability under this Lease, except to the extent of any increase in liability resulting from such Future Assignee Agreement.
12.4    Reserved.

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12.5    Bonus Rent. Lessor shall receive fifty percent (50%) of any Bonus Rent to be realized from any Transfer that is not an Affiliate Transfer or a Controlled Affiliate Transfer. The term “Bonus Rent” shall mean any lump sum payment or other value received by Lessee, plus any base rent, percentage rent or periodic compensation received by Lessee from or for the benefit of an assignee, sublessee or other transferee in excess of (a) all amounts owed for Rent and other charges pursuant to this Lease, (b) all reasonable commissions and fees paid to any real estate broker or finder who is unaffiliated with Lessee in connection with the Transfer, and (c) all reasonable allowances, improvement costs, and concessions provided or incurred by Lessee for assignee, sublessee or other transferee. Lessor’s portion of the Bonus Rent shall be paid on the first (1st) day of each calendar month next following Lessee’s receipt of each payment from its assignee, sublessee or other transferee, after reduction for all amounts described in clauses “(a)” and “(b)” and “(c)” above, amortized over the full term of the sublease or, in the case of an assignment, the remaining Term or then Extension Term of this Lease (without regard to any potential Extension Term under any unexercised Extension Option).
12.6    Shared Occupancy. Notwithstanding anything to the contrary contained in this Section 12, Lessor’s consent shall not be required for the use by Lessee of any portion of the Premises at any time (1) for occupancy by a subsidiary of Lessee (in such capacity, an “Occupancy Tenant”) or (2) for occupancy on a “desk space” basis by individuals working for Lessee’s customers and/or such customers subcontractors, provided that (a) Lessee provides to Lessor at least fifteen (15) days’ prior written notice that such occupant(s) will be occupying a portion of the Premises, setting forth the names of such occupants, the name of the subsidiary or of the entity such occupants work for, the portion of the Premises such occupants will be occupying and a description of the intended use of such portion of the Premises; (b) the areas of the Premises being used by such occupants do not have entrances or reception areas separate from the remainder of the Premises and are not separately demised; (c) such occupants, in Lessor’s reasonable judgment, are engaged in a business or activity, and the occupied portions of the Premises will be used in a manner, which (i) is in keeping with the then standards of the Building; (ii) is a use permitted under Section 6.1; and (iii) does not violate any restrictions set forth in this Lease, imposed by any instrument in favor of any Mortgagee, or any negative covenant as to use of the Premises required by any other lease in the Building; and (d) such occupants do not occupy such space pursuant to a sublease. Lessor shall notify Lessee within fifteen (15) business days after Lessor’s receipt of any such notice from Lessee, if Lessor reasonably determines that the requirements of this Section 12.6 have not been satisfied. Following receipt of such notice, Lessee shall have thirty (30) days in which to address the concerns set forth in Lessor’s notice. If Lessee fails to address such concerns within such thirty (30)-day period, such occupants shall then have no right to occupy any portion of the Premises. For greater certainty, any occupancy permitted by this Section 12.6 shall not constitute a Transfer.
Section 13

DEFAULTS; REMEDIES
13.1    Defaults. The occurrence of any one or more of the following events shall constitute a material default and breach of this Lease by Lessee (an “Event of Default”):
(a)    The vacating or abandonment of the Premises by Lessee; provided, however, that a vacation or abandonment of the Premises by Lessee shall not constitute an Event of Default so long as Lessee complies with all of its obligations contained in this Lease and, in addition, provides in a manner satisfactory to Lessor adequate security and other measures deemed necessary or desirable by Lessor for the maintenance of the Premises in good order, condition and repair due to the vacation or abandonment of the Premises by Lessee.

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(b)    The failure by Lessee to make any payment of Rent or any other payment required to be made by Lessee hereunder, as and when due, where such failure shall continue for a period of ten (10) days after written notice thereof from Lessor to Lessee that such amount is past due. In the event that Lessor serves Lessee with a “Notice to Pay Rent or Quit”, or similar notice under applicable law, pursuant to applicable unlawful detainer statutes, such Notice to Pay Rent or Quit shall also constitute the notice required by this paragraph (b).
(c)    The failure by Lessee to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Lessee, other than described in paragraph (b) above, where such failure shall continue for a period of thirty (30) days after written notice hereof from Lessor to Lessee; provided, however, that if the nature of Lessee’s default is such that more than thirty (30) days are reasonably required for its cure, then Lessee shall not be deemed to be in default if Lessee commenced such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.
(d)    (i) The making by Lessee of any general arrangement or assignment for the benefit of creditors, (ii) Lessee becomes a “debtor” as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless in the case of a petition filed against Lessee, the same is dismissed within one hundred twenty (120) days), (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee’s assets located at the Premises or of Lessee’s interest in this Lease, where possession is not restored to Lessee within one hundred twenty (120) days, or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee’s assets, or of Lessee’s assets located at the Premises, or of Lessee’s interest in this Lease, where such seizure is not discharged within one hundred twenty (120) days. However, in the event that any provision of this paragraph is contrary to any applicable law, such provision shall be of no force or effect.
(e)    The discovery by Lessor that any financial statement given to Lessor by Lessee, any assignee of Lessee, any subtenant of Lessee, any successor in interest of Lessee, or any guarantor of Lessee’s obligations hereunder, or any of them, was knowingly and materially false, with an intent to deceive Lessor, when given to Lessor.
(f)    (i) The breach of the representations or covenants contained in Section 45 with respect to the handling, use, storage, transport or disposal of any Hazardous Material on, about or from the Premises, or (ii) the failure of Lessee diligently and faithfully to pursue and keep in place any clean-up and/or remedial measures which may be required of Lessee pursuant to Section 45 from time-to-time by any governmental authority, subject to any limitations set forth in Section 45.
13.2    Remedies. Following the occurrence of an Event of Default, Lessor may at any time thereafter, in accordance with applicable law, with or without notice or demand (except as required under applicable law) and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason thereof:
(a)    Terminate Lessee’s right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession of the Premises to Lessor. In such event Lessor shall be entitled to recover from Lessee all damages incurred by Lessor by reason of Lessee’s default including, but not limited to, the cost of recovering possession of the Premises, expenses of reletting (including necessary renovation and alteration of the Premises, reasonable attorneys’ fees, and any real estate commission actually paid), as well as such damages as the court, in exercising its retained jurisdiction from time to time or otherwise, may award on account of the unpaid rent for the balance of the Term.

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(b)    Maintain Lessee’s right to possession in which case this Lease shall continue in effect whether or not Lessee shall have abandoned the Premises. In such event Lessor shall be entitled to enforce all of Lessor’s rights and remedies under this Lease, including the right to recover the Rent as it becomes due hereunder, and Lessor shall be entitled to sublet the Premises without Lessee’s consent thereto.
(c)    Pursue any other remedy now or hereafter available to Lessor under the laws or judicial decisions of the State wherein the Premises are located. Unpaid installments of Rent and other unpaid monetary obligations of Lessee under the terms of this Lease shall bear interest from the date due at the maximum rate then allowable by law.
(d)    In the event of an Event of Default, Lessor shall use commercially reasonable efforts to mitigate Lessor’s damages in accordance with Utah law, and in no event shall Lessee be liable for consequential or special damages provided that Lessor and Lessee agree that such excluded damages shall not include or be deemed to include (1) Lessor’s costs of re-letting, including without limitation the costs and expenses of re-entering the Premises, terminating the Lease, demolition, reconstruction and refurbishment, marketing and brokerage fees and legal fees and costs actually paid or incurred, (2) the collection of amounts payable by Lessee and the satisfaction of non-monetary obligations of Lessee including without limitation the costs of any clean-up, remedial, removal, repair or restoration work as required by this Lease, including insurance deductibles, (3) costs and damages incurred in connection with a holdover in the Premises by Lessee after the expiration or earlier termination of this Lease, (4) retaking possession of the Premises, (5) maintaining the Premises after default, (6) preparing the Premises or any portion thereof for reletting to a new tenant, including, without limitation, any reasonable repairs or alterations, whether for the same or a different use, and (7) any special concessions made to obtain a new tenant. Subject to Lessor’s obligation to mitigate damages, Lessee specifically acknowledges and agrees that in the event of an Event of Default, Lessor shall have the right to continue to collect Rent after any termination of this Lease by Lessor or the recovery of possession of the Premises by Lessor (whether said termination occurs through eviction proceedings or as a result of some other early termination pursuant to this Lease) for the remainder of the Term, less any amounts collected by Lessor from the reletting of the Premises, but in no event shall Lessee be entitled to receive any excess of any such rents collected over the Rent.
13.3    Default By Lessor. Lessor shall not be in default of this Lease unless Lessor fails to perform the obligations required of Lessor herein within a reasonable time, but in no event later than thirty (30) days after written notice by Lessee to Lessor and to the holder of any first mortgage or deed of trust covering the Premises whose name and address shall have theretofore been furnished to Lessee in writing, specifying that Lessor has failed to perform such obligation; provided, however, that if the nature of Lessor’s obligation is such that more than thirty (30) days are required for performance, then Lessor shall not be in default of this Lease if Lessor commences performance within such thirty (30) day period and thereafter diligently prosecutes the same to completion. In no event shall Lessor be liable for consequential or special damages.

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13.4    Late Charges. Lessee hereby acknowledges that late payment by Lessee to Lessor of Rent and other sums due hereunder will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed on Lessor by the terms of any mortgage or trust deed covering the Premises. Accordingly, beginning with the third (3rd) and all subsequent occurrences of any installment of Rent or any other sums due from Lessee not being received by Lessor or Lessor’s designee within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor, beginning with such third (3rd) late payment, a late charge within ten (10) days after each such amount shall be due, equal to four percent (4%) of such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of late payment by Lessee. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee’s default with respect to such overdue amount, nor prevent Lessor from exercising any of the other rights and remedies granted to Lessor hereunder.
13.5    Impounds. In the event that a late charge is payable hereunder, whether or not collected, for three (3) installments of Rent or any other monetary obligation of Lessee under the terms of this Lease during any twelve (12) month period during the Term, Lessee shall pay to Lessor, if Lessor shall so request, in addition to any other payments required under this Lease, a monthly advance installment, payable on the first (1st) day of each month, as estimated by Lessor, for real property tax and insurance expenses on the Premises which are payable by Lessee under the terms of this Lease. Such fund shall be established to insure payment when due, before delinquency, of any or all such real property taxes and insurance premiums. If the amounts paid to Lessor by Lessee under the provisions of this Section 13.5 are insufficient to discharge the obligations of Lessee to pay such real property taxes and insurance premiums as the same become due, Lessee shall pay to Lessor, upon Lessor’s demand, such additional sums necessary to pay such obligations. All moneys paid to Lessor under this Section 13.5 may be intermingled with other moneys of Lessor and shall not bear interest. In the event of an Event of Default by Lessee under this Lease, then any balance remaining from funds paid to Lessor under the provisions of this Section 13.5 may, at the option of Lessor, be applied to the payment of any monetary Event of Default of Lessee in lieu of being applied to the payment of real property tax and insurance premiums. After satisfaction of all monetary obligations of Lessee, Lessor shall refund to Lessee any funds collected hereunder that remain unspent at the expiration of the Lease herein.

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Section 14

CONDEMNATION
If the Premises or any portion thereof or a material part of the Common Areas is taken under the power of eminent domain, or sold under the threat of the exercise of said power (herein, “Condemnation”), this Lease shall terminate as to the part so taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than twenty-five percent (25%) of the floor area of the Premises is taken by Condemnation, or so much of the available parking for the Premises is taken by Condemnation such that a pro rata portion of the parking for the Premises can no longer be provided or access to the Premises is materially restricted, then Lessee may, at Lessee’s option, to be exercised in writing only within thirty (30) days after Lessor has given Lessee written notice of such Condemnation (or in the absence of such notice, within thirty (30) days after the condemning authority has taken possession) terminate this Lease as of the date the condemning authority takes such possession (unless, in the case of Condemnation of more than twenty-five percent (25%) of the parking for the Premises, the remaining parking can be re-striped by Lessor to provide the number of parking spaces set forth in this Lease, or Lessor otherwise makes available to Lessee improved parking spaces in the same number as the number of spaces then being provided under this Lease, at such locations as are reasonably acceptable to Lessee). If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that (a) the Monthly Basic Rent shall be reduced in the proportion that the floor area of the Premises taken bears to the Premises Rentable Area prior to the taking and (b) Lessee’s Proportionate Share and Lessee’s Common Area Share shall be adjusted in accordance with Section 5.1(b) if necessary to reflect the reduction in both the Premises Rentable Area and the Total Floor Area as a result of such taking. There shall be no abatement of rent in the event of a taking of Common Areas only. Any award for the taking of all or any part of the Premises under the power of eminent domain or any payment made under threat of the exercise of such power shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold or for the taking of the fee, or as severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee’s loss of or damage to Lessee’s trade fixtures and removable personal property, the unamortized cost of Lessee-paid leasehold improvements and/or Lessee’s relocation expenses so long as such separate award does not reduce the award otherwise payable to Lessor. In the event that this Lease is not terminated by reason of such Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation as soon as commercially and reasonably practicable and in a good and workmanlike manner and shall pay any amount (whether or not in excess of such severance damages) required to complete such repair.
Section 15

ESTOPPEL STATEMENT
15.1    Lessee Estoppel. Lessee shall at any time upon not less than seven (7) business days’ prior written notice and submission from Lessor, execute, acknowledge and deliver to Lessor a statement in writing submitted by Lessor (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (b) acknowledging that there are not, to Lessee’s knowledge, any uncured defaults on the part of Lessor hereunder, or specifying such defaults if any are claimed, and (c) acknowledging such other matters as Lessor shall reasonably require. Any such statement may be conclusively relied upon by any prospective purchaser or encumbrancer of the Premises. Without limiting the foregoing, Lessee acknowledges that the form of estoppel attached to this Lease as Exhibit D is acceptable to it.

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15.2    Failure to Deliver Lessee Estoppel. If Lessee fails to deliver such statement by the end of such seven (7) business day period, Lessor may send a second (2nd) request to Lessee, which request must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO SECTION 15.2 OF THE LEASE—FAILURE TO DELIVER THE REQUESTED STATEMENT WITHIN THREE (3) BUSINESS DAYS SHALL RESULT IN AN IMMEDIATE EVENT OF DEFAULT UNDER THE LEASE.” If Lessor sends such a second request and Lessee fails to deliver such statement by the end of such three (3) business day period, such failure will constitute an immediate Event of Default by Lessee.
15.3    Financial Information. If Lessor desires to finance, refinance, or sell the Property, or any part thereof, Lessee (except during any period that its stock is publicly traded on a United States exchange) hereby agrees to deliver to any lender or purchaser designated by Lessor such financial statements of Lessee as may be reasonably required by such lender or purchaser. Such statements shall include the past three (3) years’ financial statements of Lessee. All such financial statements shall be received, held and maintained by Lessor and such lender or purchaser in confidence pursuant to the terms of a separate confidentiality and non-disclosure agreement reasonably acceptable to Tenant and shall be used only for the purposes herein set forth. In the event any Lessee has assigned this Lease, the current Lessee, the prior assigning Lessee (all prior Lessees who retain liability) shall also be required to comply with this Section 15.3 and provide such financial statements; provided, however, that with respect to any such entity which is then publicly traded and listed on a domestic national exchange, the recorded filed public non-delinquent financial statements of such entity and its website information shall be deemed to satisfy Lessee’s financial information obligations under this Section.
15.4    Lessor Estoppel. Lessor shall at any time upon not less than ten (10) business days’ prior written notice and submission from Lessee, acknowledge and deliver to Lessee a statement in writing submitted by Lessee (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease, as so modified, is in full force and effect) and the date to which the Rent and other charges are paid in advance, if any, (b) acknowledging that there are not, to Lessor’s knowledge, any uncured defaults on the part of Lessee hereunder, or specifying such defaults if any are claimed, and (c) acknowledging such other matters as Lessee shall reasonably require. Any such statement may be conclusively relied upon by any prospective assignee, sublessee, or lender to Lessee or its assignee.
Section 16

LESSOR’S LIABILITY
The term “Lessor” herein shall mean only the owner or owners, at the time in question, of (a) the fee title to the real property on which the Building is located or (b) the lessee’s interest in a ground lease of such real property, as the case may be. In the event of any transfer of such title or interest, the then-current Lessor shall be relieved from and after the date of such transfer of all liability as respects Lessor’s obligations thereafter to be performed hereunder, provided that any funds in which Lessee has an interest in the hands of the successor Lessor at the time of such transfer shall be delivered to the successor Lessor. The obligations contained in this Lease to be performed by Lessor shall, subject to the foregoing, be binding on Lessor’s successors and assigns only during their respective periods of ownership.

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Section 17

SEVERABILITY
The invalidity of any provision of this Lease as determined by a court of competent jurisdiction shall in no way effect the validity of any other provision hereof.
Section 18

INTEREST ON PAST-DUE OBLIGATIONS
Except as expressly provided herein, any amount due from Lessee to Lessor that is not paid when due within the applicable cure period set forth in Section 13.1 shall bear interest at the lesser of eight percent (8%) per annum or the maximum rate then allowable by law from the date due until the date paid. Payment of such interest shall not excuse or cure any Event of Default by Lessee under this Lease; provided, however, that interest shall not be payable on late charges incurred by Lessee.
Section 19

TIME OF ESSENCE
Time is of the essence in each and every provision of this Lease.
Section 20

ADDITIONAL RENT
Any monetary obligations of Lessee to Lessor under the terms of this Lease shall be deemed to be rent.
Section 21

INCORPORATION OF PRIOR AGREEMENTS; AMENDMENTS
This Lease contains all agreements of the parties with respect to matters mentioned herein, and no prior agreements or understandings pertaining to such matters shall be effective. This Lease may be modified in writing only, signed by the parties in interest at the time of the modification. Except as otherwise stated in this Lease, Lessee hereby acknowledges that neither Lessor nor its employees or agents have made any oral or written warranties or representations to Lessee relative to the condition or use by Lessee of the Premises, and Lessee acknowledges that Lessee assumes all responsibility regarding the Occupational Safety Health Act, as may be amended, and all other laws covering similar matters, the legal use and adaptability of the Premises, and the compliance thereof with all applicable laws and regulations in effect during the term of this Lease, except as otherwise specifically stated in this Lease.

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Section 22

NOTICES
Any notice required or permitted to be given hereunder shall be in writing and shall be given: (a) by a nationally-recognized overnight delivery service, with charges prepaid or billed to the sending party, or (b) by certified mail, return receipt requested, postage prepaid, or (c) by email with a hard copy sent within one (1) business day by any of the foregoing means, and, if so given, shall be effective on the date of delivery or attempted delivery on a business day of the recipient prior to 4:00 p.m. California Time/5:00 p.m. Utah Time (otherwise effective on the next business day) if addressed to Lessee or to Lessor at the address set forth below the signature of the respective parties, as the case may be. Either party may by notice to the other as provided herein specify a different address for notice purposes. A copy of all notices required or permitted to be given to Lessor hereunder shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate by notice to Lessee.
Section 23

WAIVERS
No waiver by Lessor of any provision hereof shall be deemed a waiver of any other provision hereof or of any subsequent breach by Lessee of the same or any other provision hereof. Lessor’s consent to, or approval of, any act by Lessee shall not be deemed to render unnecessary the obtaining of Lessor’s consent to or approval of any subsequent act by Lessee. The acceptance of rent hereunder by Lessor shall not be a waiver of any preceding breach by Lessee of any provision hereof, other than the failure of Lessee to pay the particular rent so accepted, regardless of Lessor’s knowledge of such preceding breach at the time of acceptance of such rent.
Section 24

HOLDING OVER
(a)    If Lessee, with Lessor’s consent, remains in possession of the Premises or any part thereof after the expiration of the Term hereof, such occupancy shall be a month-to-month tenancy upon all the provisions of this Lease pertaining to the obligations of Lessee, but all Options, if any, granted to Lessee under the terms of this Lease shall be deemed terminated and be of no further effect during such month-to-month tenancy, and Lessee shall pay rent on a monthly basis in an amount equal to: (i) during the first three (3) months of such holding over, one hundred twenty-five percent (125%) of the most recently due Monthly Basic Rent, and (ii) after the first three (3) months of such holding over, one hundred fifty percent (150%) of the most recently due Monthly Basic Rent, in each case plus the amount of all additional rent which would be required to be paid hereunder.

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(b)    If any clean-up or monitoring procedure is required of Lessee by Section 45 hereof under applicable Governmental Regulations, in, on or about the Premises during the Term of the Lease as a consequence of Hazardous Material thereon for which Lessee is obligated to remediate pursuant to Section 45, and the procedure or clean-up is not completed to the satisfaction of all applicable governmental authorities prior to the expiration or earlier termination of this Lease, then Lessor shall, in consideration of a reasonable license fee to be determined by Lessor consistent with the scope of Lessee’s access rights (“License Fee”), grant to Lessee access to those portions of the Premises reasonably necessary for any such Lessee remediation obligations (“License Area”) after the expiration or earlier termination of this Lease, at reasonable times for the purposes of conducting such procedure or clean-up in accordance with Section 45 hereof (“Remediation Activities”). Such right of access shall be a license that shall terminate upon Lessee’s completion of the Remediation Activities and any related monitoring, the terms of which license shall, among other terms to be reasonably established by Lessor upon the granting of such license, require Lessee to: (i) give Lessor at least five (5) days’ prior notice before engaging in any new physical activities on the License Area; (ii) conduct all Remediation Activities on the Premises in such a manner as to cause the least practicable interference with the use thereof by Lessor, any successor lessee for the Premises or their respective invitees; (iii) remove any extraction or treatment equipment which may have been installed in the License Area upon completion of the Remediation Activities and (iv) replace or repair or cause the replacement or repair of any structure, equipment, landscaping or other underground or surface facility that is removed or damaged by Lessee in exercising its license rights. If Lessee’s need to enter the License Area on any given date would unreasonably interfere or conflict with the activities on the Premises of Lessor, any successor lessee, or their respective invitees or impose an unreasonable inconvenience on any of them, Lessor and Lessee shall cooperate in good faith to select an alternative date or dates upon which Lessee may have access to the License Area for purposes of carrying out the Remediation Activities. Provided Lessee (A) pays the License Fee when and as required by Lessor, (B) complies with the terms of such license and (C) diligently prosecutes the Remediation Activities to completion, then Lessee shall be deemed to have surrendered possession of the Premises to Lessor upon such expiration or earlier termination of this Lease. If Lessee should fail to satisfy the conditions set forth in the preceding sentence, then Lessee shall be deemed to have impermissibly held over and Lessor shall be entitled to all damages directly or indirectly incurred including, without limitation, damages occasioned by Lessor’s inability to redevelop or relet the Premises or a reduction on the fair market or rental value of the Premises.
Section 25

CUMULATIVE REMEDIES
No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.
Section 26

COVENANTS AND CONDITIONS
Each provision of this Lease performable by Lessee shall be deemed both a covenant and a condition.

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Section 27

BINDING EFFECT; CHOICE OF LAW
Subject to: (a) any provisions hereof restricting assignment or subletting by Lessee and (b) the provisions of Section 16, this Lease shall bind the parties and their successors and assigns. This Lease shall be governed by the laws of the State wherein the Premises are located. Venue for any action arising out of this Lease shall be any state or federal court located in Salt Lake County, Utah.
Section 28

SUBORDINATION
28.1    Generally. Subject to the provisions of this Section 28.1, this Lease shall be subject and subordinate to any and all mortgages, trust indentures or other financing documents which may hereafter affect all or any portion of the Premises or any ground lease or underlying lease and the leasehold interest created thereby, and all renewals, extensions, supplements, amendments, modifications, consolidations and replacements thereof or thereto, substitutions therefor, and advances made thereunder (collectively, “Mortgages”). The parties acknowledge that the Premises are currently subject to the lien of a Mortgage on the Lease Date, but that a refinancing of the financing secured by said Mortgage is anticipated to occur within thirty (30) days after the Lease Date (the “Scheduled Refinancing”). In connection with the Scheduled Refinancing, the mortgagee of the related Mortgage has provided Lessor with a subordination, non-disturbance and attornment agreement (“SNDA”) to be entered into by and among Lessee, Lessor, and such Mortgagee. The form of SNDA provided by the mortgagee is attached hereto as Exhibit E, and has been approved by Lessor and Lessee. Lessor’s and Lessee’s obligations under this Lease are conditioned on the execution by the mortgagee of such SNDA and receipt of a copy thereof by Lessor and Lessee within thirty (30) days after the date the Mortgage securing the Scheduled Financing is recorded; provided, however, that if discussions with the mortgagee are continuing, then Lessor shall have such longer period as is necessary to cause this condition to be satisfied (not to exceed forty-five (45) days without Lessee’s consent). With respect to any mortgagee, trustee or other holder of a Mortgage (each, a “Mortgagee”) under any future Mortgage, Lessor agrees to obtain for Lessee an SNDA in the standard form customarily employed by such Mortgagee, which form shall be recordable, and shall provide that (a) if and so long as no Event of Default hereunder shall have occurred and be continuing, the leasehold estate granted to Lessee and the rights of Lessee pursuant to this Lease shall not be terminated, modified, affected or disturbed if the Mortgagee or any other person or entity shall succeed to the rights of Lessor under this Lease, whether through possession or foreclosure action or the delivery of a deed or new Mortgage (any, “Successor Lessor”), and (b) any such Successor Lessor shall recognize this Lease as being in full force and effect as if it were a direct lease between such Successor Lessor and Lessee upon all of the terms, covenants, conditions and Options granted to Lessee under this Lease, except as provided in clauses (i) through (vii) below or as otherwise expressly provided in any applicable SNDA. Lessor shall have no liability to Lessee in the event that Lessor is unable to obtain any such SNDA; provided, however, if Lessor is unable to obtain an SNDA for any future Mortgage, then, notwithstanding the provisions of the first sentence of this Section 28.1, this Lease shall remain superior to such future Mortgage.

Building D
If any Successor Lessor succeeds to the rights of Lessor under this Lease, then Lessee shall attorn to such Successor Lessor, if requested to do so or as provided in any applicable SNDA, and shall recognize such Successor Lessor as the Lessor under this Lease. So long as the requirements of any SNDA entered into by Lessee are observed by the other parties thereto and subject to the terms of the SNDA, Lessee waives the provisions of any statute or rule of law, now or hereafter in effect, which may give or purport to give Lessee any right to terminate or otherwise adversely affect this Lease and the obligations of Lessee hereunder if any foreclosure proceeding respecting any Mortgage is prosecuted or completed. Lessee agrees that upon such attornment, unless otherwise expressly provided in any applicable SNDA, such Successor Lessor shall not be:
(i)    liable for any act or omission of Lessor (except to the extent such act or omission continues beyond the date when such Successor Lessor succeeds to Lessor’s interest and Lessee gives notice of such act or omission);
(ii)    subject to any defense, claim, counterclaim, set-off or offsets which Lessee may have against Lessor (except to the extent of an uncured default of Lessor that extends beyond the date of when such Successor Lessor succeeds to Lessor’s interest and Lessee gives notice of such default);
(iii)    bound by any prepayment of more than one (1) month’s Monthly Basic Rent to any prior Lessor;
(iv)    bound by any obligation to make any payment to Lessee which was required to be made prior to the time such Successor Lessor succeeded to Lessor’s interest; provided, however, that all SNDAs shall acknowledge that, to the extent the Tenant Improvement Allowance, including if applicable allowances for expansions, renewals, initial construction, refurbishing or remodeling), is not fully funded by Lessor, Lessee may offset the amount of the unfunded portion of the Tenant Improvement Allowance from the Monthly Basic Rent next becoming due and payable; provided that any such offset right shall be limited to 25% of each installment of Monthly Basic Rent, but any balance shall be carried forward and offset (subject to such 25% limitation) until fully exhausted;
(v)    bound by any obligation to perform any work (subject to clauses (i) and (ii) above) or to make improvements to the Premises, unless Successor Lessor’s failure to do work or improvements which are Lessor’s obligation to perform pursuant to this Lease (including the Work Letter) or any future amendment to this Lease;
(vi)    bound by any modification, amendment or renewal of this Lease made without the corresponding Mortgagee’s consent (where Lessor has given written notice to Lessee of such Mortgagee) unless such amendment or modification does not in any material respect (a) change the economic terms of the Lease, (b) increase the obligations of Lessor under the Lease, (c) reduce the rights and remedies of Lessor under the Lease, (d) reduce the obligations of Lessee under the Lease, (e) grant offset rights to Lessee under the Lease, (f) grant to Lessee any options or rights of first refusal in the Property, or (g) amend the term of the Lease; or
(vii)    liable for the surrender of any security deposit or any letter of credit that may have been deposited with Lessor, unless and until such security deposit or letter of credit, if and as applicable, is actually delivered to such Successor Lessor.

Building D
28.2    Execution of Documents. Lessee shall at any time upon not less than seven (7) business days’ prior written notice and submission from Lessor, execute, acknowledge and deliver to Lessor any SNDA submitted to it that is reasonably agreed to by Lessee and that is reasonably required to effectuate any attornment or subordination, subject to the non-disturbance provisions above, and deliver the same to Lessor. If Lessee fails to deliver such SNDA by the end of such seven (7) business day period, Lessor may send a second (2nd) request to Lessee, which request must contain the following inscription, in bold faced lettering: “SECOND NOTICE DELIVERED PURSUANT TO SECTION 28.2 OF THE LEASE—FAILURE TO DELIVER THE REQUESTED SNDA WITHIN THREE (3) BUSINESS DAYS SHALL RESULT IN AN IMMEDIATE EVENT OF DEFAULT UNDER THE LEASE.” If Lessor sends such a second request and Lessee fails to deliver such SNDA by the end of such three (3) business day period, such failure will constitute an immediate Event of Default by Lessee.
Section 29

ATTORNEYS’ FEES
If either party named herein brings an action to enforce the terms hereof or declare rights hereunder, the prevailing party in any such action, on trial or appeal, shall be entitled to its actual fees for attorneys and other consultants.
Section 30

LESSOR’S ACCESS
Subject to the applicable notice, security and other limitations upon Lessor’s entry to the Premises which are set forth in this Lease, Lessor and Lessor’s agents shall have the right to enter the Premises at reasonable times and upon reasonable notice of at least twenty-four (24) hours for the purposes of inspecting the same, showing the same to prospective purchasers, lenders, or lessees (but only during the final twelve (12) months of the Term), and making such alterations, repairs, improvements or additions to the Premises or to the Building of which they are a part as Lessor may deem necessary or desirable or which Lessee is required to perform under this Lease but Lessee has failed to perform, pursuant to the provisions hereof, or for purposes of posting notices of non-responsibility. Subject to the same such limitations, Lessor may at any time during the last three hundred sixty (360) days of the Term hereof place on or about the Premises any “For Lease” sign, all without liability to Lessor or rebate of rent to Lessee.
Section 31

AUCTIONS
Lessee shall not conduct any public auction upon the Premises without first having obtained Lessor’s prior written consent. Notwithstanding the foregoing, Lessor’s consent with respect to an auction of Lessee’s trade fixtures, furniture and equipment to be held within the last twelve (12) months of the Term of this Lease, as extended, if applicable, shall not be unreasonably withheld, conditioned, or delayed.

Building D
Section 32

SIGNS
Lessor acknowledges that Lessor has previously caused a monument sign to be installed at the entrance to the Property (“Monument Sign”). The Monument Sign incorporates a multi-tenant format to permit the prominent depiction of the names of the tenants of the Building (including Lessee), all in accordance with Lessor’s signage program for the Property as may be revised from time to time. Lessee acknowledges that the existing tenant in the Building has previously placed its name/logo on the Monument Sign, and that the remaining space on the Monument Sign shall be used solely for Lessee’s name/logo. Lessee shall not place any sign upon the Monument Sign or anywhere else on the Property without Lessor’s prior written consent not to be unreasonably withheld, delayed or conditioned. All signs placed by Lessee upon the Monument Sign or elsewhere on the Property shall comply with Governmental Regulations. Subject to the foregoing, at such time and for so long as Lessee, or Occupancy Tenant or Lessee Affiliate or other Lessor-approved assignee occupies the entirety of the Building, Lessee shall have exclusive exterior Building signage and monument signage rights at the Property.
Lessee, at Lessee's sole cost and expense (and in accordance with the Work Letter, Lessee may use a portion of the Improvement Allowance for the same), shall be entitled to exclusive rights to install signage, including Lessee's name/logo, on the Building above the Premises as depicted on Exhibit F attached hereto, and on the outside wall of the Building adjacent to entry doors to Lessee’s Premises. In addition, Lessor agrees that if the current pylon sign bearing the “Unisys” name which is depicted on Exhibit G, is or becomes available, Lessee shall be permitted to use it without additional charge by Lessor, but it shall, for purposes of Section 7.1 above, be deemed a part of the Premises that Lessee is obligated to maintain.
Section 33

MERGER
The voluntary or other surrender of this Lease by Lessee, or a mutual cancellation hereof, or a termination by Lessor, shall not work a merger, and shall, at the option of Lessor, terminate all or any existing subtenancies or may, at the option of Lessor, operate as an assignment to Lessor of any or all of such subtenancies.
Section 34

GUARANTOR
In the event that there is a guarantor of this Lease, said guarantor shall have the same obligations as Lessee under this Lease.
Section 35

QUIET POSSESSION
Upon Lessee paying the Rent for the Premises and observing and performing all of the covenants, conditions and provisions on Lessee’s part to be observed and performed hereunder, within any applicable notice and cure period given to Lessee in this Lease, Lessee shall have quiet possession and enjoyment of the Premises for the entire term, without interference, hindrance or interruption from Lessor, or anyone claiming by, through or under Lessor, hereof subject to all of the provisions of this Lease.

Building D
Section 36

INTENTIONALLY OMITTED
Section 37

SECURITY MEASURES
Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of Lessee, its agents, employees and invitees from acts of third parties (other than Lessor). The Building shall be compatible with twenty-four (24) hour, seven (7) day per week access via keycard, which shall be managed and controlled by Lessee. Lessee, at its sole cost and expense, shall have the right to install a Premises keycard security access system and to provide additional security to satisfy it needs, subject to not interfering with other Building tenants, and to Lessor’s reasonable approval of the plans and specifications therefor, which approval shall not be unreasonably withheld, conditioned or delayed.
Section 38

EASEMENTS AND EXCLUSIVE RIGHTS
38.1    Lessor Reservation. Lessor reserves to itself the right, from time to time, to grant such easements, rights and dedications for ingress, egress, utilities or other purposes consistent with the use of the Property by Lessee, or as an accommodation to adjacent landowners, that Lessor deems necessary or desirable, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use of the Premises or the Common Areas (including specifically Lessee’s rights under Sections 2.2(b) and 2.2(d)) by Lessee or increase Lessee’s financial obligations hereunder or otherwise adversely affect Lessee’s rights under this Lease in any material respect. Lessee hereby acknowledges and agrees that Lessor has the right to execute the aforementioned documents, and further agrees that it shall, upon submission and reasonable request by Lessor, execute such documents relating to the matters set forth in this Section so long as there is no cost or liability to Lessee and such documents do not otherwise adversely affect Lessee’s rights under this Lease in any material respect.
38.2    Appurtenances. Lessee shall have throughout the Term of this Lease a non-exclusive right to use together with Lessor, or any third party claiming by or through Lessor, any right, title or interest of Lessor in and to any easements, rights-of-way or other interest in, on or to any land, highway, street, road or avenue open or proposed in, on, across, in front of, abutting or adjoining the Property, including, without limitation, the right to use any private electrical distribution system on any land adjoining the Property and servicing, directly or indirectly, the Premises.

Building D
Section 39

PERFORMANCE UNDER PROTEST
If at any time a dispute shall arise as to any amount or sum of money to be paid by one party to the other under the provisions hereof, the party against whom the obligation to pay the money is asserted shall have the right to make payment “under protest” and such payment shall not be regarded as a voluntary payment, and there shall survive the right on the part of such party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of such party to pay such sum or any part thereof, such party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.
Section 40

AUTHORITY
Each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of such entity. In addition, each party shall, within seven (7) business days after execution and delivery of this Lease, deliver to the other party reasonable and customary evidence of the authority to enter into and perform this Lease (which may be satisfied by an incumbency certificate indicating that the person signing this Lease on behalf of a party has the authority to do so).
Section 41

RESERVED
Section 42

OPTIONS
42.1    Definition. As used in this Lease, the term “Options,” means all of the following (1) Lessee’s right of first refusal concerning the leasing of other premises in the Building that become Available for Lease during the Term, (2) Lessee’s right of first offer concerning the leasing of other premises in the Project that become Available for Lease during the Term, and (3) Lessee’s options to extend the Term of this Lease, each as hereinafter set forth.
42.2    Assignment. The Extension Options granted to Lessee in this Lease shall be assignable in connection with the assignment of this Lease, but shall not be assigned separate or apart from this Lease. All other Options granted to Lessee in this Lease may only be exercised by the original Lessee named herein or, following any Affiliate Transfer, by the corresponding Lessee Affiliate, or by any approved assignee, but shall become void and of no further force or effect upon any Transfer of this Lease that is not an Affiliate Transfer or to an approved assignee.
42.3    Multiple Options. In the event that Lessee has multiple Options to extend the term of this Lease, a later Option cannot be exercised unless the prior Option to extend the term of this Lease has been so exercised.
42.4    Effect of Default on Options.

Building D
(a)    Lessee shall have no right to exercise an Option, notwithstanding any provision in the grant of option to the contrary (i) other than with respect to those Events of Default described in clause “(iii)” below, during the time commencing from an Event of Default and continuing until the Event of Default alleged in the notice of default is cured (or in the case of an Event of Default under Section 13.1(c), such default’s cure has been commenced and Lessee is continuing diligently to effect a cure), or (ii) during the period of time commencing on the day after a monetary obligation to Lessor is due from Lessee and unpaid (without any necessity for notice thereof to Lessee) continuing until the obligation is paid in full, or (iii) at any time from and after the occurrence of an Event of Default described in Section 13.1(d) (without any necessity of Lessor to give notice of such default to Lessee) or 13.1(f), or (iv) if, within the twelve (12) consecutive-month period immediately preceding the date of the purported exercise of such Option, Lessor has given to Lessee (A) three (3) notices of default pursuant to Section 13.1(b) hereof, (B) three (3) notices of default pursuant to Section 13.1(c), or (C) three (3) notices of default pursuant to the aggregate of either Section 13.1(b) or Section 13.1(c) hereof (but a notice of default given pursuant to Section 13.1(b) hereof shall be counted toward said three (3) notices of default only if a late charge is payable pursuant to Section 13.4 hereof, whether or not collected, with respect to the default in the payment of rent described in such notice of default), such disability in exercising the Option to remain in effect notwithstanding any cure of the defaults described in such three (3) notices of default.
(b)    The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee’s inability to exercise an Option because of the provisions of Section 42.4(a) above or by reason of the termination of an exercise of an Option pursuant to Section 42.4(c) below.
(c)    All rights of Lessee to complete the transaction contemplated by an Option shall terminate and be of no further force or effect, notwithstanding Lessee’s due and timely exercise of such Option, if, after such exercise and during the term of this Lease (i) Lessee fails to pay to Lessor a monetary obligation of Lessee for a period of thirty (30) days after such obligation becomes due (without any necessity of Lessor to give notice thereof to Lessee) or (ii) an Event of Default described in Section 13.1(d) occurs (without any necessity of Lessor to give notice of such default to Lessee).
Section 43

OPTIONS OF LESSEE
43.1    Available for Lease. Any space in the Building or Park shall be deemed “Available” at such time as Lessor decides to offer such space in the Building or Park, as applicable, for lease and such space is no longer or will no longer be: (i) leased or occupied by the then-current tenant; or (ii) assigned or subleased by the then-current tenant of the space; (iii) re-leased by the then-current tenant of the space; or (iv) subject to a valid, unexpired extension or expansion option, right of first refusal, right of first offer, or similar obligation currently existing, valid, and unexpired under any other tenant leases. Landlord represents that, as of the Effective Date, each existing tenant of the Project has an option to extend its current lease (except for the lease of the building in the Project commonly known as Building B) with respect to such tenant’s space. In addition, Lessor represents and warrants that the tenant of Building O has rights of first refusal and rights of first offer to lease space in the Project pursuant to its leases of various buildings in the Project, which rights are superior to the rights of Lessee under this Section 43.

Building D
43.2    Right of First Refusal to Lease. Throughout the Term, Lessee shall have the continuing right of first refusal to lease any Available space located in the Building as the same becomes Available during the Term (“First Refusal Space”). The precise size and configuration of the First Refusal Space shall be as reasonably determined by Lessor and shall be subject to the existing requirements then imposed by the applicable Governmental Regulations. On each occasion during the Term that Lessor receives a Third Party Offer (as hereinafter defined) for any First Refusal Space and prior to leasing such First Refusal Space to any third party, Lessor shall first deliver to Lessee a redacted copy of such Third Party Offer specifying the material business terms and conditions upon which such third-party has proposed to lease such First Refusal Space and which Lessor is willing to accept (the “ROFR Availability Notice”). Lessee shall then have ten (10) business days after its receipt of the ROFR Availability Notice in which Lessee may deliver to Lessor, if at all, notice of Lessee’s acceptance of the subject First Refusal Space on the terms and conditions (including the term of the lease for the First Refusal Space as set forth in the ROFR Availability Notice, which may not be coterminous with the Term of this Lease) specified in the ROFR Availability Notice (the “ROFR Acceptance Notice”); provided, however, that (i) if the ROFR Acceptance Notice is delivered to Lessor within the first twenty-four (24) months after the Phase IV Lease Commencement Date, Lessee shall lease the First Refusal Space on the same terms and conditions as are contained in this Lease (including lease expiration) with all allowances and concessions prorated on a per RSF and straight-line basis, and (ii) at Lessee’s option, the lease term for such First Refusal Space will be adjusted to permit an expiration co-terminus with this Lease but in no event shall the term be less than the lease term reflected in the Third Party Offer; and (iii) the ROFR Acceptance Notice shall be null and void if it attempts to modify in any way the material terms of the ROFR Availability Notice. Prior to giving the ROFR Availability Notice to Lessee and for ten (10) business days thereafter, Lessor shall not enter into any lease of such First Refusal Space with any other person. If during such ten (10) business day period Lessee gives Lessor a ROFR Acceptance Notice, Lessor and Lessee shall then promptly and at Lessor’s election enter into an amendment to this Lease incorporating the terms of the ROFR Acceptance Notice or enter into a new lease for such First Refusal Space substantially on the terms and conditions of this Lease, as modified by the ROFR Acceptance Notice. After expiration of such ten (10) business day period, if Lessee has not given Lessor a timely ROFR Acceptance Notice, then Lessor shall be free to lease the First Refusal Space specified in ROFR Availability Notice to any other person or entity on any terms and conditions which are not materially less favorable to Lessor than those as set forth in the Third Party Offer. In determining whether terms are materially less favorable than the terms in the Third Party Offer, no terms other than fixed rent (including any rent abatement or other monetary concession offered by Lessor), tenant improvement allowance (if any) and minimum term (including any options to extend) shall be considered and such economic terms shall not be deemed materially less favorable if such economic terms are no less than ninety-five percent (95%) of the fixed rent (including any rent abatement or other monetary concession offered by Lessor), tenant improvement allowance (if any) and minimum term (including any options to extend), respectively, set forth in the Third Party Offer. For purposes of this Section 43.2, the term “Third Party Offer” shall mean a bona fide offer to lease the First Refusal Space received by Lessor (including any term sheets or letters of intent) from an unaffiliated third party on terms which are acceptable to Lessor. For the avoidance of doubt, Lessee’s right of first refusal set forth above shall be a continuing right during the Term.

Building D
43.3    Right of First Offer to Lease. With respect to each First Offer Space (as defined below) or any portion thereof, Lessee shall have a one-time Right of First Offer to lease space located in the Building or the Project that becomes Available (“First Offer Space”). The precise size and configuration of the First Offer Space shall be as reasonably determined by Lessor and shall be subject to the existing requirements then imposed by the applicable Governmental Regulations. On each occasion during the Term that space becomes Available, prior to leasing the First Offer Space to any third party, Lessor shall first deliver to Lessee a written notice of the terms and conditions on which Lessor is willing to lease the First Offer Space (the “ROFO Availability Notice”). Lessee shall then have ten (10) business days after its receipt of the ROFO Availability Notice in which Lessee may deliver to Lessor, if at all, notice of Lessee’s acceptance of the subject First Offer Space on the terms and conditions (including the term of the lease for the First Offer Space as set forth in the ROFO Availability Notice, which may not be coterminous with the Term of this Lease) specified in the ROFO Availability Notice (the “ROFO Acceptance Notice”); provided, however, that the ROFO Acceptance Notice shall be null and void if it attempts to modify in any way the terms of the ROFO Availability Notice. Prior to giving the ROFO Availability Notice to Lessee and for ten (10) business days thereafter, Lessor shall not enter into any lease of the First Offer Space with any other person. If during such ten (10) business day period Lessee gives Lessor a ROFO Acceptance Notice, Lessor and Lessee shall then promptly and at Lessor’s election enter into an amendment to this Lease incorporating the terms of the ROFO Acceptance Notice or enter into a new lease for the First Offer Space substantially on the terms and conditions of this Lease, as modified by the ROFO Acceptance Notice. After expiration of such ten (10) business day period, if Lessee has not given Lessor a timely ROFO Acceptance Notice, then Lessor shall be free to lease the First Offer Space to any other person or entity on any terms and conditions which are not materially less favorable to Lessor than those as set forth in the ROFO Availability Notice. In determining whether terms are materially less favorable than the terms in the ROFO Availability Notice, no terms other than fixed rent (including any rent abatement or other monetary concession offered by Lessor), tenant improvement allowance (if any) and minimum term (including any options to extend) shall be considered and such economic terms shall not be deemed materially less favorable if such economic terms are no less than ninety-five percent (95%) of the fixed rent, tenant improvement allowance (if any) and minimum term (including any options to extend), respectively, set forth in the ROFO Availability Notice.
43.4    Lessee’s Extension Options. Lessor hereby gives and grants to Lessee the exclusive right and option to extend the Term of this Lease (each, an “Extension Option”) for three (3) consecutive five (5) year extension terms (each, an “Extension Term”). Each such Extension Option may only be exercised by written notice declaring Lessee’s election to exercise the subject Extension Option given to Lessor not more than fifteen (15) months and not less than twelve (12) months prior to the expiration of the Term, the first Extension Term, or the second Extension Term, as applicable. All of the terms, covenants and conditions of this Lease shall apply during each such Extension Term, except that the Monthly Basic Rent for each Extension Term shall be determined as hereinafter provided. Promptly following the exercise of the subject Extension Option, the Fair Market Rental Value (as hereinafter defined) of the Premises shall be determined and, subject to the provisions of Section 44.2 below, the Monthly Basic Rent during the subject Extension Term shall be ninety-five percent (95%) of such Fair Market Rental Value. As soon as reasonably possible following the determination of the applicable Fair Market Rental Value, Lessor and Lessee shall execute an appropriate amendment to this Lease memorializing the subject Extension Term and the Monthly Basic Rent applicable thereto.
43.5    Qualifications of Options. Lessee acknowledges and agrees that, notwithstanding any other provision of this Lease, during (a) the last three hundred sixty-four (364) days of the Term (as the same may have been extended pursuant to Section 43.4 above), and (b) the third Extension Term, Lessee shall have no right to exercise any Option.

Building D
Section 44

DETERMINATION OF FAIR MARKET RENTAL VALUE
44.1    Fair Market Rental Value. In each instance in this Lease where the fair market rental value of the Premises is to be determined, such determination shall be made in accordance with the procedures set forth in this Section 44. “Fair Market Rental Value” means the rate being charged to commercial tenants renewing existing leases for comparable space in similar commercial buildings in the County in which the Premises is located, with similar amenities, taking into consideration only the following: size, location, proposed term of the lease, extent of services, if any, to be provided, the age and condition of the improvements constituting the leased premises and the time that the particular rate under consideration became or is to become effective. For avoidance of doubt, the determination of Fair Market Rental Value shall include a determination of the then-market annual rate of increase in fixed rental applicable to the subject Extension Term.
44.2    Arbitration Procedures. Promptly following the giving of notice or other occurrence giving rise to the need to determine Fair Market Rental Value, the parties shall endeavor in good faith to agree upon such value. If Lessor and Lessee fail to reach agreement as to Fair Market Rental Value on or before the date that is twenty (20) days from the date of the giving of notice or other occurrence giving rise to the need to determine such value (the “Specified Date”), such determination shall be submitted to arbitration as follows:
(a)    Lessor and Lessee shall each appoint one arbitrator, who shall by profession be a MAI-licensed real estate appraiser or licensed commercial real estate broker who has been active over the five (5) year period ending on the date of such appointment in the appraisal of commercial properties in the Salt Lake City area. The determination of the arbitrators shall be limited solely to the issue of whether Lessor’s or Lessee’s submitted figure for the Fair Market Rental Value is closest to the actual value as determined by the arbitrators, taking into account the requirements of this Section 44. Each such arbitrator shall be appointed within fifteen (15) days after the Specified Date.
(b)    The two (2) arbitrators so appointed shall, within fifteen (15) days of the date of the appointment of the last appointed arbitrator, agree upon and appoint a third (3rd) arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.
(c)    The three (3) arbitrators shall within thirty (30) days of the appointment of the third (3rd) arbitrator determine whether the parties shall use Lessor’s or Lessee’s submitted Fair Market Rental Value and shall notify Lessor and Lessee thereof.
(d)    The decision of the majority of the three (3) arbitrators shall be binding upon Lessor and Lessee.
(e)    If either Lessor or Lessee fails to appoint an arbitrator within the time period specified hereinabove, the arbitrator appointed by one (1) of them shall reach a decision, notify Lessor and Lessee thereof, and such arbitrator’s decision shall be binding upon Lessor and Lessee.
(f)    If the two (2) arbitrators fail to agree upon and appoint a third (3rd) arbitrator, both arbitrators shall be dismissed and the matter to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association.
(g)    The cost of arbitration shall be paid by Lessor and Lessee equally.

Building D
Section 45

HAZARDOUS MATERIALS
45.1    Covenants of Lessee. Lessor and Lessee agree as follows with respect to the existence or use of Hazardous Material on the Premises:
(a)    Lessee hereby covenants to Lessor that any handling, transportation, storage, treatment or use of Hazardous Material by Lessee or any Lessee Party on the Premises from and after the Commencement Date (or any earlier entry permitted under the terms of the Work Letter) shall be in compliance with all applicable Governmental Regulations.
(b)    (i) Lessee shall be responsible for all costs incurred in complying with all Governmental Regulations which apply to Hazardous Material as used, stored, disposed of or Released by Lessee or any Lessee Party on, in or about the Premises on or after the Commencement Date of this Lease (or any earlier entry permitted under the terms of the Work Letter), to the extent required by any governmental authority directly responsible for enforcement of any such Governmental Regulations. “Release” means any sudden, intermittent or gradual release, deposit, discharge, emission, leaking, leaching, spilling, seeping, migrating, injecting, pumping, pouring, emptying, escaping, dumping, disposing or other movement of Hazardous Materials into the indoor or outdoor environment (including the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata).
(ii)    Lessor shall be solely and exclusively responsible for all costs incurred in complying with all Governmental Regulations which apply to Hazardous Material on, in, about or under the Premises or the Building prior to the Commencement Date of this Lease, except to the extent the presence of such Hazardous Material was caused by Lessee or any Lessee Parties. Prior to the Phase I Possession Date, Lessor shall fully remove, at Lessor’s sole cost and expense, all Hazardous Materials identified in the R&R Environmental Reports to the extent such removal is indicated in the Lessor Remediation Plan or is otherwise required by a governmental agency with jurisdiction over the Property. Lessor’s cost for such removal and disposal shall be excluded from the Common Area Costs and Building Specific Costs passed through to the Lessee. As used herein, the term “R&R Environmental Reports” means (A) that certain report titled “Asbestos Survey and Assessment for Building D,” dated November 11, 2021, revised December 18, 2021, and (B) that certain report titled “Lead-Based Paint Inspection of Building D,” dated November 11, 2021, both of which were prepared for Lessor with respect to the Property by R&R Environmental, and the term “Lessor Remediation Plan” means that certain work plan titled “Asbestos Work Plan” dated December 21, 2021, prepared for Lessor by R&R Environmental with respect to the Property, all of which were previously delivered to Lessee. In addition to the foregoing, at such times after the Lease Date that Lessee determines to install skylights (whether pursuant Section 7 above or the Work Letter) in the roof above the Premises, or desires any other work to be done on or with respect to the roof above the Premises, plans and specifications for which are submitted to and approved by Lessor in accordance with the terms of this Lease, then Lessor shall (i) at Lessee’s cost, cause Lessor’s contractor to cut in the openings in the structural roof and membrane (for the skylights, and to the extent required for such other approved work), and (ii) at Lessor’s cost, pay the incremental cost to remove and dispose of any asbestos-containing materials or other Hazardous Materials contained therein. For the avoidance of doubt, at all times during the Term of this Lease, Lessor shall be solely responsible for all costs incurred in the removal and remediation of Hazardous Materials set forth in the R&R Environmental Reports and the Lessor Remediation Plan from the Premises or the Building.

Building D
(iii)    If Hazardous Material are Released on, in, about or under the Premises or the Building after the Commencement Date of this Lease and such Release was not caused by either Lessor or Lessee or their agents or employees, then the same shall be a Common Area Cost shared on a pro rata basis with all lessees of the Project whose premises are physically affected by such Release; provided, however, that to the extent such Release was caused or exacerbated by any other lessee (or any employee, agent, contractor, licensee or invitee of any other lessee) of the Project, such expense shall, to the same extent, be passed through to such other lessee.
(iv)    Lessee or Lessor may, with the prior written consent of the other party which consent shall not be unreasonably withheld, conditioned or delayed, contest any requirement of such Governmental Regulations provided such contest shall (i) result in no lien against the Premises or subject the other party to any unreimbursed loss, cost, expense or liability, (ii) be made in compliance with any and all applicable procedures set forth in such Governmental Regulations and (iii) not exacerbate the environmental condition giving rise to such requirement; provided, however, that notwithstanding any such contest, Lessee or Lessor (as applicable) shall promptly take any reasonable steps required to stop continuing Releases of Hazardous Materials or otherwise prevent further injury or damage to human health, property or the environment. Lessee shall not, nor shall any Lessee Party, enter into any settlement agreement, consent decree or other compromise (any, a “Settlement”) with respect to any claim or order relating to any Hazardous Material Released on, in, about, to or from the Premises without first (A) notifying Lessor of Lessee’s intention to do so and affording Lessor the opportunity to participate in such proceedings, and (B) obtaining Lessor’s prior written consent, which consent (1) may be withheld in Lessor’s sole discretion (subject to applicable Governmental Regulations) with respect to any Settlement which would result in (x) any lien or encumbrance on the Premises or (y) any restriction or other obligation concerning the Premises that would constitute a covenant running with the land or an equitable servitude against the Premises, but (2) shall not otherwise be unreasonably withheld.
(c)    (i)    Lessee shall indemnify, defend and hold Lessor harmless from and against any and all claims, damages, penalties, fines, costs, liabilities (including but not limited to damages for the loss or restriction of rentable or usable space or increased costs of demolition and removal of improvements which are part of the Premises at the expiration or earlier termination of the Term, or any levy, assessment or charge by any governmental authority against the Premises or Lessor or Lessee) to the extent incurred by Lessor as a consequence of the Release of Hazardous Material in, on or about the Premises, or the leaching or migration thereof to other properties, to the extent arising from Lessee’s or any Lessee Party’s use, storage or disposition of any Hazardous Material on or after the Commencement Date, or to the extent arising from any action or failure to act by Lessee or any Lessee Party which action or failure constitutes a default by Lessee under this Lease or a violation of applicable laws, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees which arise during or after the Term to the extent arising from a breach by Lessee or any Lessee Party of Lessee’s obligations under this Section 45.

Building D
(ii)    Lessor shall indemnify, defend and hold Lessee harmless from and against any and all claims, damages, penalties, fines, costs, liabilities (including but not limited to damages for the loss of use of the Premises, or any levy, assessment or charge by any governmental authority against the Premises or Lessor or Lessee) to the extent incurred by Lessee as a consequence of the Release of Hazardous Material in, on or about the Premises, or the leaching or migration thereof to other properties, to the extent arising from any action or failure to act by Lessor or any Lessor Affiliate which action or failure constitutes a default by Lessor under this Lease or a violation of applicable laws, and sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees which arise during or after the Term to the extent arising from a breach by Lessor or any Lessor Affiliate of Lessor’s obligations under this Section 45.
(iii)    The foregoing indemnification obligations include, without limitation, costs incurred by the indemnified party in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision due to a breach by the indemnifying party of its obligations under this Section 45. Without limiting the foregoing, if, during the Term of this Lease, any Hazardous Material is discovered on, in, under or about the Premises or the Building for which a response action is required by Governmental Regulations (“Response Action”), then Lessor and Lessee shall cooperate and exercise diligent efforts to determine which party is responsible to prosecute such Response Action. Following such mutual determination, the responsible party hereunder shall promptly take all actions at its sole expense as are necessary to prosecute such Response Action as required by Governmental Regulations; provided, however, (i) if Lessee is responsible for prosecuting such Response Action, then Lessor’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not have any potential to cause a material adverse long-term or short-term effect on the Premises or the Building and (ii) if Lessor is responsible for prosecuting such Response Action, then Lessee’s approval of such actions shall first be obtained, which approval shall not be unreasonably withheld, conditioned or delayed so long as such actions would not have a material adverse long-term or short-term effect on Lessee’s use of the Premises for the conduct of Lessee’s business therein.
(d)    Lessee shall not cause or permit any Hazardous Material to be brought upon, kept or used in or about the Premises by Lessee or any Lessee Party, other than those identified in Schedule 45.1 (which schedule may be amended from time to time by Lessee subject to Lessor’s written approval, which approval shall not be unreasonably withheld, conditioned or delayed, it being understood that Lessor shall not withhold its consent if Lessee can demonstrate that such Hazardous Materials are essential to the operation of its business and Lessee complies with all Governmental Regulations regulating any such Hazardous Materials so brought upon, used, kept in or about, or disposed from the Premises). To the extent any such Hazardous Material is required to be identified in writing by any Governmental Regulations concerning the reporting of the storage, use, or disposal of Hazardous Material on or from the Premises, Lessee will identify any such Hazardous Material by providing a copy of any such report to Lessor prior to the Commencement Date. Lessee will keep, use, store, and dispose of all such Hazardous Materials in a manner that complies with all Governmental Regulations regulating any such Hazardous Materials so brought upon, used, kept in or about, or disposed from the Premises. This provision shall not apply to small quantities of Hazardous Materials customarily used in comparable operations as Lessee’s, provided they are used and disposed of in compliance with all applicable Governmental Regulations.
(e)    Either party receiving notice of any inquiry or test or any investigation or enforcement proceeding concerning a Hazardous Material and involving the Premises shall promptly notify the other party of same.

Building D
(f)    Performance of any compliance obligation under this Section 45 performed to the satisfaction of the governmental authorities having jurisdiction shall be deemed to be full performance for all purposes of the Lease; provided, however, that if during the Term of this Lease any of such authorities later changes or adds to its requirements such that the performance by Lessor or Lessee (defined for purposes of this paragraph as the “Non-Complying Party”) is no longer satisfactory for reasons other than an actual or planned change in the Property’s zoning or use (unless at the Non-Complying Party’s request), other releases of Hazardous Substances not caused by the Non-Complying Party, or new construction or renovation of existing improvements by or for the benefit of anyone other than the Non-Complying Party or its Occupants, Occupancy Tenants, assignee or sublessees, such Non-Complying Party will be obligated to satisfy such changed or additional requirements. This subsection 45.1(f) in no way alters or limits the obligations of Lessee or Lessor under subsections 45.1(c)(i) or 45.1(c)(ii) above.
45.2    Hazardous Material Definition. As used herein, the term “Hazardous Material” means any hazardous or toxic substance, material or waste which is or becomes regulated as such at any time during the Term of this Lease by any applicable federal, state or local governmental authority including, without limitation, (a) any material or substance which is listed in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act, the Clean Water Act, the Clean Air Act, the Toxic Substances Control Act, the Safe Drinking Water Act, Hazardous Waste Control Law, Safe Drinking Water and Toxic Enforcement Act of 1986, or in the regulations adopted and publications promulgated pursuant thereto, or in any other federal, state or local environmental law, ordinance, rule or regulation, (b) any waste, material or substance (whether in the form of liquids, solids or gases, and whether or not air-borne) which is or may be deemed to be, include or contain a pesticide, petroleum, asbestos (whether friable or non-friable) or asbestos containing materials, lead or lead-based paint, polychlorinated biphenyl, radioactive material, urea formaldehyde, or (c) any other pollutant or substance which is or may be deemed to be hazardous, toxic, ignitable, reactive, corrosive, explosive, carcinogenic, mutagenic or phytotoxic.
45.3    Governmental Regulations Defined. As used herein, the term “Governmental Regulations” means any statutes, laws, ordinances, rules, requirements, resolutions, policy statements, regulations, orders, covenants and restrictions of record, and requirements in effect during any part of the Term hereof whensoever arising (including, without limitation, those relating to land use, subdivision, zoning, environmental, toxic or hazardous waste, occupational health and safety, water, earthquake hazard reduction, and building and fire codes) of any governmental or quasi-governmental body or agency having jurisdiction over the Premises, Lessor or Lessee, bearing on the construction, alteration, rehabilitation, maintenance, leasing, use, operation or sale of the Premises.
This Section 45 shall survive the expiration or earlier termination of this Lease.
Section 46

LIENS
Lessee shall not suffer any lien to be recorded against the Premises as a consequence of a Hazardous Material brought onto or under the Property, or used, stored, or disposed of by Lessee or by its agents, employees, contractors, vendors, or invitees, including any so-called state, federal or local “superfund” lien relating to the clean-up of a Hazardous Material in, on or about the Premises.

Building D
Section 47

MEMORANDUM OF LEASE
Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form of memorandum of this Lease for recording purposes. The party requesting recordation shall be responsible for payment of any fees or taxes applicable thereto.
Section 48

PLACE OF PAYMENT
All payments to be paid to Lessor under the terms of this Lease shall be made in lawful money of the United States, without deduction, offset or recoupment whatsoever, and shall be delivered to Lessor by a check for currency or by means of a wire transfer to Lessor’s account at the following address or such other place as Lessor may from time to time designate hereafter to Lessee in writing:
Bay Bridge/Corporate, LLC
c/o Drawbridge Realty Operating Partnership, LLC
Three Embarcadero Center, Suite 2310
San Francisco, CA 94111
Section 49

LEASE COMMENCEMENT MEMORANDUM
Following the Phase IV Lease Commencement Date, Lessor shall prepare and deliver to Lessee, for Lessee’s countersignature, a supplemental instrument (“Lease Commencement Memorandum”) which shall memorialize the Commencement Date, Monthly Basic Rent amounts, and any other factual information respecting this Lease that the parties determine to be convenient to be so memorialized. Lessee agrees to (a) confirm the information set forth in the Lease Commencement Memorandum by countersigning same or (b) if Lessee disagrees with any information set forth therein, provide to Lessor evidence substantiating any such purported error, promptly following Lessee’s receipt of the Lease Commencement Memorandum. Notwithstanding the foregoing, the failure of Lessor to prepare, or Lessee to countersign, such Lease Commencement Memorandum shall not affect the determination of such dates, amounts or other information in accordance with the terms of this Lease.
Section 50

LESSEE’S BROKER
Lessee represents and warrants to Lessor that Lessee has dealt with no broker in connection with this Lease other than CBRE, Inc. (“Lessee’s Broker”). Lessee shall hold Lessor harmless from and against any and all liability, loss, damage, expense, claim, action, demand, suit or obligation arising out of or relating to a breach by Lessee of the foregoing representation and warranty. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. Lessor shall pay to Lessee’s Broker a commission respecting this Lease as and when earned, due and payable pursuant to a separate written agreement between Lessor and Lessee’s Broker (“Brokerage Commissions”).

Building D
Section 51

ROOF INSTALLATIONS
Subject to the provisions of this Section 51, and provided no Event of Default has occurred and is then continuing, Lessee may install, at its sole cost, microwave transmitter-receivers, rooftop antennas or satellite dishes (each, a “Satellite Dish”) on the roof of the Building, subject to (a) the availability of suitable space on the roof of the Building (to be determined in Lessor’s reasonable discretion by reference to Lessee’s Proportionate Share), and (b) Lessor’s prior written approval, in Lessor’s reasonable discretion, of plans and specifications for the subject Satellite Dish and the type and placement of all cabling and wiring ancillary thereto, including conduit and sleeving from the roof to the points of connection within the Premises. Lessee shall be responsible for obtaining and maintaining all approvals, permits and licenses required by any federal, state or local government for installation and operation of the Satellite Dish and shall pay all fees attendant thereto. If any Satellite Dish is installed, Lessee shall have sole responsibility for the maintenance, repair and replacement thereof and of all cabling and wiring and ancillary thereto at Lessee’s sole cost. Lessee shall utilize Lessor’s approved roofing vendor for any installation, alteration, or other work on the roof of the Building. Lessee acknowledges that it has the sole risk that applicable Governmental Regulations or any easements or other covenants, conditions and restrictions burdening the Property or the Project (“CC&Rs”) may not allow the installation of the subject Satellite Dish as a matter of right, and that a special exception may be required and/or may not be obtainable or granted by applicable governmental authorities. Any failure by Lessee to obtain required governmental approvals or approvals required under any CC&Rs to install any Satellite Dish shall not affect Lessee’s obligations under any provision of this Lease. Each Satellite Dish may only be used by Lessee in connection with the conduct of its business in the Premises and may not be licensed by Lessee for use by third parties.
Lessor shall not charge Lessee additional rent for the use of space on the roof for any Satellite Dish or other roof top equipment. However, if the insurance premium or real estate tax assessment charged to Lessor with respect to the Building increases as a result of the presence or operation of any Satellite Dish or equipment, Lessee shall pay the amount of such increase as additional rent within thirty (30) days after Lessor delivers a bill for such increase. If use of any Satellite Dish by Lessee ceases for any reason whatsoever, Lessee shall have neither a claim for abatement or diminution of rent, nor a claim for damages (except in the event of Lessor’s negligence or willful misconduct), on account of such cessation of use.
Lessee covenants that the ownership, installation, use, operation, maintenance, repair, replacement and removal of any and each Satellite Dish/equipment shall be at its sole risk. Lessee shall comply with the requirements of Lessor and of any roof warranty in connection with its activities on the roof, and Lessor may require that Lessee, its agents, employees and contractors be accompanied by Lessor’s personnel during Lessee’s activities on the Building roof. If any roof warranty applicable to the Building is voided as a result of Lessee’s activities on the Building roof (unless such installation of the subject Satellite Dish / equipment was approved by Lessor hereunder and completed in strict accordance with such approved scope of work), then, notwithstanding the provisions of Section 5.1(d), Lessee shall assume the obligation to perform all of the Lessor Maintenance Obligations, at Lessee’s cost and expense, respecting the maintenance and/or replacement of the Original Roof System or any replacement thereof theretofore installed, as the case may be. Lessee agrees to protect, indemnify and save Lessor harmless from and against any and all claims, actions, damages, liability and expenses, including reasonable attorney’s fees, arising from or relating to the ownership, installation, use, operation, maintenance, repair, replacement and removal of any and each Satellite Dish. To insure such indemnity, all of Lessee’s insurance policies required under this Lease shall include any and each Satellite Dish as an insured risk.

Building D
If any Satellite Dish or use thereof causes damage to the structure or to any systems of the Building, or interferes with any service provided to or the quiet enjoyment of any other Occupant of the Building or the Project, or violates any Governmental Regulations or CC&Rs, Lessor may revoke Lessee’s permission to use the subject Satellite Dish, in which case Lessee shall cease use of and promptly remove such Satellite Dish. Any failure by Lessee to comply with the provisions of this Section 51 shall be an Event of Default and, notwithstanding any provision of this Lease to the contrary including, without limitation, any longer cure period set forth in Section 13, Lessor may (i) upon five (5) business days’ notice and opportunity to cure, require Lessee to cease use of and remove the subject Satellite Dish / equipment, or (ii) avail itself of any and all remedies provided by this Lease or at law.
At the Expiration Date or upon the earlier termination of this Lease, Lessee shall remove each Satellite Dish from the Building roof. The ancillary cabling and wiring shall become the property of Lessor and shall remain in the Building, or be removed by Lessee, at Lessor’s election. If Lessee fails so to remove any such Satellite Dish, Lessor may remove and dispose of the subject Satellite Dish, at Lessee’s cost and expense, without liability for any property (whether owned by Lessee or a third party) disposed of or removed by Lessor.
LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN AND, BY EXECUTION OF THIS LEASE, SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.
Section 52

PROPERTY MANAGEMENT
The Property is currently managed and has been managed for several years by Cushman and Wakefield (“C&W”) pursuant to a property management agreement between Lessor and C&W. Should Lessor enter into a different property management agreement or retain a different property manager, Lessor agrees that such property management agreement shall require the property manager to have a local employee/contractor and to manage the Property in a first-class manner.

Building D
Section 53

CONSTRUCTION OF ADDITIONAL BUILDING
Subject to the terms and conditions of this Section 53, Lessee shall have the right to request Lessor to construct, in a location mutually acceptable to Lessor and Lessee within the existing shipping and receiving yard on the Property, an additional building containing approximately 2,000 RSF for certain of Lessee’s mechanical equipment (the “Equipment Building”). Provided that Lessee makes such request in a written notice received by Lessor by no later than the Commencement Date, Lessor and Lessee shall promptly enter into an amendment to this Lease containing the following material terms: (a) Lessor shall agree to construct the Equipment Building at Lessor’s sole cost and expense in accordance with drawings and specifications prepared by Lessor’s architect, subject to reasonable revisions, if any, requested by Lessee and approved by Lessor, which shall not be unreasonably conditioned, withheld, or delayed, and in all cases approved by all applicable governmental authorities, (b) the RSF of the Equipment Building shall be measured from the drawings utilizing the Measurement Method, and such RSF shall be added to and increase the Confirmed Rentable Area of the Premises for purposes of this Lease, (c) as of the date the Equipment Building is substantially complete and Lessee is able to use the Equipment Building, any other provisions of this Lease which are a function of rentable area (e.g., Monthly Basic Rent, Lessee’s Common Area Share, Lessee’s Proportionate Share, etc.) shall be modified to take into account the RSF of the Equipment Building, and (d) the date on which Lessee is required to commence paying rent on the Equipment Building shall be the date upon which the Equipment Building is delivered to Lessee substantially complete and usable by Lessee. The Tenant Improvement Allowance and the HVAC Allowance in accordance with Exhibit B – Section 3 shall be provided by the Lessor to the Lessee for the additional square footage of Equipment Building.
Section 54

CONSTRUCTION OF SANITARY SEWER LINE
Pursuant to the terms of this Section 54, Lessee shall have the right to require Lessor to construct, at Lessee’s sole cost and expense and in a location mutually acceptable to Lessor and Lessee, a new sanitary sewer line servicing the Premises (including the Equipment Building, if applicable). Provided that Lessee makes such request in a written notice received by Lessor by no later than the Commencement Date, (a) Lessor shall construct the new sewer at Lessee’s sole cost and expense in accordance with drawings and specifications prepared by Lessor’s consultant, subject to reasonable revisions, if any, requested by Lessee and approved by Lessor, which shall not be unreasonably conditioned, withheld, or delayed, and in all cases approved by all applicable governmental authorities, and (b) Lessee shall pay the amounts incurred and invoiced by Lessor (accompanied by reasonable supporting documentation) from time to time within thirty (30) days of invoice receipt.
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SIGNATURE PAGE FOLLOWS.]

Building D
IN WITNESS WHEREOF, Lessor and Lessee have executed this Lease on the date set forth next to such party’s signature below.

Date: February __, 2022
Address:
c/o Drawbridge Realty Operating Partnership, LLC
Three Embarcadero Center, Suite 2310
San Francisco, CA 94111
Attention: Mike Embree
membree@drawbridgerealty.com

with a copy to:
Mintz Levin
44 Montgomery Street, 36th Floor
San Francisco, CA 94104
Attention: Paul Churchill
pchurchill@mintz.com

LESSOR:
BAY BRIDGE/CORPORATE, LLC,
a Delaware limited liability company
By:    Drawbridge Realty Partners, LP, a Delaware limited partnership, its Manager
By: Drawbridge Realty GP, LLC,
Its General Partner
By: Charlie McEachron
Name: Charlie McEachron
Title: Chief Operating Officer
By:    Drawbridge Realty Sponsor, LLC, a Delaware limited Liability company, its Member
By: /s/ Charlie McEachron
Name: Charlie McEachron
Title: Chief Operating Officer

Date: February 9, 2022
Address:
Myriad Genetics, Inc.
320 Wakara Way
Salt Lake City, Utah 84108
Attention: Chief Financial Officer
Email: briggsbee@myriad.com

With a copy to:
Myriad Genetics, Inc.
320 Wakara Way
Salt Lake City, Utah 84108
Attention: Vice President, Corporate Legal Affairs
Email: justin.hunter@myriad.com
LESSEE: MYRIAD GENETICS, INC., a Delaware corporation By: /s/ R. Bryan Riggsbee Name: R. Bryan Riggsbee Title: Chief Financial Officer

Building D
EXHIBIT A-1
SITE PLAN OF THE PROPERTY

PROPERTY SITE PLAN

BUILDING Z
BUILDING Z PARKING
32 TOTAL
FUTURE DEVELOPMENT
248 TOTAL
MYRIAD PARKING
803 TOTAL
FENCED YARD
MYRIAD
PARKING
BUILDING B
BUILDING C
BUILDING D
ONE-LEVEL
MYRIAD
BUILDING D
TWO-LEVEL
MYRIAD PARKING
NORTH

EXHIBIT A-1

Building D
EXHIBIT A-2
FLOOR PLAN

FLOOR PLAN | LEVEL TWO

BUILDING D
BUILDING D TOTAL 294,534 RSF
MYRIAD TOTAL AREA 231,745 RSF
MAIN FLOOR 169,159 RSF
SECOND FLOOR 62,586 RSF
MYRIAD SECOND FLOOR

EXHIBIT A-2

Building D
EXHIBIT A-3
LEGAL DESCRIPTION OF THE PROPERTY
THAT CERTAIN IMPROVED REAL PROPERTY LOCATED IN THE CITY OF SALT LAKE CITY, COUNTY OF SALT LAKE, STATE OF UTAH, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

EXHIBIT A-3

Building D
EXHIBIT A-4
SITE PLAN OF THE PROJECT

EXHIBIT A-4

Building D
EXHIBIT B
WORK LETTER
The purpose of this Work Letter is to set forth how the work to be performed by Lessor as described with specificity on Schedule 1 attached to this Work Letter (the “Lessor’s Work”) is to be constructed, and how the work to be performed by Lessee (the “Lessee’s Work”) is to be designed and constructed, who will perform such work, how such work will be paid for, and the estimated time schedule for completion of such work. Except as defined in this Work Letter to the contrary, all capitalized terms utilized in this Work Letter shall have the same meanings as the defined terms in the Lease. The terms, conditions and requirements of the Lease, except where clearly inconsistent or inapplicable to this Work Letter, are incorporated into this Work Letter.
1.    Lessor’s Work. The Lessor’s Work will be performed and completed in phases, as follows:
(a)    The “Phase I Premises” will consist of approximately 113,181 RSF as denoted on Schedule 2 attached hereto (the “Phasing Schedule”). Lessor will utilize its best, commercially reasonable efforts to deliver the Phase I Premises to Lessee in the condition described on Schedule 3 attached hereto (the “Space Delivery Condition”) by April 1, 2022 (the “Phase I Possession Date”);
(b)    The “Phase II Premises” will consist of approximately 51,967 RSF as denoted on the Phasing Schedule, in addition to the fenced yard depicted thereon. Lessor will utilize its best, commercially reasonable efforts to deliver the Phase II Premises to Lessee in the Space Delivery Condition by June 1, 2022 (the “Phase II Possession Date”);
(c)    The “Phase III Premises” will consist of approximately 34,740 RSF as denoted on the Phasing Schedule. Lessor will utilize its best, commercially reasonable efforts to deliver the Phase III Premises to Lessee in the Space Delivery Condition by January 1, 2023 (the “Phase III Possession Date”);
(c)    The “Phase IV Premises” will consist of approximately 11,837 RSF as denoted on the Phasing Schedule. Lessor will utilize its best, commercially reasonable efforts to deliver the Phase IV Premises to Lessee in the Space Delivery Condition by March 15, 2023 (the “Phase IV Possession Date”); and
(d)    The “Phase V Premises” will consist of approximately 20,116 RSF as denoted on the Phasing Schedule. Lessor will utilize its best, commercially reasonable efforts to deliver the Phase V Premises to Lessee in the Space Delivery Condition by January 1, 2026 (the “Phase V Possession Date”).
Each of the foregoing possession dates may be referred to generally in this Lease from time to time as a “Phase Possession Date.” Each Phase Possession Date shall automatically be extended by the number of days, if any, of Lessee Delay (as defined in Section 5 of this Work Letter). Lessee acknowledges and agrees that Lessor may be doing certain portions of Lessor’s Work (e.g., installation of windows or skylights) in a Phase after the related Phase Possession Date due to factors such as seasonal weather conditions, and agrees to cooperate reasonably with Lessor in connection therewith.
2.    Lessee’s Work. Lessee shall construct, furnish or install all improvements, equipment or fixtures, that are necessary for Lessee’s use and occupancy of the entirety of the
EXHIBIT B

Building D
Premises (collectively, the “Lessee’s Work”), although it is currently anticipated that the process described in this Section 2 will be repeated on a Phase-by-Phase basis. Lessee shall utilize its best, commercially reasonable efforts to complete construction of the Lessee’s Work for the applicable Phase within seven (7) months after the associated Phase Possession Date. If applicable, Lessee shall also be responsible for the cost of any alterations to the Building required as a result of the Lessee’s Work.
(a)    Lessee will engage a consultant reasonably approved by Lessor to manage the design and construction of the Lessee’s Work (“Tenant Improvement Project Manager”). Lessee shall cause all drawings and specifications for the Lessee’s Work to be prepared by an architect selected by Lessee and reasonably approved by Lessor (“Tenant Improvement Architect”) and to be constructed by a general contractor licensed in Utah, selected by Lessee, and reasonably approved by Lessor (“Tenant Improvement Contractor”). Lessor’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed, shall be required if Lessee desires to change its Tenant Improvement Architect, Tenant Improvement Contractor or Tenant Improvement Project Manager. Lessee shall furnish to Lessor a copy of the executed contracts between Lessee and Tenant Improvement Architect, and Lessee and Tenant Improvement Contractor, covering all of Lessee’s obligations under this Work Letter.
The Lessee’s Work shall be in conformity with drawings and specifications submitted to and approved by Lessor, which approval shall not be unreasonably withheld, conditioned, or delayed, and shall be performed in accordance with the following provisions:
Tenant Improvement Space Plans: Lessee shall prepare and submit to Lessor for its approval Tenant Improvement space plans (the “Tenant Improvement Space Plans”). Within five (5) business days after receipt of Lessee’s drawings Lessor shall return one set of prints thereof with Lessor’s approval and/or suggested modifications noted thereon. If Lessor has approved Lessee’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Lessee unless Lessee shall prepare and resubmit revised drawings for further consideration by Lessor. If Lessor has suggested modifications without approving Lessee’s drawings Lessee shall prepare and resubmit revised drawings within five (5) business days for consideration by Lessor. All revised drawings shall be submitted, with changes highlighted, to Lessor within five (5) business days following Lessor’s return to Lessee of the drawings originally submitted, and Lessor shall approve or disapprove such revised drawings within five (5) business days following receipt of the same. Lessor shall be provided with a copy of Lessee’s preliminary floor plan and associated CAD files as a condition to receiving reimbursement. Lessor will reimburse Lessee and/or the Tenant Improvement Architect for the cost of two (2) preliminary test fit space plans, inclusive of one (1) revision, such reimbursement not to exceed $0.15 per rentable square foot, for a maximum reimbursement (based on 231,841 RSF) of $34,776.15. All other space planning fees shall be charged against the Tenant Improvement Allowance.
Tenant Improvement Design Development Plans: Lessee shall prepare and submit to Lessor for its approval Tenant Improvement design development plans (“Tenant Improvement Design Development Plans”). Within five (5) business days after receipt of Lessee’s drawings Lessor shall return one set of prints thereof with Lessor’s approval and/or suggested modifications noted thereon. If Lessor has approved Lessee’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Lessee unless Lessee prepares and resubmits revised drawings for further consideration by Lessor. If Lessor has suggested modifications without approving Lessee’s drawings Lessee shall prepare and resubmit revised drawings within five (5) business days for consideration by Lessor. All revised drawings shall be submitted, with changes highlighted, to Lessor within five (5) business days following Lessor’s return to Lessee of the drawings originally
EXHIBIT B

Building D
submitted, and Lessor shall approve or disapprove such revised drawings within five (5) business days following receipt of the same.
Lessee’s Working Drawings: Lessee shall prepare and submit to Lessor for its approval Lessee’s Working drawings (“Lessee’s Working Drawings”) including mechanical, electrical, and plumbing plans (“MEP”). Within five (5) business days after receipt of Lessee’s drawings Lessor shall return one set of prints thereof with Lessor’s approval and/or suggested modifications noted thereon. If Lessor has approved Lessee’s drawings subject to modifications, such modifications shall be deemed to be acceptable to and approved by Lessee unless Lessee shall prepare and resubmit revised drawings for further consideration by Lessor. If Lessor has suggested modifications without approving Lessee’s drawings Lessee shall prepare and resubmit revised drawings within seven (7) business days for consideration by Lessor. All revised drawings shall be submitted, with changes highlighted, to Lessor within seven (7) business days following Lessor’s return to Lessee of the drawings originally submitted, and Lessor shall approve or disapprove such revised drawings within five (5) business days following receipt of the same.
Final Tenant Improvement Plans: Lessee shall submit the approved Lessee’s Working Drawings to the Salt Lake City Building Department for a Tenant Improvement building permit prior to the commencement of such work. The Lessee’s Working Drawings as modified by the Salt Lake City Building Department are defined herein as the “Final Tenant Improvement Plans.” Prior to commencing construction, Lessee shall deliver to Lessor a copy of the building permit for the Final Tenant Improvement Plans received from the Salt Lake City Building Department.
Notwithstanding the foregoing process for developing the Final Tenant Improvement Plans:
(i)    For any floor of the Building on which Lessee leases the entire rentable area, Lessee shall have the right to reconfigure the VAV system on such floor, subject to Lessor’s prior written approval (not to be unreasonably withheld, conditioned or delayed);
(ii)    Lessor shall not unreasonably withhold its approval of Lessee’s installation/use of a tenant Building Management System (a “BMS”) within the premises with ‘read only’ connection to the building BMS system;
(iii)    Lessee shall have the right to make structural alterations and install reinforcing of the floor framing structure as required, subject to Lessor’s review and approval in its reasonable discretion of the plans and specifications therefor;
(iv)    Lessee shall be permitted to install microwave transmitter-receivers, rooftop antennas or satellite dishes pursuant to and in accordance with Section 51 of the Lease;
(v)    Lessee may install a back-up generator that can power the Premises on the Property in a mutually acceptable location, at Lessee’s sole expense, provided that Lessee shall have the right to utilize the Tenant Improvement Allowance for the cost thereof; and
(vi)    Lessee shall install a new 3-stage HVAC mechanical system to service the Premises (or such other mechanical system as will adequately heat and cool the Premises for Lessee’s intended use).
EXHIBIT B

Building D
(b)    Any material changes to the Final Tenant Improvement Plans shall be subject to Lessor’s prior written approval, which shall not be unreasonably withheld, conditioned or delayed. Any material deviation in construction from the design specifications and criteria set forth in the Final Tenant Improvement Plans, other than as approved in writing by Lessor (such approval not to be unreasonably withheld, conditioned or delayed), shall constitute a default for which Lessor may, within ten (10) business days after giving written notice to Lessee, elect to exercise the remedies available in an Event of Default under the provisions of this Lease, unless such default is cured within such ten (10) business day period, or, if the cure reasonably requires more than ten (10) business days, unless such default is cured as soon as reasonably practicable but in no event later than sixty (60) days after Lessor’s notice to Lessee. Only new materials shall be used in the construction of the Lessee’s Work, except with the written consent of Lessor.
(c)    Lessee acknowledges that it will engage the Tenant Improvement Architect, the Tenant Improvement Project Manager, and the Tenant Improvement Contractor, and shall be solely responsible for the actions and omissions of its architects, engineers, contractors, and project/construction managers and for any loss, liability, claim, cost, damage or expense suffered by Lessor or any other entity or person as a result of the acts or omissions of its architect, engineers or project/construction managers. Lessor’s approval of any of Lessee’s architects, engineers or project/construction managers and of any documents prepared by any of them shall not be for the benefit of Lessee or any third party, and Lessor shall have no duty to Lessee or to any third parties for the actions or omissions of Lessee’s architects, engineers or project/construction managers. Lessee shall indemnify and hold harmless Lessor from and against any and all losses, costs, damages, claims and liabilities arising from the actions or omissions of Lessee’s architects, engineers and project/construction managers.
(d)    The Lessee’s Work shall be constructed by the Tenant Improvement Contractor in accordance with the Final Tenant Improvement Plans, in compliance with all of the terms and conditions of this Work Letter and the Lease, and with all applicable laws and regulations. The Tenant Improvement Contractor shall obtain a builder’s risk policy of insurance in an amount and form and issued by a carrier reasonably satisfactory to Lessor, and its subcontractors shall carry worker’s compensation insurance for their employees as required by law. The builder’s risk policy of insurance shall name Lessor as an additional insured and shall not be cancelable without at least thirty (30) days’ prior written notice to Lessor. From and after each applicable Phase Possession Date, Lessee shall be permitted to enter and have 24/7 access to the applicable Phase for construction purposes, along with Lessee's agents, contractors, architects, etc. Such right of access shall include but not be limited to, as applicable, Lessee’s allocated surface parking areas, loading docks, elevators, electrical systems and related facilities. There shall be no charge for the use of said facilities.
(e)    Lessee shall notify Lessor of its intention to commence construction ten (10) days prior to commencement and shall again notify Lessor of actual commencement within one (1) business day thereafter. Lessor shall have the right to post in a conspicuous location on the Building or the Premises, as well as record with the County of Salt Lake, a Notice of Nonresponsibility.
(f)    All work to be performed inside or outside of the Building shall be coordinated with Lessor. Lessee and the Tenant Improvement Contractor shall conduct their work and employ labor in such manner as to maintain harmonious labor relations.
(g)    Lessee, at Lessee’s sole cost and expense, shall clear debris resulting from the Tenant Improvement construction as necessary so as not to interfere with the construction of the Lessor’s Work. No trash, or other debris, or other waste may be deposited at any time outside the Building except in containers reasonably approved by Lessor. If so, Lessor may, after written notice to Lessee, remove it at Lessee’s expense, which expense shall equal the cost of
EXHIBIT B

Building D
removal plus five percent (5%) of such costs as a management fee. Storage of Tenant Improvement construction materials, tools and equipment shall be coordinated with Lessor’s contractor. Lessee shall reimburse Lessor within thirty (30) days of written notice for the cost of repairing any damage to the Building caused by Tenant Improvement Contractor and its subcontractors during the construction of the Lessee’s Work. Upon completion of the Lessee’s Work, Lessee shall cause the Building and the Common Areas to be clean and free from construction debris resulting from Lessee’s Tenant Improvement construction.
(h) Lessee shall submit to Lessor on or before the applicable Phase Commencement Date (as defined in the Lease) a Certificate of Substantial Completion, AIA Document G704, by its Tenant Improvement Architect for the Final Tenant Improvement Plans associated with the applicable Phase, a copy of all final inspection cards for the Lessee’s Work signed by the appropriate Salt Lake City inspector and the Temporary Certificate of Occupancy from the appropriate department of the city of Salt Lake City.
(i)    Lessee shall submit to Lessor two CDs containing copies of all Tenant Improvement as-built plans and specifications, warranties, and operating manuals covering all of the work in the Final Tenant Improvement Plans.
(j)    Any minor work required for Lessee’s occupancy of the Premises but not included in the Final Tenant Improvement Plans such as the procurement and installation of furniture, fixtures, equipment, interior artwork and signage, shall not require Lessor approval but shall be installed in a good and workmanlike manner by Lessee.
3.    Project Costs. The costs and expenses of the development and construction of the Lessor’s Work and the Lessee’s Work shall be paid in accordance with this Section 3.
(a)    Lessor’s Work. The costs and expenses of the development and construction of the Lessor’s Work shall be paid by Lessor.
(b)    Lessee’s Work. Unless specified otherwise herein, Lessee shall bear and pay the cost of the Lessee’s Work (which cost shall include, without limitation, the costs of construction as provided for in the Tenant Improvement Contractor’s contract, the cost of permits, and all architectural, design, space planning, and engineering services obtained by Lessee in connection with Lessee’s Work, laboratory and office improvements, break rooms with appropriate sinks/cabinetry, wiring and cabling costs, and cubicle costs); provided that so long as Lessee is not in monetary or material non-monetary default under the Lease, Lessor shall contribute a maximum of $85 per rentable square foot, for an aggregate maximum (based on total Premises RSF of 231,841) of $19,706,485 (the “Tenant Improvement Allowance”), which may be utilized for all hard and soft costs of Lessee’s Work (and if applicable, the cost of the new sanitary sewer line described in Section 54 of the Lease), including architectural and engineering fees, but not for moving expenses, furniture, fixtures & equipment, and wiring and cabling except as described in the balance of this paragraph. The foregoing shall not be read to prevent Tenant from curing the applicable default and then being entitled to the applicable disbursement(s) once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Work Letter or the Lease. Up to an aggregate maximum of 25% of any unused Tenant Improvement Allowance may be used by Lessee for payment of Basic Monthly Rent, reimbursement of moving expenses, wiring and cabling, specialty consultants, signage costs, and the acquisition and installation of furniture, fixtures & equipment. Except for a $75,000 oversight fee, Lessor shall not be entitled to impose a charge of any kind for general conditions, profit, overhead or supervision in connection with the construction or review of Lessee’s Work, unless said review requires an outside, specialty consultant such as a structural engineering firm.
EXHIBIT B

Building D
(i)    In addition, Lessor shall contribute a maximum of $15 per rentable square foot, for an aggregate maximum (based on total Premises RSF of 231,841) of $3,477,615 (the “HVAC Allowance”), for a new HVAC system for the Premises. In the event the mechanical fees associated with such HVAC system exceed the HVAC Allowance, Lessee may allocate any portion of the Tenant Improvement Allowance towards such mechanical work.
(ii)    Lessee shall have until twelve (12) months following (A) the Phase V Possession Date to fully utilize and bill Lessor for the HVAC Allowance and the portion of the Tenant Improvement Allowance allocable to the Phase I Premises, the Phase II Premises, the Phase III Premises, and the Phase IV Premises, and (B) the Phase V Possession Date to fully utilize and bill Lessor for the portion of the Tenant Improvement Allowance allocable to the Phase V Premises, after which (in each case (A) and (B)) Lessor shall have no further obligation to provide any portion of the HVAC Allowance or the Tenant Improvement Allowance. Subject to such deadline, and based upon applications for payment prepared, certified and submitted by Lessee as described below, Lessor shall make progress payments from the Tenant Improvement Allowance and the HVAC Allowance to Lessee in accordance with the provisions of this Section 3 (but in no event more than $15 per square foot for the HVAC Allowance or $85 per square foot for the applicable space under construction of the Tenant Improvement Allowance), as follows:
(i)    Not later than the 25th day of each month Lessee shall submit applications for payment to Lessor in a form reasonably acceptable to Lessor, including Tenant Improvement Contractor’s Application and Certification for Payment AIA G702 certified by Tenant Improvement Architect, certified as correct by an officer of Lessee and by Lessee’s architect, for payment of that portion of the cost of the Lessee’s Work allocable to labor, materials and equipment incorporated in the Building during the period from the first day of the same month projected through the last day of the month. Each application for payment shall set forth such information and shall be accompanied by such supporting documentation as shall be reasonably requested by Lessor, including the following:
(A)    Invoices and canceled checks.
(B)    Fully executed conditional lien releases in the form prescribed by law from the Tenant Improvement Contractor and all subcontractors and suppliers furnishing labor or materials during such period and fully executed unconditional lien releases from all such entities covering the prior payment period.
(C)    Tenant Improvement Contractor’s worksheets showing percentages of completion.
(D)    Tenant Improvement Contractor’s certification as follows:
“There are no known mechanics’ or materialmen’s liens outstanding at the date of this application for payment, all due and payable bills with respect to the Building have been paid to date or shall be paid from the proceeds of this application for payment, and there is no known basis for the filing of any mechanics’ or materialmen’s liens against the Building or the Property, and, to the best of our knowledge, waivers from all subcontractors are valid and constitute an effective waiver of lien under applicable law to the extent of payments that have been made or shall be made concurrently herewith.”
(ii)    Lessee shall submit with each application for payment all documents necessary to effect and perfect the transfer of title to the materials or equipment for which application for payment is made.
EXHIBIT B

Building D
(iii)    On or before the 30th day following submission of the application for payment, so long as Lessee is not in monetary or material non-monetary default under the terms of this Work Letter or the Lease, Lessor shall pay a share of such payment determined by multiplying the amount of such payment by a fraction, the numerator of which is the amount of the Tenant Improvement Allowance allocable to the Phase(s) under construction (the “Applicable Phases”), and the denominator of which is the sum of (i) estimated construction cost of all Lessee’s Work and materials for the Applicable Phases, and (ii) the estimated cost of all professional services, fees and permits in connection therewith. The foregoing shall not be read to prevent Tenant from curing the applicable default and then being entitled to the applicable disbursement(s) once the default is cured if such cure is completed within the applicable cure period, if any, expressly set forth in this Work Letter or the Lease. Lessee shall pay the balance of such payment, provided that at such time as Lessor has paid the entire Tenant Improvement Allowance on account of such Lessee’s Work, all billings shall be paid entirely by Lessee (any amounts being paid by Lessee being defined herein and in the Lease as the “Differential”). Lessor shall have no obligation to advance the Tenant Improvement Allowance to the extent it exceeds the total cost of the Lessee’s Work. In no event shall Lessor have any responsibility for the cost of the Lessee’s Work in excess of the Tenant Improvement Allowance. Lessor shall have no obligation to make any payments to Tenant Improvement Contractor’s material suppliers or subcontractors or to determine whether amounts due them from Tenant Improvement Contractor in connection with the Lessee’s Work have, in fact, been paid.
(c)    Evidence of Completion of Improvement Work. Upon the completion of the Improvement Work, Lessee shall:
(i)    Submit to Lessor a detailed breakdown of Lessee’s final and total construction costs, together with receipted evidence showing payment thereof, satisfactory to Lessor.
(ii)    Submit to Lessor the building permit for the Lessee’s Work signed off by the applicable governmental authorities and authorization for physical occupancy of the Building.
(iii)    Submit to Lessor the as-built plans and specifications referred to above.
4.    Assignment of Rights Against Architect, Contractor, etc. Lessee hereby assigns to Lessor on a non-exclusive basis any and all rights Lessee may have against the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Lessee’s consultants, subcontractors, agents, etc., relating to the Lessee’s Work, without in any way obligating Lessor to pursue or prosecute such rights. Lessee shall retain the right to pursue or prosecute any such rights to the extent that Lessor does not do so. Lessee shall promptly cause the Tenant Improvement Contractor, the Tenant Improvement Architect, the Tenant Improvement Project Manager, and any other of Lessee’s consultants, subcontractors, agents, etc. (once each such person has been engaged) to execute and deliver to Lessor a consent in the form of Exhibit A hereto, consenting to the foregoing assignment.
5.    Lessee Delay. If Lessor is delayed in substantially completing the Lessor’s Work as a result any of the following (collectively, “Lessee Delays”):
(a)    Any entry into the applicable Phase prior to the related Phase Possession Date, by Lessee, or any of Lessee’s agents, employees, licensees, contractors or subcontractors, which delays substantial completion of the Lessor’s Work; or
(b)    Any matters specifically identified elsewhere in this Work Letter or in the Lease as Lessee Delays.
EXHIBIT B

Building D
then the date upon which substantial completion of the Lessor’s Work is deemed to have occurred shall be advanced by the cumulative duration of such Lessee Delays, and the date upon which the and the applicable Phase Possession Date shall be deemed to have occurred in advance of the actual delivery date by the cumulative duration of such Lessee Delays.
6.    Lessor Delay. If Lessee shall be delayed in substantially completing the Lessee’s Work as a result any of the following (collectively, “Lessor Delays”):
(a)    Any entry into the applicable Phase after the related Phase Possession Date, by Lessor or any of Lessor’s agents, employees, licensees, contractors or subcontractors, which delays substantial completion of the Lessee’s Work; or
(b)    Any failure by Lessor to comply with the timelines and deadlines applicable to Lessor set forth in this Work Letter; or
(c)    Any matters specifically identified elsewhere in this Work Letter or in the Lease as Lessor Delays.
then Lessee shall be entitled to one day of abated Basic Monthly Rent for each day of Lessor Delay.

EXHIBIT B

Building D
SCHEDULE 1 TO WORK LETTER

LESSOR’S WORK
Landlord, at Landlord’s cost, shall perform such work as is necessary to deliver the Premises in accordance with the following conditions:
1.    Renovation of existing office building as described in “Space Delivery Condition”;
2.    Demolition of existing out-buildings at northeast corner of Building.
3.    Exterior building upgrades to include:
a.    New glazing and architectural composite metal at building entries (three total).
b.    New two-story curtainwall and composite metal lobby at west façade.
c.    New curtainwall infill of existing two-story pre-cast concrete double-tees (xx total).
d.    New perimeter architectural composite metal cornice at two-story volume.
e.    New exterior paint at existing two-story volume.
f.    New exterior paint at existing single-story volume to match adjacent Building C.
g.    New painted steel canopies above existing windows on west elevation of single-story volume to match adjacent Building C.
4.    Site upgrades to include:
a.    Exterior courtyard enhancements at east entrance.
b.    New masonry screen wall at east electrical sub-station.
c.    New LED pole light fixtures.
d.    New parking striping throughout.
e.    Addition of 4” data/telecom conduit(s) from public or city ROW to Building in order for there to be a total of two (2) such conduits from the ROW to the Building at two separate locations.
f.    New east/west drive aisle north of building.
g.    Addition of ten new electric vehicle charging stations.
5.    Interior upgrades to include:
a.    Renovation of existing Common Cafeteria.
b.    Second floor infill as indicated in Phase Plan.
c.    New stair and elevator in two-story lobby.
d.    Continuous 1.5” thick aluminum faced panels to be provided at interior surface of all existing exterior walls.

EXHIBIT B

Building D
SCHEDULE 2 TO WORK LETTER

PHASING SCHEDULE

PHASE SCHEDULE AND MAP | LEVEL TWO

PHASE I APRIL 1, 2022
109,652 USF | 113,181 RSF
PHASE II JUNE 1, 2022
50,346 USF | 51,967 RSF
PHASE III JANUARY 1, 2023
33,656 USF | 34,740 RSF
PHASE IV MARCH 15, 2023
11,468 USF | 11,837 RSF
PHASE V JANUARY 1, 2026
19,488 USF | 20,116 RSF
TOTAL 224,610 USF | 231,841 RSF
BUILDING D
BUILDING D TOTAL 294,534 RSF
MYRIAD TOTAL AREA 231,841 RSF
MAIN FLOOR 169,351 RSF
SECOND FLOOR 62,490 RSF
PHASE V DELIVERY AREA
COMMENCEMENT DATE AUGUST 1, 2026
PHASE I DELIVERY AREA
PHASE III DELIVERY AREA
PHASE IV DELIVERY AREA

EXHIBIT B

Building D

RENTABLE SQUARE FOOTAGE CALCULATION | BOMA PHASE I

BOMA Z65.1-2017

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R
Notes	Input	Input and ID	B-C	Input	Input & ID	Input & ID	F+G	Input & ID	H+I	Input & ID	D-J-K	(J+L)/J	H*M	(I*M)+K	Sum D/(SumD-S	N*P	Q/H
Floor Level	Boundary Area	Rentable Exclusions	Floor Rentable Area	Space ID	Tenant Area	Tenant Ancillary Area	Occupant Area	Building Amenity Area	Floor Usable Area	Building Service Area	Floor Service Area	Floor Allocation Ratio	Floor Allocation	Building Amenity & Service Area	Building Allocation Ratio	Rentable Area	Load Factor A
1st Floor				L3 Harris	146,319		146,319		146,319			1.00	146,319	-	1.037	151,695	1.037
				Myriad	80,889		80,889		80,889			1.00	80,889	-	1.037	83,861	1.037
				Shared Cafeteria			-	10,102	10,102			1.00	-	10,102.00	1.037	-	-
Floor Total	**237,310**		**237,310**		**227,208**	**-**	**227,208**	**10,102**	**237,310**	**-**	**0**	**1.00**	**227,208**	**10,102.02**	**1.037**	**235,557**	**1.037**
2nd Floor				Myriad	28,406		28,406		28,406			1.00	28,406	-	1.037	29,450	1.037
		535.51		Major Vertical Penetrations			-		-			1.00	-	-	1.037	-	-
				Vacant	19,308		19,308		19,308			1.00	19,308	-	1.037	20,017	1.037
Floor Total	**48,250**	**536**	**47,714**		**47,714**	**-**	**47,714**	**-**	**47,714**	**-**	**0.00**	**1.00**	**47,714**	**-**	**1.037**	**49,468**	**1.037**
Tenant Totals				L3 Harris	146,319		146,319		146,319				146,319			151,695	
				Myriad	109,295		109,295		109,295				109,295			113,312	
TOTAL	**285,560**	**536**	**285,025**		**274,922**	**-**	**274,922**	**10,102**	**285,024**	**-**	**(0)**	**1.00**	**274,922**	**10,102.00**	**1.037**	**285,024**	**1.037**

VACANT
MYRIAD

SECOND LEVEL

CAFETERIA
MYRIAD
L3 HARRIS

RENTABLE SQUARE FOOTAGE CALCULATION | BOMA PHASE II

BOMA Z65.1-2017

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R
Notes	Input	Input and ID	B-C	Input	Input & ID	Input & ID	F+G	Input & ID	H+I	Input & ID	D-J-K	(J+L)/J	H*M	(I*M)+K	SumD/(SumD-S	N*P	Q/H
Floor Level	**Boundary Area**	**Rentable Exclusions**	**Floor Rentable Area**	**Space ID**	**Tenant Area**	**Tenant Ancillary Area**	**Occupant Area**	**Building Amenity Area**	**Floor Usable Area**	**Building Service Area**	**Floor Service Area**	**Floor Allocation Ratio**	**Floor Allocation**	**Building Amenity & Service Area**	**Building Allocation Ratio**	**Rentable Area**	**Load Factor A**
1st Floor				L3 Harris	93,033		93,033		93,033			1.00	93,033	-	1.036	96,389	1.036
				Myriad	131,280		131,280		131,280			1.00	131,280	-	1.036	136,016	1.036
				Shared Cafeteria			-	9,813	9,813			1.00	-	9,813	1.036	-	-
Floor Total	**234,126**		**234,126**		**224,313**	**-**	**224,313**	**9,813**	**234,126**	**-**	**0**	**1.00**	**224,313**	**9,813.32**	**1.036**	**232,405**	**1.036**
2nd Floor				Myriad	28,406		28,406		28,406			1.00	28,406	-	1.036	29,431	1.036
		535.51		Major Vertical Penetrations			-		-			1.00	-	-	1.036	-	-
				Vacant	19,308		19,308		19,308			1.00	19,308	-	1.036	20,004	1.036
Floor Total	**48,250**	**536**	**47,714**		**47,714**	**-**	**47,714**	**-**	**47,714**	**-**	**0.00**	**1.00**	**47,714**	**-**	**1.036**	**49,436**	**1.036**
Tenant Totals				L3 Harris	93,033		93,033		93,033				93,033			96,389	
				Myriad	159,686		159,686		159,686				159,686			165,447	
TOTAL	**282,376**	**536**	**281,840**		**272,027**	**-**	**272,027**	**9,813**	**281,840**	**-**	**(0)**	**1.00**	**272,027**	**9,813.33**	**1.036**	**281,840**	**1.036**

L3 HARRIS
CAFETERIA
MYRIAD
L3 HARRIS
MAIN LEVEL
VACANT
MYRIAD
SECOND LEVEL

EXHIBIT B

Building D

RENTABLE SQUARE FOOTAGE CALCULATION | BOMA PHASE III

BOMA Z65.1-2017

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R
Notes	Input	Input and ID	B-C	Input	Input & ID	Input & ID	F+G	Input & ID	H+I	Input & ID	D-J-K	(J+L)/J	H*M	(I*M)+K	Sum D/(Sum D-S	N*P	Q/H
Floor Level	**Boundary Area**	**Rentable Exclusions**	**Floor Rentable Area**	**Space ID**	**Tenant Area**	**Tenant Ancillary Area**	**Occupant Area**	**Building Amenity Area**	**Floor Usable Area**	**Building Service Area**	**Floor Service Area**	**Floor Allocation Ratio**	**Floor Allocation**	**Building Amenity & Service Area**	**Building Allocation Ratio**	**Rentable Area**	**Load Factor A**
1st Floor				L3 Harris	70,670		70,670		70,670			1.00	70,670	-	1.035	73,117	1.035
				Myriad	153,643		153,643		153,643			1.00	153,643	-	1.035	158,965	1.035
				Shared Cafeteria			-	9,813	9,813			1.00	-	9,813	1.035	-	-
Floor Total	**234,126**		**234,126**		**224,313**	**-**	**224,313**	**9,813**	**234,126**	**-**	**0**	**1.00**	**224,313**	**9,813.32**	**1.035**	**232,082**	**1.035**
2nd Floor				Myriad	39,698		39,698		39,698			1.00	39,698	-	1.035	41,073	1.035
		612.85		Major Vertical Penetrations			-		-			1.00	-	-	1.035	-	-
				Vacant	19,308		19,308		19,308			1.00	19,308	-	1.035	19,977	1.035
																-	
Floor Total	**59,619**	**613**	**59,006**		**59,006**	**-**	**59,006**	**-**	**59,006**	**-**	**0.00**	**1.00**	**59,006**	**-**	**1.035**	**61,050**	**1.035**
Tenant Totals				L3 Harris	70,670		70,670		70,670				70,670			73,117	
				Myriad	193,341		193,341		193,341				193,341			200,038	
TOTAL	**293,745**	**613**	**293,132**		**283,319**	**-**	**283,319**	**9,813**	**293,132**	**-**	**(0)**	**1.00**	**283,319**	**9,813.33**	**1.035**	**293,132**	**1.035**

VACANT
MYRIAD

SECOND LEVEL

L3 HARRIS
CAFETERIA
MYRIAD
L3 HARRIS

MAIN LEVEL

RENTABLE SQUARE FOOTAGE CALCULATION | BOMA PHASE IV

BOMA Z65.1-2017

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R
Notes	Input	Input and ID	B-C	Input	Input & ID	Input & ID	F+G	Input & ID	H+I	Input & ID	D-J-K	(J+L)/J	H*M	(I*M)+K	Sum D/(SumD-S	N*P	Q/H
Floor Level	Boundary Area	Rentable Exclusions	Floor Rentable Area	Space ID	Tenant Area	Tenant Ancillary Area	Occupant Area	Building Amenity Area	Floor Usable Area	Building Service Area	Floor Service Area	Floor Allocation Ratio	Floor Allocation	Building Amenity & Service Area	Building Allocation Ratio	Rentable Area	Load Factor A
1st Floor				L3 Harris	60,604		60,604		60,604			1.00	60,604	-	1.034	62,693	1.034
				Myriad	163,709		163,709		163,709			1.00	163,709	-	1.034	169,351	1.034
				Shared Cafeteria			-	9,813	9,813			1.00	-	9,813	1.034	-	-
Floor Total	**234,126**		**234,126**		**224,313**	**-**	**224,313**	**9,813**	**234,126**	**-**	**0**	**1.00**	**224,313**	**9,813.32**	**1.034**	**232,044**	**1.034**
2nd Floor				Myriad	41,100		41,100		41,100			1.00	41,100	-	1.034	42,517	1.034
		612.85		Major Vertical Penetrations			-		-			1.00	-	-	1.034	-	-
				Vacant	19,308		19,308		19,308			1.00	19,308	-	1.034	19,973	1.034
																-	
Floor Total	**61,021**	**613**	**60,408**		**60,408**	**-**	**60,408**	**-**	**60,408**	**-**	**0.00**	**1.00**	**60,408**	**-**	**1.034**	**62,490**	**1.034**
Tenant Totals				L3 Harris	60,604		60,604		60,604				60,604			62,693	
				Myriad	204,809		204,809		204,809				204,809			211,868	
TOTAL	**295,147**	**613**	**294,534**		**284,721**	**-**	**284,721**	**9,813**	**294,534**	**-**	**(0)**	**1.00**	**284,721**	**9,813.33**	**1.034**	**294,534**	**1.034**

VACANT
MYRIAD
NORTH
SECOND LEVEL

L3 HARRIS
CAFETERIA
MYRIAD
MAIN LEVEL

EXHIBIT B

Building D

RENTABLE SQUARE FOOTAGE CALCULATION | BOMA PHASE V

BOMA Z65.1-2017

A	B	C	D	E	F	G	H	I	J	K	L	M	N	O	P	Q	R
Notes	Input	Input and ID	B-C	Input	Input & ID	Input & ID	F+G	Input & ID	H+I	Input & ID	D-J-K	(J+L)/J	H*M	(I*M)+K	SumD/(SumD-S	N*P	Q/H
Floor Level	Boundary Area	Rentable Exclusions	Floor Rentable Area	Space ID	Tenant Area	Tenant Ancillary Area	Occupant Area	Building Amenity Area	Floor Usable Area	Building Service Area	Floor Service Area	Floor Allocation Ratio	Floor Allocation	Building Amenity & Service Area	Building Allocation Ratio	Rentable Area	Load Factor A
1st Floor				L3 Harris	60,604		60,604		60,604			1.00	60,604	-	1.034	62,693	1.034
				Myriad	163,709		163,709		163,709			1.00	163,709	-	1.034	169,351	1.034
				Shared Cafeteria			-	9,813	9,813			1.00	-	9,813	1.034	-	-
Floor Total	**234,126**		**234,126**		**224,313**	**-**	**224,313**	**9,813**	**234,126**	**-**	**0**	**1.00**	**224,313**	**9,813.32**	**1.034**	**232,044**	**1.034**
2nd Floor				Myriad	60,408		60,408		60,408			1.00	60,408	-	1.034	62,490	1.034
		612.85		Major Vertical Penetrations			-		-			1.00	-	-	1.034	-	-
Floor Total	**61,021**	**613**	**60,408**		**60,408**	**-**	**60,408**	**-**	**60,408**	**-**	**0.00**	**1.00**	**60,408**	**-**	**1.034**	**62,490**	**1.034**
Tenant Totals				L3 Harris	60,604		60,604		60,604				60,604			62,693	
				Myriad	224,117		224,117		224,117				224,117			231,841	
TOTAL	**295,147**	**613**	**294,534**		**284,721**	**-**	**284,721**	**9,813**	**294,534**	**-**	**(0)**	**1.00**	**284,721**	**9,813.33**	**1.034**	**294,534**	**1.034**

MYRIAD
SECOND LEVEL
L3 HARRIS
CAFETERIA
MYRIAD
MAIN LEVEL

EXHIBIT B

Building D
SCHEDULE 3 TO WORK LETTER

SPACE DELIVERY CONDITION
1.    Ensure the building shell and exterior, including perimeter window frames, seals, mullions, and glazing are in good condition;
2.    Premises shall be vacant in broom clean condition with removal of all furniture (including demountable partitions), and all security and telecom/data cabling and in broom clean condition, legally demised and in compliance with all applicable laws;
3.    All floor coverings should be removed from premises that include friable mastic adhesive, as well as any wrapping on Building pipes that contains friable asbestos;
4.    If a partial floor is needed, Lessor shall construct a new building standard code compliant multi-tenant corridor with legal ingress and egress to and from the Premises along with demising walls between tenants. The Premises side of the corridor to be left open to allow for wiring and cabling.
5.    Fireproofing, fire stopping and enclosure of any exposed structural steel has been completed to meet all applicable codes. Lessor will ensure that all shafts, pipe penetrations, etc. in the Building are fire-stopped per applicable governmental requirements;
6.    The Premises shall be free of all environmentally hazardous materials (including mold and lead paint), including insulation on steam pipes, piping within columns, within any under floor distribution system, etc. in accordance with all applicable legal requirements. Prior to delivering the Premises to Lessee, Lessor shall inform Lessee about any Asbestos in the space and the location of this Asbestos. If Asbestos exists in the space – Lessor to remediate at their cost;
7.    Primary fire sprinkler system consisting of main piping and associated control(s) valves, mains, branch piping, and arm overs with sprinkler heads and secondary distribution as required by Code for the unoccupied Premises;
8.    Lessor to provide allowance for Lessee to design and install new mechanical systems to meet their specifications.
9.    All Building systems brought to the Premises and fully operational in accordance with agreed upon specifications, including electric specs set forth herein and in the RFP;
10.    Fire stair doors shall comply with all codes (including ADA) and shall be operated so that they remain locked from the stair side except in an emergency. Reentry floors shall have an electric lockset and shall be tied to the Class E system. If applicable Lessee shall have the right to use stairway for convenience between floors and also tie into its card access system; Not Applicable
11.    Connection points on not more than one floor above or below the Premises for Lessee’s strobes and related Class E connections. Lessor, at its expense, shall provide sufficient points for Lessee tie-ins. All fire and safety systems, including alarms, speakers, communications, etc. shall be in full service, addressable and available on all floors of the Premises. Lessor, at its expense, shall also install strobes and any other
EXHIBIT B

Building D
code-required devices in the core lavatories. All installations shall be per ADA guidelines;
12.    Subject to confirmation by Lessee’s consultants, existing meters and/or sub-meters, electric panels and transformers shall be left in place and shall be in good working order and condition when turned over to Lessee. Please provide any electrical studies.
13.    Furnish and install common area exits and other (e.g., restrooms, electrical/mechanical rooms/fire stairs) signage as required by Code for multi-tenant floors;
14.    Access to domestic condenser water (amounts as specified in the lease), including vent and drainage risers, for Lessee’s supplemental cooling systems;
15.    Current core service electrical rooms shall remain.
16.    Metering or sub-metering as required by Lessor shall be installed at Lessor’s sole cost and expense; and
17.    Lessor will provide (a) two dedicated 4” vertical conduits (with mule tape) within separate telecom risers from the Building MPOE to the Premises and (b) a dedicated 2” vertical conduits from the Premises to the roof for Lessee’s satellite dish. If additional space is needed, Lessor will provide Lessee with sufficient unobstructed, asbestos-free, secure Shaft Space from the Telecom Points of Entry (“POE”) in the Building to the Premises, and from the Premises to the roof, for Lessee’s telecommunications requirements (DAS).
18.    Lessor to remove all perimeter roof railings on the building and provide screening of all rooftop equipment in the new building exterior design.

EXHIBIT B

Building D
EXHIBIT A TO WORK LETTER
FORM OF CONSENT TO ASSIGNMENT
This Consent to Assignment (“Consent”) is dated as of this __ day of ___________, 202_, by __________________, a ______________ ([“Tenant Improvement Architect”/“Tenant Improvement Contractor”/“Tenant Improvement Project Manager”/Other Consultant]), in favor of Bay Bridge/Corporate, LLC, a Delaware limited liability company (“Lessor”).
Recitals
A.    Lessor and __________________, a _______________ (“Lessee”) entered into that certain Lease Agreement dated as of ___________, 202_ (the “Lease”) for premises located in the City of __________, County of ___________, State of Utah, commonly known as or otherwise described as _________________ Road, Suite __, ___________, Utah; and
B.    Exhibit __ to the Lease is a Work Letter pursuant to which Lessee has retained [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant].
Agreement
Now Therefore, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] hereby consents to the assignment effected by Section __ of the Work Letter.
In Witness Whereof, [Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant] has executed this Consent as of the date first written above.

[Tenant Improvement Architect/Tenant Improvement Contractor/Tenant Improvement Project Manager/Other Consultant]
By: _______________________________________________ Title: ______________________________________________
By: _______________________________________________ Title: ______________________________________________

EXHIBIT B

Building D
EXHIBIT C
PARKING AREAS ON THE PROPERTY

PARKING PLAN

BUILDING Z
BUILDING Z PARKING
32 TOTAL
FUTURE DEVELOPMENT
248 TOTAL
MYRIAD PARKING
803 TOTAL
MYRIAD
PARKING
BUILDING B
BUILDING C
BUILDING D
ONE-LEVEL
MYRIAD
BUILDING D
TWO-LEVEL
MYRIAD PARKING
NORTH

EXHIBIT C

Building D
EXHIBIT D

ESTOPPEL CERTIFICATE
This Estoppel Certificate is made by the undersigned and entered into effective as of the date below the undersigned’s signature, with reference to the following facts:
A.    ___________________________LLC, a ___________ limited liability company (“Lessor”) and _________________, a _________________ (“Lessee”) entered into that certain Lease dated as of _____________________ (the “Lease”) pursuant to which Lessor leased to Lessee and Lessee leased from Lessor certain "Premises," as more particularly described in the Lease.
B.    Except as otherwise set forth herein, all capitalized terms used in this certificate shall have the same meaning given such terms in the Lease.
NOW, THEREFORE, in consideration of the foregoing Recitals, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessee hereby represents and certifies to Lessor and to [state names of other parties requiring certification (e.g., lender, purchaser, investor)] (“Lender”/ “Purchaser”/ “Investor”) and each of your respective successors and assigns as follows:

1.    The Lease constitutes the entire agreement between the undersigned and landlord thereunder with respect to the property and has not been modified or amended, except as specifically set forth in Exhibit A hereto.
2.    The Lease is in full force and effect.
3.    Lessee is the tenant under the Lease.
4.    Lessee has not sublet any of the space demised under the Lease, except as follows: _____________________________ [If none, leave blank]
5.    [Prior to completion of the Lessor Work pursuant to the Lease] Lessor is currently prosecuting the construction of the Lessor’s Work pursuant to the Work Letter attached to the Lease. With respect to the Lessee Improvements to be constructed pursuant to the Work Letter, Lessee is entitled to a total Improvement Allowance equal to $__________. The current undisbursed balance of the Improvement Allowance is $_____________.
6.    [After completion of the Lessor Work pursuant to the Lease] Lessee has accepted the Premises and is the actual occupant in possession and Lessor has completed and, to Lessee’s knowledge, complied with all required conditions precedent to such delivery of the Premises.  Lessee has no claims, defenses or rights of offset against any rents payable thereunder known to Lessee as of the date hereof.  All improvements including the Lessor’s Work pursuant to the Work Letter to be constructed on the Premises have been completed and accepted by Lessee and [any amounts due to Lessee have been paid and Lessee has no claim for any additional construction or moving allowances or reimbursements from Lessor] or [Lessee is entitled to a total Improvement Allowance equal to $__________. The current undisbursed balance of the Improvement Allowance is $_____________.]
7.    The Lease Commencement Date is:  ______________.
EXHIBIT D

Building D
8.    The Lease Expiration Date is: __________, with _______ remaining options to extend the term of the Lease, each for _______ years. Except as set forth in Sections 3.2, 9.1, 9.3, and 14 of the Lease, Lessee has no right to terminate the Lease.
9.    The Rent Commencement Date is _____________________________ and the Monthly Basic Rent payable under the Lease is $_______.
10.    The monthly amount of the Additional Charges payable under the Lease based on Lessor’s estimates as provided in the Lease, is currently $_______ and has been paid through ____________, 20__.
11.    There is no free rent period pending under the Lease for the current or any future month, except as expressly set forth in the Lease (if any).
12.    The undersigned has deposited the sum of $____________ with Lessor as security for the performance of its obligations as tenant under the Lease, and to Lessee’s knowledge, no portion of such deposit has been applied by Lessor to any obligation under the Lease.
13.    As of the date of this Certificate, there exists no breach or default, nor state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Lessee or, to the best of Lessee’s knowledge, Lessor.
14.    The undersigned has not received notice of a prior transfer, assignment, hypothecation or pledge by Lessor of any of Lessor’s interest in the Lease.
15.    Except as otherwise expressly set forth in the Lease, Lessee has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises is a part) nor any right or interest with respect to the Premises other than as Lessee under the Lease.
16.    No voluntary actions, or to the Lessee’s best knowledge, involuntary actions are pending against Lessee under the bankruptcy laws of the United States or any state thereof.
Lessee acknowledges and agrees that (a) this estoppel certificate may be relied upon by Lessor and by any lender secured directly or indirectly by mortgages encumbering the Premises or by the ownership interests in Lessor, and by any current or prospective investor in Lessor or purchaser of the Premises, and by their respective successors and assigns, including but not limited to, any designee or successor, and shall be binding upon the undersigned and its successors and assigns, as Lessee under the Lease and (b) Lessor and Lender/Purchaser/Investor are relying and will rely upon this estoppel certificate and the accuracy of the information contained herein.
IN WITNESS WHEREOF, this Certificate has been executed as of the day and year set forth below the signatures below.
LESSEE:
__________________,
a ____________________
Dated:  ____________________________________
By:       ____________________________________
EXHIBIT D

Building D
Title:    ____________________________________
EXHIBIT D

Building D
EXHIBIT A TO LESSEE ESTOPPEL
[Please list any amendments
or modifications to the Lease]

EXHIBIT D

Building D
EXHIBIT E
SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT
THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (the “Agreement”) is made as of ________________, 2022, by and among FORETHOUGHT LIFE INSURANCE COMPANY, an Indiana life insurance company, having an address at 30 Hudson Yards, Suite 7500, New York, New York 10001 (together with its affiliates, participants, successors, and/or assigns, “Lender”), MYRIAD GENETICS, INC., a Delaware corporation, having an address at 320 Wakara Way, Salt Lake City, Utah 84108 (“Tenant”), and BAY BRIDGE/CORPORATE, LLC, a Delaware limited liability company, having an address at Three Embarcadero Center, Suite 2310, San Francisco, California 94111 (“Landlord”).
RECITALS:
A.    Lender intends to make a loan to Landlord, which such loan will be secured by a Deed of Trust, Assignment of Leases and Rents, Security Agreement and Fixture Filing (the “Security Instrument”), given by Landlord to Lender which will encumber the fee simple absolute estate of Landlord in certain premises described in Exhibit A attached hereto (the “Property”) and which, among other security instruments, secures the payment of the loan evidenced by a certain promissory note, given by Landlord to Lender (the “Note”; the Security Instrument, the Note and each of the other documents executed and/or delivered by Landlord to Lender in connection with the loan, the “Loan Documents”);
B.    Tenant is the holder of a leasehold estate in a portion of the Property under and pursuant to the provisions of a certain lease dated _____ __, ______ between Landlord, as landlord and Tenant, as tenant (as may have been amended the “Lease”); and
C.    Tenant has agreed to subordinate the Lease to the Security Instrument and to the lien thereof and Lender has agreed to grant non-disturbance to Tenant under the Lease on the terms and conditions hereinafter set forth.
AGREEMENT:
For good and valuable consideration, Tenant, Lender and Landlord agree as follows:
1.    Subordination. The Lease and all of the terms, covenants and provisions thereof and all rights, remedies and options of Tenant thereunder are and shall at all times continue to be subject and subordinate in all respects to the lien of the Security Instrument, including without limitation, all renewals, increases, modifications, spreaders, consolidations, replacements and extensions thereof and to all sums secured thereby and advances made thereunder with the same force and effect as if the Security Instrument had been executed, delivered and recorded prior to the execution and delivery of the Lease. Notwithstanding the foregoing, as between Landlord and Tenant, nothing contained in this Agreement shall be deemed to: (a) excuse or reduce any obligation owed by Landlord to Tenant under the Lease; or (b) waive, in whole or in part, any of Tenant’s rights or remedies against Landlord under the Lease.
2.    Non-Disturbance. If any action or proceeding is commenced by Lender for the foreclosure of the Security Instrument or the sale of the Property, Tenant shall not be named as a party therein unless such joinder shall be required by law, provided, however, such joinder shall not result in the termination of the Lease or disturb the Tenant’s possession or use of the premises demised thereunder in accordance with the terms of the Lease. In addition, in the event of the sale or foreclosure of the Property in any such action or proceeding or the exercise

Building D
by Lender of any of its other rights under the Loan Documents, Purchaser (as defined below) shall (a) not terminate or disturb Tenant’s quiet enjoyment or possession of Tenant’s premises under the Lease or any other rights under the Lease, except in accordance with the terms of the Lease, and (b) be bound to Tenant under all terms and conditions of the Lease and the Security Instrument or the other Loan Documents shall be made subject to all rights of Tenant under the Lease, provided that at the time of any such sale, foreclosure or exercise of any such other remedy by Lender (a) the Lease shall be in full force and effect and (b) Tenant shall not be in an Event of Default (as defined in the Lease) or in default under any terms, covenants or conditions of this Agreement on Tenant’s part to be observed or performed.
3.    Attornment. If Lender or any other subsequent purchaser of the Property shall become the owner of the Property by reason of the foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or by reason of any other enforcement of the Security Instrument (Lender or such other purchaser being hereinafter referred as “Purchaser”), and the conditions set forth in Section 2 above have been met at the time Purchaser becomes owner of the Property, the Lease shall not be terminated or affected thereby but shall continue in full force and effect as a direct lease between Purchaser and Tenant upon all of the terms, covenants and conditions set forth in the Lease and in that event, Tenant agrees to attorn to Purchaser and Purchaser by virtue of such acquisition of the Property shall be deemed to have agreed to accept such attornment, provided, however, that Purchaser shall not be:
(a)    liable for the failure of any prior landlord (any such prior landlord, including Landlord and any successor landlord (other than Purchaser), being hereinafter referred to as a “Prior Landlord”) to perform any of its obligations under the Lease which have accrued prior to the date on which Purchaser shall become the owner of the Property, provided that the foregoing shall not limit Purchaser’s obligations under the Lease to correct any defaults or conditions of a continuing nature (each, a “Continuing Default”) that (i) existed as of the date Purchaser shall become the owner of the Property and (ii) violate or breach Purchaser’s obligations as Landlord under the Lease; provided further, however, that Purchaser shall have received written notice of such omissions, conditions or violations and has had a reasonable opportunity to cure the same, all pursuant to the terms and conditions of the Lease. Without limiting the foregoing, Tenant reserves all of its rights and remedies under the Lease with respect to a Continuing Default by Landlord, whether occurring or accruing prior to or after the date Purchaser takes title to or control of the Property, subject, however, to the rights of Purchaser as set forth in Section 3 of this Agreement;
(b)    subject to any offsets, defenses, abatements or counterclaims which shall have accrued in favor of Tenant against any Prior Landlord prior to the date upon which Purchaser shall become the owner of the Property, except as provided for in Section 3(a);
(c)    bound by any payment of rents, additional rents or other sums which Tenant may have paid more than one (1) month in advance to any Prior Landlord unless (i) such sums are actually received by Purchaser or (ii) such prepayment shall have been expressly approved of by Purchaser;
(d)    bound by any agreement amending or modifying the rent, term, commencement date or other material term of the Lease, made without Lender’s prior written consent, which consent shall not be unreasonably withheld, conditioned, or delayed. Notwithstanding the foregoing, Landlord and Tenant may enter into Lease amendments and/or modifications without Lender’s prior consent and Purchaser shall be bound to such amendment or modification to the same extent Landlord would be bound by it, provided any such amendment or modification does not in any material respect: (a) change the economic terms of the Lease, (b) increase the obligations of Landlord under the Lease;

Building D
(c) reduce the rights and remedies of Landlord under the Lease; (d) reduce the obligations of Tenant under the Lease; (e) grant offset rights to Tenant under the Lease; (f) grant to Tenant any options or rights of first refusal in the Property; or (g) amend the term of the Lease. If Lender fails to respond to a written request to approve a Lease amendment or modification within ten (10) business days, Lender shall be deemed to have granted its consent;
(e)    bound by any surrender, cancellation or termination of the Lease agreed upon between Landlord and Tenant, unless and until Lender has been given an opportunity to cure any breach or default under the Lease under Section 6; or
(e)    bound by any assignment of the Lease or sublease of the Property, or any portion thereof, made prior to the time Purchaser succeeded to Landlord’s interest other than any assignment or sublease made pursuant to the provisions of the Lease.
Alternatively, upon the written request of Lender or its successors or assigns, Tenant shall enter into a new lease of the Premises with Lender or such successor or assign, at Lender’s or such successor or assign’s cost and expense, for the then remaining term of the Lease, upon the same terms and conditions as contained in the Lease, except as otherwise specifically provided in this Agreement.
4.    Notice to Tenant. After notice is given to Tenant by Lender that the Landlord is in default under the Note, the Security Instrument and the other Loan Documents and that the rentals under the Lease should be paid to Lender pursuant to the terms of the assignment of leases and rents executed and delivered by Landlord to Lender in connection therewith, Tenant shall (but subject at all times to compliance with applicable law) thereafter pay to Lender or as directed by the Lender, all rentals and all other monies due or to become due to Landlord under the Lease and Landlord hereby expressly authorizes Tenant to make such payments to Lender and hereby releases and discharges Tenant from any liability to Landlord on account of any such payments. Landlord acknowledges and agrees that all payments made by Tenant in accordance herewith shall constitute payments under the terms of the Lease. Landlord hereby waives all claims against Tenant and agrees to indemnify Tenant against all costs and liability for following any payment instructions given pursuant to this Agreement, even if those instructions prove to be improper or are disallowed by a court of competent jurisdiction. Without limiting the foregoing, Tenant shall not be required to make any inquiry or conduct any investigation into the validity or appropriateness of Lender’s written demand for payment of rent pursuant hereto. In the event Tenant receives conflicting instructions from either Lender or Landlord, Tenant shall have the right to request clarification or further assurances from either or both of Lender or Landlord.
5.    Lender’s Consent. Tenant shall not, without obtaining the prior written consent of Lender, (a) enter into any agreement amending or modifying the Lease, except in accordance with and as provided under Section 3(d), (b) prepay any of the rents, additional rents or other sums due under the Lease for more than one (1) month in advance of the due dates thereof, (c) voluntarily surrender the premises demised under the Lease or terminate the Lease without cause or shorten the term thereof other than pursuant to the provisions of the Lease or applicable law except as provided under Section 6, or (d) assign the Lease or sublet the premises demised under the Lease or any part thereof other than any assignment or sublease pursuant to the provisions of the Lease.
6.    Notice to Lender and Right to Cure. Tenant shall notify Lender of any default by Landlord under the Lease and agrees that, notwithstanding any provisions of the Lease to the contrary, no notice of cancellation thereof or of an abatement shall be effective unless Lender shall have received notice of default giving rise to such cancellation or abatement and (i)

Building D
in the case of any such default that can be cured by the payment of money, until thirty (30) days shall have elapsed following the giving of such notice or (ii) in the case of any other such default, until a reasonable period for remedying such default shall have elapsed following the giving of such notice and following the time when Lender shall have become entitled under the Security Instrument to remedy the same, including such time as may be necessary to acquire possession or control of the Property if possession or control is necessary to effect such cure, provided Lender, with commercially reasonable diligence, shall (a) pursue such remedies as are available to it under the Security Instrument so as to be able to remedy the default, and (b) thereafter shall have commenced and continued to remedy such default or cause the same to be remedied with commercially reasonable diligence and continuity. Notwithstanding the foregoing, Lender shall have no obligation to cure any such default. Tenant agrees to accept performance by Lender of any terms of the Lease required to be performed by Landlord with the same force and effect as though performed by Landlord. Notwithstanding the foregoing, Tenant shall be permitted to exercise its rights and remedies under the Lease, including, without limitation, any rights available to Tenant at law or equity if Lender has not cured such default within ninety (90) days from the date that Lender receives notice of such default. Tenant hereby reserves all rights and claims against Landlord for defaults under the Lease.
7.    Notices. All notices or other written communications hereunder shall be deemed to have been properly given (i) upon delivery, if delivered in person or by facsimile transmission with receipt electronically confirmed, (ii) one (1) Business Day (hereinafter defined) after having been deposited for overnight delivery with any reputable overnight courier service, or (iii) three (3) Business Days after having been deposited in any post office or mail depository regularly maintained by the U.S. Postal Service and sent registered or certified mail, postage prepaid, return receipt requested, addressed as follows:
If to Tenant:     Myriad Genetics, Inc.,
320 Wakara Way
Salt Lake City, Utah 84108
Attention: Chief Financial Officer
If to Lender:    Forethought Life Insurance Company
c/o KKR Real Estate Manager LLC
30 Hudson Yards, Suite 7500
New York, New York 10001
Attention: Jason Kelley
or addressed as such party may from time to time designate by written notice to the other parties. For purposes of this Section 7, the term “Business Day” shall mean a day on which commercial banks are not authorized or required by law to close in the state or commonwealth where the Property is located. Either party by notice to the other may designate additional or different addresses for subsequent notices or communications.
8.    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Lender, Tenant and Purchaser and their respective successors and assigns.
9.    Governing Law. This Agreement shall be deemed to be a contract entered into pursuant to the laws of the State or Commonwealth where the Property is located and shall in all respects be governed, construed, applied and enforced in accordance with the laws of the State or Commonwealth where the Property is located.
10.    Miscellaneous. This Agreement may not be modified in any manner or terminated except by an instrument in writing executed by the parties hereto. If any term, covenant or condition of this Agreement is held to be invalid, illegal or unenforceable in any

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respect, this Agreement shall be construed without such provision. This Agreement may be executed in any number of duplicate originals and each duplicate original shall be deemed to be an original. This Agreement may be executed in several counterparts, each of which counterparts shall be deemed an original instrument and all of which together shall constitute a single Agreement. The failure of any party hereto to execute this Agreement, or any counterpart hereof, shall not relieve the other signatories from their obligations hereunder. Whenever the context may require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural and vice versa.
11.    Joint and Several Liability. If Tenant consists of more than one person, the obligations and liabilities of each such person hereunder shall be joint and several.
12.    Definitions. The term “Lender” as used herein shall include the successors and assigns of Lender and any person, party or entity which shall become the owner of the Property by reason of a foreclosure of the Security Instrument or the acceptance of a deed or assignment in lieu of foreclosure or otherwise. The term “Landlord” as used herein shall mean and include the present landlord under the Lease and such landlord’s predecessors and successors in interest under the Lease, but shall not mean or include Lender unless and until Lender has succeeded to the interest of Landlord under the Lease. The term “Property” as used herein shall mean the Property, the improvements now or hereafter located thereon and the estates therein encumbered by the Security Instrument.
13.    Further Acts. Tenant will, at the cost of Tenant, and without expense to Lender, do, execute, acknowledge and deliver all and every such further acts and assurances as Lender shall, from time to time, require, for the better assuring and confirming unto Lender the property and rights hereby intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of this Agreement or for filing, registering or recording this Agreement, or for complying with all applicable laws.
14.    Limitations on Purchaser’s Liability. In no event shall the Purchaser, nor any heir, legal representative, successor, or assignee of the Purchaser have any personal liability for the obligations of Landlord under the Lease and should the Purchaser succeed to the interests of the Landlord under the Lease, Tenant shall look only to the estate and property of any such Purchaser in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money in the event of any default by any Purchaser as landlord under the Lease, and no other property or assets of any Purchaser shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to the Lease; provided, however, that the Tenant may exercise any other right or remedy provided thereby or by law in the event of any failure by Landlord to perform any such obligation. Lender shall not, either by virtue of the Security Instrument, this Agreement or any of the other Loan Documents, be or become a mortgagee in possession or be or become subject to any liability or obligation under the Lease or otherwise until Lender shall have acquired the Landlord’s interest in the Property, by foreclosure or otherwise, and then such liability or obligation of Lender under the Lease (as modified by the terms of this Agreement) shall extend only to those liabilities or obligations accruing subsequent to the date that Lender has acquired Landlord’s interest in the Property. Notwithstanding anything contained in this Agreement or the Lease to the contrary, upon Lender’s transfer or assignment of Lender’s interests in the Loan, the Lease (or any new lease executed pursuant to this Agreement), or the Property, Lender shall be deemed released and relieved of any obligations under this Agreement, the Lease (or any new lease executed pursuant to this Agreement), and with respect to the Property arising from and after the date of such transfer or assignment.

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15.    Estoppel Certificate. Tenant, shall, from time to time, within ten (10) business days after request by Lender, execute, acknowledge and deliver to Lender a statement by Tenant certifying (a) that the Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), (b) the amounts of fixed rent, additional rent, percentage rent or other sums, if any, which are payable in respect of the Lease and the commencement date and expiration date of the Lease, (c) the dates to which the fixed rent, additional rent, percentage rent if any, and other sums which are payable in respect to the Lease have been paid, (d) whether or not Tenant is entitled to credits or offsets against such rent, and, if so, the reasons therefor and the amount thereof, (e) that, to the knowledge of the person certifying on behalf of Tenant, there are no uncured defaults in the performance of any of Tenant’s obligations under the Lease and no event has occurred which, with the giving of notice or the passage of time, or both, would constitute such a default, or specifying such defaults if any are claimed, (f) whether or not, to the knowledge of the person certifying on behalf of Tenant, Landlord is in default in the performance of any of its obligations under the Lease, and, if so, specifying the same, (g) whether or not, to the knowledge of such person, any event has occurred which with the giving of such notice or passage of time, or both would constitute such a default, and, if so, specifying each such event, and (h) whether or not, to the knowledge of such person, Tenant has any claims, defenses or counterclaims against Landlord under the Lease, and, if so, specifying the same, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by Lender and by others with whom Lender may be dealing, regardless of independent investigation. Tenant also shall include in any such statement such other information concerning the Lease as Lender may reasonably request.
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IN WITNESS WHEREOF, Lender, Tenant and Landlord have duly executed this Agreement as of the date first above written.
LENDER:

FORETHOUGHT LIFE INSURANCE COMPANY,
an Indiana life insurance company

By:
Name:
Title:

STATE OF                 )
)    ss.
COUNTY OF                 )

On __________, before me, the undersigned, personally appeared __________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Notary Public in and for said
County and State

Name:

(SEAL)

TENANT:

MYRIAD GENETICS, INC.,
a Delaware corporation

By:

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Name:
Title:

STATE OF UTAH    )
    §
COUNTY OF ______________    )
The foregoing instrument was acknowledged before me this _____ day of _________ 2022, by __________________, the _______________ of Myriad Genetics, Inc., a Delaware corporation.

(SEAL)
Notary Public

Residing at:

                        My Commission Expires:

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LANDLORD:

BAY BRIDGE/CORPORATE, LLC,
a Delaware limited liability company

By:
Name:
Title:

STATE OF                 )
)    ss.
COUNTY OF                 )

On _______________ , before me, the undersigned, personally appeared _____________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.
WITNESS my hand and official seal.

Notary Public in and for said
County and State

Name:
(SEAL)

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EXHIBIT A

Legal Description of Property

THAT CERTAIN IMPROVED REAL PROPERTY LOCATED IN THE CITY OF SALT LAKE CITY, COUNTY OF SALT LAKE, STATE OF UTAH, MORE PARTICULARLY DESCRIBED AS FOLLOWS:

EXHIBIT E

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EXHIBIT F
SIGNAGE RENDERING

EXHIBIT F

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EXHIBIT G
EXISTING PYLON SIGN
EXHIBIT G

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SCHEDULE 45.1

CHEMICAL	HAZARD CLASS	EVALUATION (CARCINOGENIC POTENTIAL, REPRODUCTIVE TOXICITY, ACUTE TOXICITY)
Acetic Acid, Glacial	Flammable, Corrosive	Danger: Flammable liquid and vapor. Causes severe skin burns and eye damage.
Ammonium Acetate	!	Warning: Skin and eye irritant. Possible respiratory irritant
Carbon Dioxide	Gas Cylinder	Warning: Contents under pressure. Possible asphyxiant
Dimethyl Sulfoxide (DMSO)	Flammable	Warning: Combustible liquid.
EDTA	!	Warning: Causes serious eye irritation
Ethyl Alcohol (Ethanol)	Flammable	Danger: Category II Flammable Liquid
Ethylene Glycol	!, Health Hazard	Warning: Harmful if swallowed
Fluorescein	Health Hazard	Danger: Possible skin and/or respiratory allergic reactions
Formamide	! Health Hazard	Danger: Skin and eye irritant. Possible respiratory irritant. Reproductive toxicity
Hydrochloric Acid	Corrosive	DANGER! Corrosive. Causes severe skin, eye, and digestive tract burns. Harmful if swallowed. Mist or vapor extremely irritating to eyes and respiratory tract.
Isopropyl Alcohol (Isopropanol)	!, Flammable	Danger: Highly Flammable liquid and vapor. Eye irritant.
Liquinox	Corrosive	Danger: Causes skin irritation and eye damage.
Liquid Nitrogen	Gas Cylinder	Warning: Contains refrigerated gas. May cause cryogenic burns or injury. Possible asphyxiant
POP-7 Polymer	!	Warning: Skin and eye irritant. Possible respiratory irritant.
Proclin	!, Corrosive, Environment	Danger: Harmful if swallowed, can cause severe skin burns and eye damage, toxic to aquatic life
Sec Butanol	!, Flammable	Warning: Flammable liquid and vapor. Eye and respiratory irritant.
Sodium Dodecyl Sulfate (SDS) Solution	!	Eye Irritant
Sodium Hydroxide	Corrosive	Danger: May be corrosive to metals. Causes skin burns and eye damage.

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Sodium Hypochlorite	Corrosive	Danger: Skin, eye, and respiratory irritant. Harmful if swallowed.
Tartrazine	Health Hazard	Danger: Possible skin and/or respiratory allergic reactions
Tris-borate-EDTA (TBE) Buffer and Powder	Health Hazard	Danger: Reproductive Toxicity
Triton X	!	Warning: Eye irritant.
Trizma Crystals	!	Warning: Skin and eye irritant. Possible respiratory irritant.
Trizol	Health Hazard, Toxic, Corrosive	Danger: oral toxicity, dermal toxicity
Xylene	!, Flammable	Warning: Flammable liquid and vapor. Harmful upon contact with skin or inhalation. Skin irritant.
Xylene Cyanol	!	Warning: Skin and eye irritant. Possible respiratory irritant.